Inland Retail Real Estate Trust, Inc.
                              Sticker Supplement

  This Sticker Supplement No. 7 dated November 2, 1999 to our Prospectus dated February 11, 1999 summarizes Supplement No. 7 which updates information in the "Real Property Investments," "Plan of Distribution," "Principal Stockholders," "Investment Objectives and Policies," "Distribution Reinvestment and Share Repurchase Programs," "Summary of the Organizational Documents," "Management," "Experts," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Prior Performance of our Affiliates" sections of our Prospectus and also supplements the financial statements and Prior Performance Tables (Appendix A) included in the Prospectus. This Sticker Supplement No. 7 supersedes Sticker Supplements Nos. 4 (which Sticker Supplement 4 superseded Sticker Supplements Nos. 1, 2 and 3), 5 and 6 dated August 2, September 15 and October 6, 1999, respectively. Any word that is capitalized in this Sticker Supplement but not defined has the same meaning as in our Prospectus.

                             Plan of Distribution
  As of October 27, 1999, we had sold 4,380,402 shares resulting in gross proceeds of $43,804,020. Inland Securities Corporation, an affiliate of our Advisor, serves as dealer manager of this Offering and is entitled to receive selling commissions and certain other fees, as discussed further in our Prospectus. As of October 27, 1999, we have incurred $4,161,382 of commissions and fees payable to Inland Securities Corporation, which will result in our receipt of $39,642,638 of net proceeds from the sale of those 4,380,402 shares. An additional 24,043 shares have been sold pursuant to our Distribution Reinvestment Program as of October 27, 1999, for which we have received additional net proceeds of $228,408. We also pay an affiliate of our Advisor fees to manage and lease our properties. As of September 30, 1999, we have incurred and paid property management fees of $100,519, of which $92,822 were retained by an affiliate of our Advisor. Our Advisor may also receive an annual asset management fee of not more than 1% of our average invested assets, to be paid quarterly. As of the end of the quarter ending September 30, 1999, we had not paid or incurred any asset management fees. We may pay expenses associated with property acquisitions of up to .5% of the money that we raise in this Offering but in no event will we pay acquisition expenses on any individual property that exceeds 6% of its purchase price. Acquisition expenses totaling $1,138,043 are included in the purchase prices we paid for our properties purchased through October 1999. As of October 27, 1999, we had invested approximately $28,760,000 in properties that we purchased for an aggregate purchase price of approximately $109,470,000, and after expenditures for organization and offering expenses and acquisition expenses and establishing appropriate reserves, we had net offering proceeds of approximately $8,600,000 available for investment in additional properties.




                               SUPPLEMENT NO. 7
                            DATED NOVEMBER 2, 1999
                   TO THE PROSPECTUS DATED FEBRUARY 11, 1999
                   OF INLAND RETAIL REAL ESTATE TRUST, INC.

We are providing this Supplement No. 7 to you in order to supplement our Prospectus. This Supplement updates information in the "Real Property Investments," "Plan of Distribution," " Principal Stockholders," "Investment Objectives and Policies," "Distribution Reinvestment and Share Repurchase Programs," "Summary of the Organizational Documents," "Management," "Experts," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Prior Performance of our Affiliates" sections of our Prospectus and also supplements the financial statements and Prior Performance Tables (Appendix A) included in the Prospectus. This Supplement No. 7 expands upon, supplements, modifies or supersedes certain information contained in the Prospectus and must be read in conjunction with our Prospectus. This Supplement No. 7 supersedes Supplements Nos. 4 (which Supplement No. 4 superseded Supplements Nos. 1, 2 and 3 dated May 10, June 10 and July 8, 1999, respectively), 5 and 6 dated August 2, September 15, and October 6, 1999, respectively. Any word that is capitalized in this Supplement but not defined has the same meaning as in our Prospectus.

                           Real Property Investments

Countryside Shopping Center, Naples, Florida

On October 26, 1999, we purchased a shopping center known as Countryside Shopping Center, containing 73,965 gross leasable square feet, by acquiring the interests of Inland Southeast Investment Corporation and Inland Southeast Acquisitions Corp. (collectively the "Countryside Affiliated Partners"), both of which are affiliates of our Advisor, in Inland Southeast Countryside Limited Partnership. The Inland Southeast Countryside Limited Partnership owns the entire fee simple interest in Countryside Shopping Center.

Countryside Shopping Center is located at the southwest corner of Santa Barbara Boulevard and Radio Road in Naples, Florida. Naples is approximately 185 miles south of Tampa and approximately 105 miles west of Miami.

The Inland Southeast Countryside Limited Partnership purchased Countryside Shopping Center on March 31, 1998 from an unaffiliated third party. The $8,595,602 we paid for this property represents all of the acquisition costs and a prorated portion of the financing costs incurred by the Countryside Affiliated Partners in connection with their acquisition and financing of the property as of the date of our purchase of their interests. Our acquisition cost is approximately $116 per square foot of leasable space, which consists of the following:

    *   Purchase Price.......................... $ 8,400,000
    *   Acquisition costs to third parties......      96,253
    *   Financing costs to an Inland affiliate..      45,356
    *   Financing costs to third parties........      53,993

                                 Total.......... $ 8,595,602
                                                 =============

We paid a total of $1,860,818 to the Countryside Affiliated Partners since the outstanding balance of the mortgage loan and certain prorations were credited against the purchase price. That amount, together with $282,814 provided by the Countryside Affiliated Partners (for a total of $2,143,632), was paid to Inland Mortgage Investment Corporation, an Inland affiliated company, as payment in full of a promissory note evidencing a loan made to the Countryside Affiliated Partners in connection with their purchase in March 1998 of this property. The promissory note provided for payment of interest only at the rate of 10.9% per annum.

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions.

We purchased this property subject to a mortgage and a collateral assignment of rents and leases in favor of SouthTrust Bank, National Association, which secure a promissory note having a principal balance of $6,720,000 as of the date of our acquisition of the property. The promissory note requires monthly payments of interest only at a floating rate of 1.75% over a LIBOR related index and is due on March 31, 2001. We may prepay the note either in whole or in part at any time without payment of any premium or penalty, except as follows. At any one time after we have paid amounts necessary to reduce the principal balance to 60% or less of the appraised value of the property, we may elect to change the interest rate to either a floating rate of 1.6% over a LIBOR related index, or to a fixed rate which would be equal to 1.6% in excess of the average weekly yield of U.S. Treasury Securities having a term ending on March 31, 2001. If we elect to have the fixed rate apply to the note, then any amount prepaid must include a prepayment premium equal to 1% of the amount prepaid.

Countryside Shopping Center, which was built in 1997, consists of a one-story, multi-tenant, retail facility, consisting of two separate buildings. As of October 26, 1999, this property was 98% leased. Tenants leasing more than 10% of the total square footage currently include Winn-Dixie Stores, Inc., a supermarket, and Promedco of Southwest Florida, Inc., a medical and health care center. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                  Approximate             Per Square
                     GLA                    Foot Per
                    Leased     % of Total    Annum           Lease Term
  Lessee           (Sq. Ft.)      GLA         ($)       Beginning       To
   -----------    ----------- ----------- ------------ ------------ ---------
Winn-Dixie Stores,
  Inc.               51,261      69.30         8.00     05/1997      04/2017
  Options   (1)                                8.00     05/2017      04/2042

Promedco of Southwest
  Florida, Inc.      10,725      14.50        18.00     08/1997      07/2002
                                              19.00     08/2002      07/2004
                                              20.00     08/2004      07/2007
  Options  (2)                                20.51     08/2007
                                           to 25.00                  07/2017

(1) There are five successive five-year renewal options at the same base rent per square foot per annum.

(2) There are two successive five-year renewal options. The base rent per square foot increases by $.50 per square foot each year of the option term.

For federal income tax purposes, our depreciable basis in this property will be approximately $7,478,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for 1998 (the most recent tax year for which information is generally available) were $67,117. Real estate taxes for 1999 are expected to be approximately $72,000.

On October 26, 1999, a total of 72,765 square feet was leased to seven tenants at this property. The following tables set forth certain information with respect to our leases with those tenants:

                  Approximate
                      GLA                             Current        Rent per
                    Leased      Lease     Renewal    Annual Rent    Square Foot
Lessee (1)         (Sq. Ft.)    Ends      Options        ($)            ($)
                                                         (1)
  ------          ----------    -----     -------    -----------    -----------
Winn-Dixie Stores,
  Inc.              51,261      04/17     5/5 yr.      410,088          8.00
Promedco of Southwest
  Florida, Inc.     10,725      07/07     2/5 yr.      193,050         18.00
Blockbuster
  Videos, Inc.       6,000      04/02     3/5 yr.      102,000         17.00
Ettore Mancini       1,200      03/02     1/3 yr.       21,600         18.00
Mailboxes, Etc.      1,200      08/02     1/5 yr.       22,920         19.10
Mama Panetti's Inc.  1,200      12/02     1/5 yr.       22,248         18.54
John Rogers Jr.
  Dry Cleaners       1,179      07/02     1/5 yr.       22,920         19.44
Vacant               1,200
Other (2)

(1) Each tenant also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Winn-Dixie Stores, Inc. pays, as additional rent, a percentage of gross sales in excess of a prescribed amount.

(2) Touchless Laser Car Wash occupies an outlot and is connected into the shopping center's water system. We bill it quarterly for its water usage, but it does not pay rent or anything else to us since we do not own the outlot. Coin Star Communications, Inc. provides payphones in the shopping center. Coin Star Communications, Inc. pays a monthly percentage rent of 30% of its sales.


                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                                     Annual Base    Total     Per Square  Building GLA     Rent
                        Approx. GLA   Rent of       Annual    Foot Under  Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases     Leases        Rent (1)   Leases        Leases       Leases (1)
December 31,  Expiring  (Sq. Ft.)       ($)          ($)         ($)          (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1999          -           -           -          790,007        -           -             -

   2000          -           -           -          797,514        -           -             -

   2001          -           -           -          800,285        -           -             -

   2002          5         10,779     197,855       708,294      18.36       14.57         24.72

   2003          -           -           -          613,863        -           -             -

   2004          -           -           -          624,588        -           -             -

   2005          -           -           -          624,588        -           -             -

   2006          -           -           -          624,588        -           -             -

   2007          1         10,725     214,500       535,213      20.00       14.50         34.34

   2008          -           -           -          410,088        -           -             -

(1) We made no assumptions regarding the re-leasing of expired leases.  It is the opinion of our management that the space will be re-leased at market rates at the time of re-leasing.



We received an appraisal which states that is was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Countryside Shopping Center, as of August 27, 1999, of $8,650,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Bartow Marketplace, Cartersville, Georgia

On September 30, 1999, we purchased an existing shopping center known as Bartow Marketplace located on approximately 46.66 acres and containing 375,829 gross leasable square feet. Bartow Marketplace is located on Georgia Highway 20, near the intersection of US Highway 41 and Georgia Highway 411 in Cartersville, Georgia. Cartersville is located approximately 35 miles northwest of downtown Atlanta.

We purchased Bartow Marketplace from an unaffiliated third party. Our total acquisition cost, including expenses, was $24,496,029. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be immaterial. Our acquisition cost is approximately $65 per square foot of leasable space, which consists of the following:

    *   Purchase Price.......................... $ 24,326,600
    *   Acquisition costs to third parties......       84,429
    *   Financing costs to an Inland affiliate..       35,000
    *   Financing costs to third parties........       50,000

                                 Total.......... $ 24,496,029
                                                 =============

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions.

We purchased this property with the proceeds of a new first mortgage loan in the amount of $18,375,000 from SouthTrust Bank, National Association, secured by deeds to secure debt and security agreement and a collateral assignment of rents and leases. The loan is evidenced by two promissory notes. One promissory note is in the principal amount of $13,475,000, requires monthly payments of interest only at a floating rate per annum of 1.5% over a LIBOR related index, is due on September 30, 2004 and may be prepaid at any time prior to maturity without penalty. However, the note provides that we may elect to pay interest at a fixed rate equal to the greater of 7.75% or 2% in excess of the rate being paid on U.S. Treasury Securities with a maturity date closest to September 30, 2004 at the time of exercise of the option. If this election is made, then the note may be prepaid in whole or in part at any time prior to maturity with a penalty equal to 1% of the amount prepaid. The other note is in the principal amount of $4,900,000, requires monthly payments of interest only at a floating rate per annum of 1.5% over a LIBOR related index, is due on September 30, 2000 and may be prepaid at any time prior to maturity without penalty. We or any of our affiliates are required to maintain deposit accounts with SouthTrust Bank, National Association beginning January 1, 2000; and by June 30, 2000, we must maintain an average collected demand deposit balance or average overnight repurchase agreement balances of not less than $2,000,000. In the event this condition is not met, the applicable interest rate on both notes shall be increased by .0025% from the time this occurs and throughout the remaining term of the loan.

Bartow Marketplace, which was built in 1995, consists of a single-story, multi-tenant retail center. As of September 30, 1999, this property was 100% leased. Tenants leasing more than 10% of the total square footage currently include Wal-Mart, a discount department store, and Lowe's Home Centers, a home furnishing store. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                  Approximate             Per Square
                     GLA                    Foot Per
                    Leased     % of Total    Annum           Lease Term
  Lessee           (Sq. Ft.)      GLA         ($)       Beginning       To
   -----------    ----------- ----------- ------------ ------------ ---------

Wal-Mart            204,170      54.44        5.41      10/1995      10/2015
  Options   (1)                               5.41      11/2015      10/2035

Lowe's Home
  Centers           130,497      34.79        6.03      10/1995      10/2015
  Option 1                                    6.63      11/2015      10/2020
  Option 2                                    7.30      11/2020      10/2025
  Option 3                                    8.03      11/2025      10/2030
  Option 4                                    8.83      11/2030      10/2035
  Option 5                                    9.71      11/2035      10/2040
  Option 6                                   10.68      11/2040      10/2045

(1) There are four successive five-year renewal options at the same base rent per square foot per annum.

For federal income tax purposes, our depreciable basis in this property will be approximately $18,372,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for 1998 (the most recent tax year for which information is generally available) were $22,410. Wal-Mart and Lowe's are located on separately assessed parcels for real estate tax purposes and pay their own tax bills. Real estate taxes for 1999 are expected to be approximately $22,410.

On September 30, 1999, a total of 375,067 square feet was leased to 17 tenants at this property. The following tables set forth certain information with respect to our leases with those tenants:

                  Approximate
                      GLA                             Current        Rent per
                    Leased      Lease     Renewal    Annual Rent    Square Foot
Lessee (1)         (Sq. Ft.)    Ends      Options        ($)            ($)
  ------          ----------    -----     -------    -----------    -----------
Wal-Mart            204,170     10/15     4/5 yr.     1,104,560         5.41
Lowe's Home Centers 130,497     10/15     6/5 yr.       786,897         6.03
Fashion Bug (2)      12,000     01/06     6/5 yr.        90,000         7.50
The Sport Shoe        4,800     03/01        -           61,200        12.75
Gold & Diamond
  Exchange (2)        1,200     08/06     2/5 yr.        16,872        14.06
Dollar Tree           3,000     03/00        -           36,750        12.25
Payless Shoesource    3,000     05/06     2/5 yr.        36,750        12.25
Fast Rental           2,800     11/00     2/5 yr.        33,600        12.00
Hickory Hams          2,800     03/01     2/5 yr.        35,700        12.75

                  Approximate
                      GLA                             Current        Rent per
                    Leased      Lease     Renewal    Annual Rent    Square Foot
  Lessee           (Sq. Ft.)    Ends      Options        ($)            ($)
  ------          ----------    -----     -------    -----------    -----------
Sally Beauty
  Supply              1,800     02/01     1/5 yr.        19,800        11.00
Gorin's Cafe &
  Grill               1,800     05/01     2/5 yr.        22,950        12.75
V. Nail Salon         1,200     12/00        -           16,068        13.39
Mailboxes, Etc.       1,200     12/00     1/5 yr.        15,600        13.00
Team Personnel
  Services            1,200     01/01        -           15,756        13.13
Hair Cuttery          1,200     03/01        -           17,304        14.42
Tele-Dynamics         1,200     11/01        -           16,044        13.37
New Ming Moon         1,200     08/04     1/5 yr.        16,800        14.00

(1) Each tenant also pays its proportionate share of real estate taxes, (except for Wal-Mart and Lowe's Home Centers, as noted above), insurance and common area maintenance costs. In addition, Lowe's Home Centers, Fashion Bug, The Sport Shoe, Gold & Diamond Exchange, Dollar Tree, Payless Shoesource, Hickory Hams, Sally Beauty Supply, Gorin's Cafe & Grill and Hair Cuttery pay, as additional rent, a percentage of gross sales in excess of a prescribed amount.

(2) Gold & Diamond Exchange is expanding into 2,400 square feet of space currently occupied by Fashion Bug (which will downsize by a like amount of square footage). Fashion Bug will continue to pay its current rental of $7,500 per month until November 2, 1999 at which time its rent shall reduce automatically to $6,000 per month (reflecting the downsizing from 12,000 to 9,600 square feet). Gold & Diamond Exchange shall continue paying its current rental in the amount of $1,406 per month through the 45th day after the Landlord's delivery of the expansion space (i.e., 2,400 additional square feet taken from Fashion Bug) at which time its rental shall automatically increase to $4,218 per month.

                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                                     Annual Base    Total     Per Square  Building GLA     Rent
                        Approx. GLA   Rent of       Annual    Foot Under  Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases     Leases        Rent (1)   Leases        Leases       Leases (1)
December 31,  Expiring  (Sq. Ft.)       ($)          ($)         ($)          (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1999          -           -           -        2,349,211        -           -             -

   2000          4          8,200     102,663     2,334,979      12.52        2.19          4.37

   2001          7         14,800     194,368     2,139,697      13.13        3.95          8.32

   2002          -           -           -        2,080,499        -           -             -

   2003          -           -           -        2,081,051        -           -             -

   2004          1          1,200      18,912     2,074,747      15.76         .32           .91

   2005          -           -           -        2,062,139        -           -             -

   2006          3         16,200     170,682     1,950,133      10.54        4.32          8.28

   2007          -           -           -        1,891,457        -           -             -

   2008          -           -           -        1,891,457        -           -             -

(1) We made no assumptions regarding the re-leasing of expired leases.  It is the opinion of our management that the space will be re-leased at market rates at the time of re-leasing.



We received an appraisal which states that it was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Bartow Marketplace, as of August 31, 1999, of $24,500,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Bridgewater Marketplace, Orlando, Florida

On September 7, 1999, we purchased an existing shopping center known as Bridgewater Marketplace located on approximately 7.7 acres and containing 58,050 gross leasable square feet. Bridgewater Marketplace is located at the southwest corner of the intersection of State Road 50 and Bridgeway Boulevard in Orlando, Florida.

We purchased Bridgewater Marketplace from an unaffiliated third party. Our total acquisition cost, including expenses, was $6,093,855. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be immaterial. Our acquisition cost is approximately $105 per square foot of leasable space, which consists of the following:

    *   Purchase Price.......................... $ 5,975,000
    *   Acquisition costs to third parties......      54,288
    *   Financing costs to an Inland affiliate..      23,900
    *   Financing costs to third parties........      40,667

                                 Total.......... $ 6,093,855
                                                 ===========


In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions.

We purchased this property subject to a mortgage, security agreement and a collateral assignment of rents and leases in favor of SouthTrust Bank, National Association, which secures two promissory notes which were amended at the time of closing to reflect an aggregate principal indebtedness of $4,780,000. One promissory note, as amended, is in the principal amount of $2,987,500, requires monthly payments of interest only at a floating rate per annum of 1.75% over a LIBOR related index, is due on September 7, 2006 and may be prepaid at any time prior to maturity without penalty. The other note, as amended, is in the principal amount of $1,792,500, requires monthly payments of interest only at a floating rate per annum of 1.75% over a LIBOR related index, is due on September 7, 2000 and may be prepaid at any time prior to maturity without penalty.

Bridgewater Marketplace, which was built in 1998, consists of a single-story, multi-tenant retail center. As of September 7, 1999, this property was 97% leased. Approximately 5,300 square feet of the center still needs to be finished into three smaller tenant spaces, and the funds required for this tenant finish work have been escrowed by the seller. The seller has also escrowed funds to cover base rent and recoverable expenses for 1,850 square feet of vacant space for one year, and for leased but unoccupied spaces for the periods until the tenants for those spaces are required to begin paying rent. The only tenant leasing more than 10% of the total square footage currently is Winn-Dixie, a supermarket. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                  Approximate             Per Square
                     GLA                    Foot Per
                    Leased     % of Total    Annum           Lease Term
  Lessee           (Sq. Ft.)      GLA         ($)       Beginning       To
   -----------    ----------- ----------- ------------ ------------ ---------

Winn-Dixie          44,000      75.80         8.30      12/1998      12/2018
  Options   (1)                               8.30      01/2019      12/2118

(1) There are five successive 20 year renewal options at the same base rent per square foot per annum.

For federal income tax purposes, our depreciable basis in this property will be approximately $5,274,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for 1998 (the most recent tax year for which information is generally available) were $13,435. As Bridgewater Marketplace was under development during 1998, the property is subject to reassessment for real estate taxes for 1999 and subsequent years. Real estate taxes for 1999 are expected to be approximately $70,000.

On September 7, 1999, a total of 56,250 square feet was leased to 11 tenants at this property. The following tables set forth certain information with respect to our leases with those tenants:

                  Approximate
                      GLA                             Current        Rent per
                    Leased      Lease     Renewal    Annual Rent    Square Foot
Lessee (1)         (Sq. Ft.)    Ends      Options        ($)            ($)
  ------          ----------    -----     -------    -----------    -----------
Winn-Dixie          44,000      12/18    5/20 yr.      365,200          8.30
A Slice of New York  2,000      06/04     1/5 yr.       30,000         15.00
Shanghai Restaurant  1,600      06/08        -          24,000         15.00
Subway               1,500      06/04     3/5 yr.       24,000         16.00
Lori's Little Pets   1,450      09/04        -          21,750         15.00
Luxury Hair Salon    1,200      03/03        -          18,000         15.00
Allstate Insurance     900      04/02     2/1 yr.       13,500         15.00
Jackson Hewitt         900      07/02     1/3 yr.       13,500         15.00
Community Cleaners     900      01/04     2/5 yr.       12,600         14.00
Polo Nails             900      03/04        -          13,500         15.00
A Touch of Bronze      900      03/04     1/5 yr.       13,500         15.00
Vacant               1,800

(1) Each tenant also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Winn-Dixie pays, as additional rent, a percentage of gross sales in excess of a prescribed amount.

                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                                     Annual Base    Total     Per Square  Building GLA     Rent
                        Approx. GLA   Rent of       Annual    Foot Under  Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases     Leases        Rent (1)   Leases        Leases       Leases (1)
December 31,  Expiring  (Sq. Ft.)       ($)          ($)         ($)          (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1999          -           -           -         498,925         -           -             -

   2000          -           -           -         552,677         -           -             -

   2001          -           -           -         556,263         -           -             -

   2002          2          1,800      30,150      548,592       16.75        3.10          5.42

   2003          1          1,200      20,400      522,125       17.00        2.07          3.72

   2004          6          7,650     127,825      450,871       17.11       10.68         24.48

   2005          -           -           -         390,800         -           -             -

   2006          -           -           -         391,600         -           -             -

   2007          -           -           -         392,400         -           -             -

   2008          1          1,600      27,200      378,800       17.00        2.76          6.93

(1) We made no assumptions regarding the re-leasing of expired leases.  It is the opinion of our management that the space will be re-leased at market rates at the time of re-leasing.



We received an appraisal which states that it was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation and the Code of Professional Ethics of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Bridgewater Marketplace, as of July 27, 1999, of $6,100,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Lake Olympia Square, Ocoee, Florida

On September 1, 1999, we purchased a shopping center known as Lake Olympia Square, containing 85,776 gross leasable square feet and an adjacent outparcel, by acquiring the interests of Inland Southeast Investment Corporation and Inland Southeast Acquisitions Corp. (collectively the "Lake Olympia Affiliated Partners"), both of which are affiliates of our Advisor, in Inland Southeast Lake Olympia Limited Partnership and Inland Southeast Lake Olympia Outparcel Limited Partnership (collectively the "Lake Olympia Property Partnerships").
The Lake Olympia Property Partnerships own the entire fee simple interest in Lake Olympia Square.

Lake Olympia Square is located at the southwest intersection of Silver Star Road and Clarke Road in Ocoee, Florida. Ocoee is located three miles west of the Orlando, Florida city limits.

The Lake Olympia Property Partnerships purchased Lake Olympia Square on June 24, 1998 from an unaffiliated third party. The $9,873,627 we paid for this property represents the total costs incurred by the Lake Olympia Affiliated Partners in connection with their acquisition and financing of the property as of the date of our purchase of their interests. Such costs consist of the following:

    *   Purchase Price.......................... $ 9,732,045
    *   Acquisition costs to third parties......      80,106
    *   Financing costs to an Inland affiliate..      46,281
    *   Financing costs to third parties........      15,195

                                 Total.......... $ 9,873,627
                                                 ===========

Our acquisition cost is approximately $115 per square foot of leasable space.
We paid a total of $3,967,847 to the Lake Olympia Affiliated Partners, since the outstanding balance of the mortgage loan and certain prorations were credited against the purchase price. That amount, together with $205,310 provided by the Lake Olympia Affiliated Partners (for a total of $4,173,157), was paid to Inland Mortgage Investment Corporation, an Inland affiliated company, as payment in full of two promissory notes evidencing loans made to the Lake Olympia Affiliated Partners in connection with their purchase in June 1998 of this property. The promissory notes provided for payments of interest only at the rate of 10.9% per annum.

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions.

We purchased this property subject to a mortgage and a collateral assignment of rents and leases in favor of LaSalle National Bank, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1997-WF1 (the "Bank") , securing an indebtedness evidenced by a promissory note (the "Note") held by the Bank in the original principal amount of $6,200,000. Interest on the unpaid principal of the Note accrues at the rate of 8.25% per annum. Principal and interest are payable on the first day of each month, in installments of $50,978. The principal balance of the Note was $5,932,943 as of the date of closing, and, provided all payments are made as scheduled, the balance due on the maturity date, which is on April 1, 2007, will be $4,669,258. At any time after the third anniversary of the date of the Note (i.e., March 26, 2000), and upon giving the holder of the Note 30 days prior written notice, the principal amount and accrued interest may be prepaid with a prepayment penalty which varies but in no event is less then 1% of the amount of principal prepaid.

Lake Olympia Square, which was built in 1995, consists of a one-story, multi-tenant retail building. As of September 1, 1999, this property was 96% leased. Tenants leasing more than 10% of the total square footage currently include Winn-Dixie. a supermarket, and Tutor Time Child Care Systems, a childcare facility. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                  Approximate             Per Square
                     GLA                    Foot Per
                    Leased     % of Total    Annum           Lease Term
  Lessee           (Sq. Ft.)      GLA         ($)       Beginning       To
   -----------    ----------- ----------- ------------ ------------ ---------
Winn-Dixie           44,000      51.30        6.75      Currently    06/30/15
  Options (1)                                 6.75      07/01/15     06/30/40

Tutor Time Child
  Care Systems       10,000      11.66       12.00      Currently    01/31/07
  Options (2)                                12.00+     02/01/07     01/31/17

(1) There are five successive five-year renewal options at the same base rent per square foot per annum.

(2) There are two successive five-year renewal options with the base rent per square foot per annum increasing according to increases in the CPI.

For federal income tax purposes, our depreciable basis in this property will be approximately $7,306,484. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for 1998 (the most recent tax year for which information is generally available) were $126,363.

On September 1, 1999, a total of 82,450 square feet was leased to 18 tenants at Lake Olympia Square. The following tables set forth certain information with respect to our leases with those tenants:

                  Approximate
                      GLA                             Current        Rent per
                    Leased      Lease     Renewal    Annual Rent    Square Foot
Lessee (1)         (Sq. Ft.)    Ends      Options        ($)            ($)
  ------          ----------    -----     -------    -----------    -----------

Winn-Dixie          44,000      06/15     5/5 yr.      297,000          6.75
Tutor Time Child
  Care Systems      10,000      01/07     2/5 yr.      120,000         12.00
Froggers Restaurant  6,000      10/06     2/5 yr.      115,175         19.20
Movie Gallery        5,000      08/01     2/3 yr.       61,250         12.25
Countryside Home
  Loans              2,290      10/01     2/3 yr.       28,000         12.23
Lake Olympia Dental  1,800      09/00     1/5 yr.       33,738         18.74
Beneficial Finance   1,600      12/05     1/5 yr.       22,400         14.00
First Choice
  Restaurant         1,500      09/05     2/5 yr.       23,500         15.67
Sylvan Learning
  Center             1,260      10/06     1/5 yr.       19,734         15.66

                  Approximate
                      GLA                             Current        Rent per
                    Leased      Lease     Renewal    Annual Rent    Square Foot
  Lessee           (Sq. Ft.)    Ends      Options        ($)            ($)
  ------          ----------    -----     -------    -----------    -----------
Harrison
  Chiropractic       1,200      01/02     2/5 yr.       18,540         15.45
Mailboxes, Etc.      1,200      09/00     1/5 yr.       17,547         14.62
Subway               1,200      12/03     3/5 yr.       18,000         15.00
First Class
  Cleaners             900      09/00     2/5 yr.       14,175         15.75
Hair Cuttery           900      09/01     1/5 yr.       14,700         16.33
H & R Block            900      04/02     2/3 yr.       14,625         16.25
Orlando Sentinel       900      11/99     5/1 yr.       14,127         15.70
The Preppy Puppy       900      10/01     1/3 yr.       13,500         15.00
Tan Bodies & Nails     900      09/00     1/5 yr.       13,160         14.62
Vacant               3,326

(1) Each tenant also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Winn-Dixie pays, as additional rent, a percentage of gross sales in excess of a prescribed amount.

                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                                     Annual Base    Total     Per Square  Building GLA     Rent
                        Approx. GLA   Rent of       Annual    Foot Under  Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases     Leases        Rent (1)   Leases        Leases       Leases (1)
December 31,  Expiring  (Sq. Ft.)       ($)          ($)         ($)          (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1999          1            900      14,127      853,280       15.70        1.05          1.57

   2000          4          4,800      80,213      843,163       20.57        4.55          9.40

   2001          4          9,090     120,650      767,495       13.27       10.60         14.31

   2002          2          2,100      34,050      649,060       16.21        2.45          4.44

   2003          1          1,200      19,139      616,705       15.95        1.40          2.95

   2004          -           -           -         598,674         -           -             -

   2005          2          3,100      46,371      598,674       14.96        3.61          7.75

   2006          2          7,260     135,304      552,304       18.64        8.46         22.60

   2007          1         10,000     120,000      417,000       12.00       11.66         21.73

   2008          -           -           -         297,000         -           -             -

(1) We made no assumptions regarding the re-leasing of expired leases.  It is the opinion of our management that the space will be re-leased at market rates at the time of re-leasing.



We received an appraisal which states that it was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Lake Olympia Square, as of August 27, 1999, of $10,225,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Boynton Commons, Boynton Beach, Florida

On July 27, 1999, we purchased an existing 210,772 gross leasable square foot shopping center known as Boynton Commons by acquiring the interests of two companies affiliated with our Advisor, Inland Southeast Investment Corporation and Inland Southeast Acquisition Corp. (collectively, the "Boynton Commons Affiliates"), in Inland Boynton Investment, L.L.C. and Inland Boynton Acquisitions, L.L.C., respectively. Those two limited liability companies are the general partners of Boynton Beach Development Associates (the "Boynton Commons Property Partnership"), which is a general partnership that owns the entire fee simple interest in Boynton Commons.

Boynton Commons is located on the southwest corner of North Congress Avenue and Old Boynton Road, in Boynton Beach, Palm Beach County, Florida.

Inland Boynton Investment, L.L.C. and Inland Boynton Acquisitions, L.L.C. purchased the interests of the former general partners of the Boynton Commons Property Partnership on March 22, 1999 from unaffiliated third parties. The $30,563,440.84 we paid for this property represents the total costs incurred by the Boynton Commons Affiliates as of July 27, 1999 in connection with their purchase, through Inland Boynton Investment, L.L.C and Inland Boynton Acquisitions, L.L.C., of the general partnership interests in the Boynton Commons Property Partnership. Such costs consist of the following paid by the Boynton Commons Affiliates:

    *   Purchase Price.......................... $30,250,000
    *   Acquisition costs to third parties......      67,165
    *   Financing costs to an Inland affiliate..     137,767
    *   Financing costs to third parties........     108,508

                                 Total.......... $30,563,440
                                                 ============

Our acquisition cost is approximately $145 per square foot of leasable space.
We paid a total of $6,262,193 to the Boynton Commons Affiliates, since the outstanding balance of the first mortgage loan and certain prorations were credited against the purchase price. That entire amount, plus an additional $346,371 provided by the Boynton Commons Affiliates, was paid to Inland Mortgage Investment Corporation, an Inland affiliated company, as payment in full of two promissory notes evidencing loans made to the Boynton Commons Affiliates in connection with their purchase in March 1999 of this property. The promissory notes provided for the payment of interest only at the rate of 10.9% per annum.

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions.

We purchased this property subject to a first mortgage and a collateral assignment of rents and leases in favor of SouthTrust Bank, National Association, which secures two promissory notes in the aggregate principal amount of $24,200,000, which we reduced to $22,922,580 concurrently with the acquisition. One promissory note is in the principal amount of $15,125,000, requires monthly payments of interest only at the fixed rate of 7.21% per annum and is due March 19, 2006. The other note which currently has an outstanding principal balance of $7,797,580 requires monthly payments of interest only at a floating rate per annum of 1.75% over a LIBOR related index and is due March 19, 2000.

Boynton Commons, which is situated on approximately 23 acres and was built in 1998, consists of two one-story, multi-tenant retail buildings, one single tenant stand alone building and three outlot buildings. As of July 27, 1999, this property was 91% leased. Tenants leasing more than 10% of the total square footage currently include The Sports Authority, a sporting goods store; Bed, Bath & Beyond, a home furnishings store; Barnes & Noble, a display and retail sale and/or rental of books, magazines and other media store, and PetSmart, a pet and pet accessory retail store. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                  Approximate             Per Square
                     GLA                    Foot Per
                    Leased     % of Total    Annum           Lease Term
  Lessee           (Sq. Ft.)      GLA         ($)       Beginning       To
   -----------    ----------- ----------- ------------ ------------ ---------
The Sports
  Authority          42,972      20.39         8.00       03/98        03/13
  Option 1                                    10.00       04/13        03/18
  Option 2                                    11.00       04/18        03/23
  Option 3                                    12.00       04/23        03/28

Bed, Bath
  & Beyond           37,559      17.82        10.50       05/98        04/08
                                              11.50       05/08        01/14
  Option 1                                    12.50       02/14        01/19
  Option 2                                    13.50       02/19        01/24
  Option 3                                    14.50       02/24        01/29

Barnes & Noble       27,000      12.81        15.00       10/97        12/02
                                              16.25       01/03        12/07
                                              17.50       01/08        02/13
  Option 1                                    19.00       03/13        02/18
  Option 2                                    21.00       03/18        02/23
  Option 3                                    23.00       03/23        02/28

                                           Base Rent
                  Approximate             Per Square
                     GLA                    Foot Per
                    Leased     % of Total    Annum           Lease Term
  Lessee           (Sq. Ft.)      GLA         ($)       Beginning       To
   -----------    ----------- ----------- ------------ ------------ ---------
Petsmart             22,486      10.67        10.75       06/98        02/04
                                              11.00       03/04        02/09
                                              11.50       03/09        01/14
  Option 1                                    12.25       02/14        01/19
  Option 2                                    13.00       02/19        01/24
  Option 3                                    13.75       02/24        01/29
  Option 4                                    14.50       02/29        01/34
  Option 5                                    15.25       02/34        01/39

For federal income tax purposes, our depreciable basis in this property will be approximately $21,865,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for 1998 (the most recent tax year for which information is generally available) were $190,685. Real estate taxes for 1999 are expected to be approximately $400,000. Since this property was under development during 1998, it is subject to reassessment for real estate taxes for 1999 and subsequent years.

On July 27, 1999, a total of 192,188 square feet was leased to 13 tenants at this property. The following tables set forth certain information with respect to the leases with these tenants as of July 27, 1999:

                  Approximate
                      GLA                             Current        Rent per
                    Leased      Lease     Renewal    Annual Rent    Square Foot
  Lessee           (Sq. Ft.)    Ends      Options        ($)            ($)
  ------          ----------    -----     -------    -----------    -----------
Barnes & Noble      27,000      02/13     3/5 yr.      405,000         15.00
Petsmart            22,486      01/14     5/5 yr.      241,732         10.75
The Sports
  Authority         42,972      03/13     3/5 yr.      343,776          8.00
Bed, Bath & Beyond  37,559      01/14     3/5 yr.      394,370         10.50
Party City          12,000      01/09     2/5 yr.      174,000         14.50
Pak Mail Centers     1,096      11/03    1/3 yr./       27,400         25.00
                                          1/2 yr.
Father & Son
  Restaurants        1,900      12/03     1/5 yr.       47,500         25.00
The Hasty Mortgage
  Corporation        1,520      10/03        -          38,000         25.00
Gianna Christine
  Salon & Day Spa    3,200      06/04     2/5 yr.       83,200         26.00
The Mens Warehouse   5,000      07/08     2/5 yr.      100,000         20.00
Old Navy            15,400      06/08     1/5 yr.      170,000         11.04
Walgreen Co.        15,930      08/58        -         254,880         16.00
Tony Roma's Famous
  For Ribs           6,125      03/08     3/5 yr.       80,000         13.06
Vacant              18,584

(1) Each tenant also pays its proportionate share of real estate taxes, insurance, management fees and common area maintenance costs. In addition, Party City, The Hasty Mortgage Corporation, Gianna Christine Salon and Day Spa, Old Navy, Bed, Bath & Beyond, Walgreens and Tony Roma's Famous For Ribs pay, as additional rent, a percentage of gross sales in excess of a prescribed amount.

                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                                     Annual Base    Total     Per Square  Building GLA     Rent
                        Approx. GLA   Rent of       Annual    Foot Under  Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases     Leases        Rent (1)   Leases        Leases       Leases (1)
December 31,  Expiring  (Sq. Ft.)       ($)          ($)         ($)          (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1999          -           -           -        2,322,651        -           -             -

   2000          -           -           -        2,370,712        -           -             -

   2001          -           -           -        2,369,745        -           -             -

   2002          -           -           -        2,378,433        -           -             -

   2003          3          4,516     112,900     2,409,686      25.00        2.14          4.75

   2004          1          3,200      83,200     2,276,824      26.00        1.52          3.45

   2005          -           -           -        2,228,152        -           -             -

   2006          -           -           -        2,228,152        -           -             -

   2007          -           -           -        2,228,152        -           -             -

   2008          3         26,525     350,000     2,093,542      13.20       12.58         15.71

(1) We made no assumptions regarding the re-leasing of expired leases.  It is the opinion of our management that the space will be re-leased at market rates at the time of re-leasing.



We received an appraisal which states that it was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Boynton Commons, as of July 17, 1999, of $30,750,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Town Center Commons, Kennesaw, Georgia

On July 1, 1999, we purchased approximately 8 acres improved with 72,108 gross leasable square feet of an existing 159,758 square foot shopping center known as Town Center Commons by acquiring the interests of Inland Southeast Investment Corporation and Inland Southeast Acquisition Corp. (collectively, the "Town Center Affiliates"), both of which are affiliates of our Advisor, in Inland Southeast Town Center Limited Partnership (the "Town Center Property Partnership"). The Town Center Property Partnership owns the entire fee simple interest in only the 72,108 gross leasable square feet of Town Center Commons we purchased and has no ownership interest in the other 87,650 square foot portion of the shopping center. The portion of Town Center Commons in which we have no ownership interest consists of an 80,000 square foot Galyan's department store and a 7,650 square foot The Shane Company jewelry store in two separate buildings. The portion of Town Center Commons that we own will be referred to in this Supplement as "Our Portion of Town Center Commons" or "this Property" and the entire shopping center will be referred to as "Town Center Commons".

Town Center Commons is located west of I-75 on Ernest Barrett Parkway in Kennesaw, Georgia, and is approximately 25 miles northwest of downtown Atlanta.

The Town Center Property Partnership purchased Our Portion of Town Center Commons on April 13, 1999 from an unaffiliated third party. The $9,656,381 we paid for this Property represents the total costs of the Town Center Affiliates as of the date of our purchase of their interests. Such costs consists of the following paid by the Town Center Affiliates:

    *   Purchase Price.......................... $9,494,000
    *   Acquisition costs to third parties......     76,923
    *   Financing costs to an Inland affiliate..     47,458
    *   Financing costs to third parties........     38,000

                                 Total.......... $9,656,381
                                                 ===========

Our acquisition cost is approximately $134 per square foot of leasable space. We paid a total of $1,919,737 to the Town Center Affiliates, since the outstanding balance of the mortgage loans and certain prorations were credited against the purchase price. Of such amount, $1,914,757 was paid to Inland Mortgage Investment Corporation, an Inland affiliated company, as payment in full of a promissory note evidencing a loan made to the Town Center Affiliates in connection with the purchase in April 1999 of this Property. The promissory note provided for the payment of interest only at the rate of 10.9% per annum.

In evaluating this Property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. The Company did not consider any other factors materially relevant to the decision to acquire this Property.

We do not anticipate making any significant repairs and improvements to this Property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

We believe that this Property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This Property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions.

We purchased this Property subject to two mortgages and a collateral assignment of rents and leases in favor of SouthTrust Bank, National Association, which secure promissory notes in the aggregate principal amount of $7,600,000, which we reduced to $7,258,000 concurrently with the acquisition. One promissory note is in the principal amount of $4,750,000, requires monthly payments of interest only at the fixed rate of 7% per annum and is due on April 13, 2006. Payment of all or part of this note before maturity requires a prepayment premium initially equal to 2% of the amount being prepaid, but declining to 1 1/2% during the sixth, and 1% in the seventh, loan years. The other note requires monthly payments of interest only at a floating rate per annum of 1.75% over a LIBOR related index, is due on April 13, 2000 and may be paid at any time prior to maturity without penalty.

Our Portion of Town Center Commons, which was built in 1998, consists of two one-story, multi-tenant retail buildings. As of July 1, 1999, this Property was 96% leased. Tenants leasing more than 10% of the total square footage currently include JC Penney Home Store, a home furnishings store, and Baptist Book Store, a religious retail store. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                  Approximate             Per Square
                     GLA                    Foot Per
                    Leased     % of Total    Annum           Lease Term
  Lessee           (Sq. Ft.)      GLA         ($)       Beginning       To
   -----------    ----------  ----------  -----------  -----------  ---------
JC Penney Home
  Store              42,728      59.26       10.50        11/98        10/03
                                             11.50        11/03        10/08
  Option 1                                   12.75        11/08        10/13
  Option 2                                   14.00        11/13        10/18
  Option 3                                   15.25        11/18        10/23

Baptist Book
  Store               7,800      10.82       16.00        01/99        07/03
                                             17.25        08/03        09/08
  Option 1                                   18.57        10/08        09/13
  Option 2                                   20.03        10/13        09/18

As of July 1, 1999, Town Center Commons continues to be managed by Trammell Crow Company.

For federal income tax purposes, our depreciable basis in this Property will be approximately $6,362,589. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for the year ended 1998 (the most recent tax year for which information is generally available) were $44,436. Since this property was under development during 1998, it is subject to reassessment for real estate taxes for 1999 and subsequent years.

On September 30, 1999, a total of 72,108 square feet was leased to 11 tenants at this Property. The following tables set forth certain information with respect to our leases at this Community Center with these tenants as of September 30, 1999:

                  Approximate
                      GLA                             Current        Rent per
                    Leased      Lease     Renewal    Annual Rent    Square Foot
  Lessee           (Sq. Ft.)    Ends      Options        ($)            ($)
  ------          ----------    -----     -------    -----------    -----------
JC Penney Home
  Store             42,728      10/08     3/5 yr.      448,644         10.50
Baptist Book Store   7,800      09/08     2/5 yr.      124,800         16.00
Original Mattress
  Factory            4,600      12/03     1/3 yr.       87,400         19.00
Bikes USA, Inc.      4,800      03/04     2/5 yr.       91,200         19.00
Nu Age Nutrition     1,040      03/04        -          19,760         19.00

                  Approximate
                      GLA                             Current        Rent per
                    Leased      Lease     Renewal    Annual Rent    Square Foot
  Lessee           (Sq. Ft.)    Ends      Options        ($)            ($)
  ------          ----------    -----     -------    -----------    -----------
Town Center Nails    1,040      03/03        -          19,760         19.00
Powertel             1,300      02/04        -          24,700         19.00
Master Portrait      1,300      03/04     1/5 yr.       24,700         19.00
Accustaff            1,500      02/04        -          28,500         19.00
Gondolier Pizza      3,000      04/04     2/5 yr.       57,000         19.00
Atlantic Billiard
  Corp.              3,000      08/04     1/5 yr.       48,000         16.00

(1) Each tenant also pays its proportionate share of real estate taxes, insurance, common area maintenance costs and management fees. In addition, Baptist Book Store, Original Mattress Factory, Bikes USA, Inc., Nu Age Nutrition, Town Center Nails, Powertel and Gondolier Pizza pay, as additional rent, a percentage of gross sales in excess of a prescribed amount.

                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                                     Annual Base    Total     Per Square  Building GLA     Rent
                        Approx. GLA   Rent of       Annual    Foot Under  Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases     Leases        Rent (1)   Leases        Leases       Leases (1)
December 31,  Expiring  (Sq. Ft.)       ($)          ($)         ($)          (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1999          -           -           -         942,464         -           -             -

   2000          -           -           -         978,164         -           -             -

   2001          -           -           -         981,864         -           -             -

   2002          -           -           -         988,754         -           -             -

   2003          2          5,640     114,580      980,044       20.32        7.82         11.59

   2004          7         15,940     304,800      690,222       19.12       22.11         31.10

   2005          -           -           -         625,922         -           -             -

   2006          -           -           -         625,922         -           -             -

   2007          -           -           -         625,922         -           -             -

   2008          2         50,528     625,922      510,389       12.39       70.07        100.00

(1) We made no assumptions regarding the re-leasing of expired leases.  It is the opinion of our management that the space will be re-leased at market rates at the time of re-leasing.



We received an appraisal which states that it was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Our Portion of Town Center Commons, as of June 3, 1999, of $9,750,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Merchants Square Shopping Center, Zephyrhills, Florida

On June 4, 1999, we purchased Merchants Square Shopping Center by acquiring the interests of the Merchants Square Affiliated Partners, affiliates of our Advisor, in the Merchants Square Property Partnership. This shopping center is located at the intersection of U.S. 301 North and Pretty Pond Road in Zephyrhills, Florida and is described in detail in our Prospectus. We purchased Merchants Square for $5,742,042, which represents the total costs incurred by the Merchants Square Affiliated Partners in connection with their
acquisition and financing of this property as of June 4, 1999.   This price
represents approximately $77 per square foot of leasable space. A total of $1,496,500 was paid to the Merchants Square Affiliated Partners, since the outstanding balance of the first mortgage loan and certain prorations were credited against the purchase price.

Merchants Square, built in 1993, is comprised of a one-story, multi-user retail facility. Merchants Square contains 74,849 leasable square feet. As of June 4, 1999, Merchants Square was 100% leased.

In evaluating Merchants Square as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates are comparable to market rates. We believe that Merchants Square is located within a vibrant economic area. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to Merchants Square over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Kash 'N Karry, a supermarket, and Fashion Bug, a clothing store, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                                          Per Square
                  Approximate               Foot Per
                     GLA       % of Total    Annum           Lease Term
  Lessee            Leased        GLA         ($)       Beginning       To
   -----------    ----------- ----------- ------------ ------------ ---------
Kash 'N Karry        47,955       64          6.70      05/28/93     05/27/13
  Options (1)                                 6.70      05/28/13     05/27/43

Fashion Bug           9,040       12          8.00      04/01/93     01/31/04
  Options (2)                                 8.50      02/01/04
                                           to 9.50                   01/31/19

(1) There are six successive five-year renewal options at the same base rent per square foot per annum.

(2) There are three successive five-year renewal options. The base rent per square foot increases by $.50 per square foot for each option.

For federal income tax purposes, our depreciable basis in Merchants Square will be approximately $4,750,000. When we calculate depreciation expense, for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 15 years, respectively.

On June 4, 1999, a total of 74,849 square feet was leased to 13 tenants at Merchants Square. The following tables set forth certain information with respect to our leases with these 13 tenants as of June 4, 1999:

                  Approximate                         Current        Rent per
                      GLA       Lease     Renewal    Annual Rent    Square Foot
  Lessee            Leased      Ends      Option         ($)            ($)
  ------          ----------    -----     ------     -----------    -----------

Kash N' Karry       47,955      05/13     6/5 yr.      321,299          6.70
Fashion Bug          9,040      01/04     3/5 yr.       72,320          8.00
Dollar Tree          3,320      06/00     4/4 yr.       33,001          9.94
Payless Shoe Source  2,800      03/03     2/5 yr.       26,600          9.50
Beef O'Bradys        2,030      06/02        -          21,912         10.79
L.G. Edwards
  Insurance          2,000      05/03        -          23,500         11.75
Sally Beauty Supply  1,600      04/03        -          17,600         11.00
Cuts, Curls & Color  1,200      05/02        -          15,108         12.59
Dr. Baldridge        1,120      07/03     2/5 yr.       14,112         12.60
Postal Zone          1,197      01/01     2/3 yr.       11,970         10.00
Concire Centers      1,009      04/01        -          11,604         11.50
Nabers Jewelers      1,000      04/00        -          12,600         12.60
Bingham Realty         578      04/01        -           5,780         10.00



                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                                     Annual Base    Total     Per Square  Building GLA     Rent
                        Approx. GLA   Rent of       Annual    Foot Under  Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases     Leases        Rent (1)   Leases        Leases       Leases (1)
December 31,  Expiring  (Sq. Ft.)       ($)          ($)         ($)          (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1999           -          -           -         587,406         -           -             -

   2000           2         4,320      45,601      562,608       10.56        5.77          7.76

   2001           3         2,784      29,354      519,345       10.54        3.72          5.22

   2002           2         3,230      37,122      492,733       11.49        4.32          7.15

   2003           4         7,520      81,812      424,159       10.88       10.05         16.60

   2004           1         9,040      72,320      327,326        8.00       12.08         17.05

   2005           -          -           -         321,299         -           -             -

   2006           -          -           -         321,299         -           -             -

   2007           -          -           -         321,299         -           -             -

   2008           -          -           -         321,299         -           -             -


(1) We made no assumptions regarding the re-leasing of expired leases.  It is the opinion of our management that the space will be re-leased at market rates at the time of re-leasing.


We received an appraisal which states that it was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Merchants Square, as of December 10, 1998, of $5,800,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

On October 22, 1999, we exercised our one-time right to prepay, without penalty, a portion of the outstanding principal indebtedness owed to First Union National Bank and secured by a first mortgage on the Merchants Square property. We paid $1,100,000 to First Union, reducing the outstanding principal balance of the indebtedness to $3,167,437 and reducing the interest rate from 7.5% per annum to 7.25% per annum. Payments of interest only at the new rate will be due monthly commencing November 1, 1999 through and including November 1, 2003. Starting on December 1, 2003, payments of principal and interest, based on a 360 month amortization schedule, will be due monthly with the entire outstanding balance due on November 1, 2008.

Lake Walden Square, Plant City, Florida

On May 3, 1999, we purchased Lake Walden Square by acquiring the interests of the Lake Walden Affiliated Partners, affiliates of our Advisor, in the Lake Walden Property Partnership. This shopping center is located at the northwest and southwest corners of Alexander Road and State Route 39 in Plant City, Florida. We purchased Lake Walden Square for approximately $14,539,000, which represents the total costs incurred by the Lake Walden Affiliated Partners in connection with their acquisition and financing of this property as of May 3, 1999. In addition, we paid transfer fees of $10,500 to the first mortgage lender. This price represents approximately $57 per square foot of leasable space.

Lake Walden Square, built in 1992, is comprised of two one-story multi-tenant retail facilities. Lake Walden Square contains 256,155 leasable square feet. As of May 3, 1999, Lake Walden Square was 93% leased.

In evaluating Lake Walden Square as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates are comparable to market rates. We believe that Lake Walden Square is located within a vibrant economic area. We did not consider any other factors materially relevant to the decision to acquire this property. Initially, we had planned on purchasing the Merchants Square Shopping Center, described in our Prospectus, as our first acquisition. However, due to restrictions of the first mortgage lender on the Lake Walden Square property, we had to purchase Lake Walden Square prior to May 4, 1999.

We do not anticipate making any significant repairs and improvements to Lake Walden Square over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Kash N' Karry, a supermarket, KMart, a discount department store and Carmike Cinemas, a movie theatre, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                                           Per Square
                                           Foot Per
                    Approx.    % of Total    Annum           Lease Term
  Lessee          GLA Leased      GLA         ($)       Beginning       To
-----------       ----------- ----------- ------------ ------------ ---------
Kash N' Karry        46,300       18          6.75       03/01/92    03/31/12
  Options (1)                                 6.75       04/01/12    03/31/42

KMart                91,266       36          4.20       03/01/82    03/31/17
  Options (2)                                 4.20       04/01/17    05/31/67

Carmike Cinemas      25,899       10          8.31       03/20/92    03/31/07
    Option 1                                  9.31       04/01/07    03/31/12
    Option 2                                  9.81       04/01/12    03/31/17
    Option 3                                 10.31       04/01/17    03/31/22

    (1) There are six successive five-year renewal options at the same base rent per square foot per annum.
    (2) There are ten successive five-year renewal options at the same base rent per square foot per annum.

For federal income tax purposes, our depreciable basis in Lake Walden Square will be approximately $11,203,000. When we calculate depreciation expense, for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 15 years, respectively.

On May 3, 1999, a total of 237,070 square feet was leased to 29 tenants at Lake Walden Square. The following tables set forth certain information with respect to our leases with these 29 tenants as of May 3, 1999:


                    Approx.                            Current   Rent per Square
                      GLA       Lease     Renewal    Annual Rent       Foot
  Lessee            Leased      Ends      Option         ($)            ($)
  ------          ----------    -----     ------     -----------    -----------
Kash N' Karry       46,300      03/12     6/5 yr.      312,525          6.75
KMart               91,266      03/17    10/5 yr.      383,317          4.20
Carmike Cinemas     25,899      03/07     3/5 yr.      215,220          8.31
Bookland             4,050      09/00        -          25,000          6.17
Amscot Insurance     1,400      06/01     1/5 yr.       14,000         10.00
Best Brands Plus     3,084      06/01        -          33,369         10.82
Mailboxes, Etc.      1,120      07/02     1/5 yr.       15,680         14.00
Crescent Jewelers    1,300      08/01     1/5 yr.       14,300         11.00
Queen Nails          1,300      12/99        -          14,066         10.82
Sally Beauty Supply  1,600      02/03        -          16,800         10.50
GTE Phone Mart       2,400      12/00     1/3 yr.       24,600         10.25
Simply Fashions      2,800      05/00        -          24,059          8.59
The Associates       1,600      07/03     1/5 yr.       14,400          9.00
Fantastic Sams       1,200      02/00     1/5 yr.       15,276         12.73
Aamco Transmissions  4,800      01/03     2/5 yr.       34,800          7.25

                    Approx.                            Current   Rent per Square
                      GLA       Lease     Renewal    Annual Rent       Foot
  Lessee            Leased      Ends      Option         ($)            ($)
  ------          ----------    -----     ------     -----------    -----------
Domino's Pizza       1,295      03/02     2/5 yr.       11,007          8.50
Spec's Music and
  Movies             6,000      02/02     1/5 yr.       72,000         12.00
Dr. Longabach        1,600      09/00     1/3 yr.       16,800         10.50
Hao-Hao Chinese
Restaurant           3,120      06/01        -          40,560         13.00
U.S. Army            1,600      07/01        -          12,000          7.50
Sam's Mens Shop      2,950      12/03        -          19,175          6.50
Tampa Tribune        6,277      02/03     2/3 yr.       31,385          5.00
Cici's Pizza         3,605      07/08     1/5 yr.       39,294         10.90
Dollar Tree          6,800      06/03     2/5 yr.       38,091          5.60
Home Choice          4,000      05/03     1/5 yr.       32,000          8.00
Advance America      1,600      11/01     1/3 yr.       16,000         10.00
Woody's Bar-B-Que    3,804      06/02     2/5 yr.       76,742         20.17
Boston Market        3,000      08/04     3/5 yr.       48,000         16.00
Checkers             1,300      07/22        -          42,986         33.07
Vacant              19,085

                                                                Average    Percent of   Percent of
                                                               Base Rent     Total      Annual Base
                          Approx.      Base         Total      Per Square   Building     GLA Rent
                           GLA        Rent of       Annual     Foot Under  Represented  Represented
  Year       Number of  of Expiring   Expiring       Base      Expiring    by Expiring  by Expiring
 Ending       Leases      Leases      Leases       Rent (1)     Leases       Leases       Leases (1)
December 31, Expiring   (Sq. Ft.)       ($)          ($)          ($)         ($)           ($)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1999          1          1,300      14,066     1,653,453      10.82          .55           .85

   2000          4         12,050     105,735     1,615,661       8.77         5.08          6.39

   2001          7         12,104     135,047     1,502,314      11.16         5.11          8.36

   2002          4         12,219     179,388     1,323,883      14.68         5.15         11.94

   2003          7         28,027     198,802     1,146,316       7.09        11.82         15.02

   2004          1          3,000      57,005     1,056,248      19.00         1.27          4.97

   2005          -           -           -        1,018,599        -            -             -

   2006          -           -           -        1,020,139        -            -             -

   2007          1         25,899     228,170       850,598       8.81        10.92         22.37

   2008          1          3,605      43,260       777,164      12.00         1.52          5.09

(1) No assumptions were made regarding the releasing of expired leases.  It is the opinion of our management that the space will be released at market rates, at the time of releasing.


We received an appraisal which states that it was prepared in conformance with the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for Lake Walden Square, as of January 15, 1999, of $14,923,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Potential Property Acquisitions

We are currently considering a potential property acquisition. This property has recently been acquired by affiliates of our Sponsor, with the intention to keep this property available for acquisition by us until we receive sufficient net proceeds from this Offering to be able to acquire it. If we purchase this property from the affiliates, we will pay the affiliates an amount equal to their acquisition cost. Our decision to acquire this property will generally depend upon:

     *  our receipt of an acceptable appraisal and environmental report;

     * no material adverse change occurring in the property, the tenants or in the local economic conditions; and

     * our receipt of sufficient net proceeds from this Offering to make such acquisition.

Other properties may be identified in the future that we acquire before or instead of this property. We cannot guarantee that we will complete this proposed acquisition. A short description of the property being considered follows:

Casselberry Commons Shopping Center, Casselberry, Florida

Casselberry Commons Shopping Center was constructed in 1973 and fully renovated in 1998. It is a single-story retail center containing 227,664 leasable square
feet.  The center has 39 tenant spaces.   Tenants occupying more than 10,000
square feet each include Publix, Ross Dress for Less, Dockside Imports, Service Merchandise Select, Beall's Outlet and Mae's Fabrics. National tenants include Fashion Bug, Blockbuster Video, LensCrafters, Shoe World, Radio Shack, Sally Beauty Supply, Dollar Tree, HCA Pharmacy and Burger King. The identified tenants account for approximately 80% of the property's total leasable square footage.

As of the date of this Supplement, the acquisition cost of this property to the affiliates is approximately $17,700,000. This amount may increase by additional costs incurred by the affiliates which have not yet been finally determined. We expect any additional costs to be immaterial.

                             Plan of Distribution

Update

This offering of shares commenced on February 11, 1999. As of May 3, 1999 we had accepted subscriptions for the minimum offering of 200,000 shares or $2,000,000. As of October 27, 1999, we had sold 4,380,402 shares resulting in gross proceeds of $43,804,020. Inland Securities Corporation, an affiliate of our Advisor, serves as dealer manager of this Offering and is entitled to receive selling commissions and certain other fees, as discussed further in our Prospectus. As of October 27, 1999, we have incurred $4,161,382 of commissions and fees payable to Inland Securities Corporation, which will result in our receipt of $39,642,638 of net proceeds from the sale of those 4,380,402 shares. An additional 24,043 shares have been sold pursuant to our Distribution Reinvestment Program as of October 27, 1999, for which we have received additional net proceeds of $228,408. We also pay an affiliate of our Advisor fees to manage and lease our properties. As of September 30, 1999, we have incurred and paid property management fees of $100,519, of which $92,822 were retained by an affiliate of our Advisor. Our Advisor may also receive an annual asset management fee of not more than 1% of our average invested assets, to be paid quarterly. As of the end of the quarter ending September 30, 1999, we had not paid or incurred any asset management fees. We may pay expenses associated with property acquisitions of up to .5% of the money that we raise in this Offering but in no event will we pay acquisition expenses on any individual property that exceeds 6% of its purchase price. Acquisition expenses totaling $1,138,043 are included in the purchase prices we paid for our properties purchased through October 1999. As of October 27, 1999, we had invested approximately $28,760,000 in properties that we purchased for an aggregate purchase price of approximately $109,470,000, and after expenditures for organization and offering expenses and acquisition expenses and establishing appropriate reserves, we had net offering proceeds of approximately $8,600,000 available for investment in additional properties.

                            Principal Stockholders

On October 15, 1999, the Macomb County Retirement System, 10 North Main, 12th Floor, County Building, Mt. Clemens, Michigan 48043, was issued 789,473.68 of our shares. Such shares represent approximately 18% of our 4,380,402 shares issued and outstanding as of October 27, 1999.

                      Investment Objectives and Policies

Distributions

We have decided to begin paying distributions on a monthly basis.
Distributions were paid at the level of $.70 per share per annum through June 1999.

The Distribution level was increased to $.73 per share per annum, effective July 1, 1999, beginning with the distribution paid on August 7, 1999.

The Distribution level was increased to $.75 per share per annum, effective November 1, 1999, beginning with the distribution to be paid on December 7, 1999.

            Distribution Reinvestment and Share Repurchase Programs

Share Repurchase Program

The Share Repurchase Program ("SRP") may, subject to certain restrictions, provide eligible Stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

     * During the Offering period at $9.05 per share (a reduction of $0.95 from the $10 Offering price per share, reflecting the elimination of selling commissions and the Marketing Contribution and Due Diligence Expense Allowance);

     * During the 12 months following the end of the Offering period at $9.25 per share;

     *  During the next 12 months at $9.50 per share;

     *  During the next 12 months at $9.75 per share; and

     * Thereafter, at the greater of: (i) $10 per share; or (ii) a price equal to 10 times our "funds available for distribution" per weighted average share outstanding for the prior calendar year.

A Stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through the SRP.

We will make repurchases under the SRP, if requested, at least once quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to one half of one percent (0.5%) of the weighted average number of shares outstanding during the prior calendar year. Funding for the SRP will come exclusively from proceeds we receive from the sale of shares under our Distribution Reinvestment Plan and such other operating funds, if any, as the Board, at its sole discretion, may reserve for this purpose.

The Board, at its sole discretion, may choose to terminate the SRP after the end of the Offering period, or reduce the number of shares purchased under the SRP, if it determines that the funds allocated to the SRP are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the Board to eliminate or reduce the SRP will require the unanimous affirmative vote of the Independent Directors.

We cannot guarantee that the funds set aside for the SRP will be sufficient to accommodate all requests made each year. If no funds are available for the SRP when repurchase is requested, the Stockholder may: (i) withdraw the request; or
(ii) ask that we honor the request at such time, if any, when funds are available. Such pending requests will be honored on a first-come, first-served basis.

There is no requirement that Stockholders sell their shares to us. The SRP is only intended to provide interim liquidity for Stockholders until a liquidity event occurs, such as the listing of the shares on a national securities exchange, inclusion of the shares for quotation on a national market system, or our merger with a listed company. No assurance can be given that any such liquidity event will occur.

Shares we purchase under the SRP will be canceled, and will have the status of authorized but unissued shares. Shares we acquire through the SRP will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, reduce or otherwise change the SRP, we will send a letter to Stockholders informing them of the change, and disclose the changes in quarterly reports filed with the SEC on Form 10-Q.

                    Summary of the Organizational Documents

Stockholders' Meetings

We have entered into an agreement with Inland Real Estate Investment Corporation, our Sponsor, which provides that Inland Real Estate Investment Corporation will pay for the reasonably estimated cost to prepare and mail a notice to our stockholders of any special meeting of stockholders requested by the stockholders. This will obviate the necessity of our stockholders or us paying for such cost.

                                  Management

Directors and Executive Officers of the Company

Due to unexpected requirements on her time, Kelly Tucek has resigned as our Treasurer and Chief Financial Officer. Barry Lazarus, our President, Chief Operating Officer and Affiliated Director, has been elected by our Board of Directors to the additional offices of Treasurer and Chief Financial Officer.

                                    Experts

The Historical Summary of Gross Income and Direct Operating Expenses of Lake Walden Square for the year ended December 31, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Merchants Square Shopping Center for the year ended December 31, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Town Center Commons for the period from January 1, 1999 through March 31, 1999, the Historical Summary of Gross Income and Direct Operating Expenses of Boynton Commons Shopping Center for the year ended December 31, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Lake Olympia Square for the year ended December 31, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Bridgewater Marketplace for the period from January 1, 1999 through June 30, 1999, the Historical Summary of Gross Income and Direct Operating Expenses of Bartow Marketplace for the year ended December 31, 1998, and the Historical Summary of Gross Income and Direct Operating Expenses of Countryside Shopping Center for the year ended December 31, 1998, have been included in this Supplement and in our Post Effective Amendment No. 2 to the Registration Statement on Form S-11, in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated Balance Sheet of Inland Retail Real Estate Trust, Inc. as of September 18, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Lake Walden Square for the year ended December 31, 1997, the Historical Summary of Gross Income and Direct Operating Expenses of Lake Olympia Square for the year ended December 31, 1997, and the Historical Summary of Gross Income and Direct Operating Expenses of Merchants Square Shopping Center for the year ended December 31, 1997 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

          Management's Discussion and Analysis of Financial Condition
                           and Results of Operations

Certain statements in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, limitations on the area in which we may acquire properties; risks associated with borrowings secured by properties; competition for tenants and customers; federal, state or local regulations; adverse changes in general economic or local conditions; competition for property acquisitions with third parties that have greater financial resources than we do; inability of lessees to meet financial obligations; uninsured losses; risks of failing to qualify as a REIT; and potential conflicts of interest between ourselves and our affiliates including the Advisor.

Liquidity and Capital Resources

We were formed on September 3, 1998 to acquire and manage a diversified
portfolio of real estate, primarily multi-tenant shopping centers.   It is
anticipated that we will initially focus on acquiring properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. We may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. On February 11, 1999, we commenced the Offering of 50,000,000 shares at a price of $10 per share and of 4,000,000 shares at a price of $9.50 per share which may be distributed pursuant to our Distribution Reinvestment Program ("the DRP"). Inland Retail Real Estate Advisory Services, Inc. is our Advisor. As of June 30, 1999, subscriptions for a total of 1,397,818 shares had been received from the public, which includes 20,000 shares issued to the Advisor. In addition, we distributed 2,153 shares pursuant to our DRP. The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the Gross Offering Proceeds or all organization and offering expenses (including such selling expenses) which together exceeds 15% of the Gross Offering Proceeds.

We will provide the following programs to facilitate investment in the shares and to provide limited liquidity for Stockholders until such time as a market for the shares develops:

The distribution reinvestment program will allow stockholders who purchase shares pursuant to the Offering to automatically reinvest distributions by purchasing additional shares. Such purchases will not be subject to selling commissions or the marketing contribution and due diligence expense allowance and will be sold at a price of $9.50 per share.

The Share Repurchase Program will, subject to certain restrictions, provide existing stockholders with limited, interim liquidity by enabling them to sell shares back to us. See "Distribution Reinvestment and Share Repurchase Programs - Share Repurchase Program" in this Supplement for the prices at which shares may be sold back to us. Shares purchased by us will not be available for resale.

Cash Flows From Operating Activities

Net cash provided by operating activities generated $200,170 for the six months ended June 30, 1999. This is due primarily to the operations on the two properties acquired during May and June, 1999.


Cash Flows From Investing Activities

Cash flows used in investing activities were utilized primarily for the purchase of two properties.

Cash Flows From Financing Activities

For the six months ended June 30, 1999, we generated $12,897,642 of cash flows from financing activities. This was due primarily to proceeds raised of $13,778,175 from the sale of shares for the six months ended June 30, 1999. Our cash flow from financing activities was partially offset by an increase in the cash used to pay costs associated with selling shares for the six months ended June 30, 1999. For the six months ended June 30, 1999, we paid offering costs totaling $800,618. In addition, we also paid distributions for the six months ended June 30, 1999 of $52,855 and paid loan fees of $10,499 for the six months ended June 30, 1999.

The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the Gross Offering Proceeds or all organization and offering expenses (including such selling expenses) which together exceed 15% of the Gross Offering Proceeds. As of June 30, 1999, organizational and offering costs totaling $3,285,726 did exceed these limitations, however we anticipate that these costs will not exceed these limitations upon completion of the Offering. Any excess amounts at the completion of the Offering will be reimbursed by the Advisor.

Results of Operations

Through June 30, 1999, the Advisor had advanced a total of approximately $2,385,000 to us for costs incurred with the Offering. As of June 30, 1999, approximately $1,100,000 remained unpaid.

Rental income, additional rental income, property operating expenses, mortgage interest and depreciation are all a result of the operations from the two properties acquired during the quarter ended June 30, 1999.

Funds from Operations

One of our objectives is to provide cash distributions to stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net operating income as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a standard known as "Funds from Operations" or "FFO" for short, which it believes more accurately reflects the operating performance of a REIT such as ours. As defined by NAREIT, FFO means net income computed in accordance with GAAP, less extraordinary, unusual and non-recurring items, excluding gains (or losses) from debt restructuring and sales of properties plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, the presentation of FFO by us may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance nor to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to pay distributions. FFO and funds available for distribution are calculated as follows:

                                                       June 30,
                                                         1999

      Net loss.....................................  $    (6,089)
      Depreciation.................................       87,819

      Funds from operations (1)....................       81,730

      Principal amortization of debt...............      (16,561)
      Deferred rent receivable (2).................       (9,645)
      Acquisition costs expenses (3)...............       11,443

      Funds available for distribution.............  $    66,967
                                                     ============

    (1)FFO does not represent cash generated from operating activities calculated in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.

    (2)Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires us to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease.

    (3)Acquisition costs expenses include costs and expenses relating to the acquisition of properties. These costs are estimated to be up to .5% of the Gross Offering Proceeds and are paid from the Proceeds of the Offering.


The following table lists the approximate physical occupancy levels for our properties as of the end of each quarter during 1999. N/A indicates the property was not owned by us at the end of the quarter.


                                    1999
                            at    at    at    at
      Properties           03/31 06/30 09/30 12/31

Lake Walden Square          N/A    93%
  Plant City, FL

Merchants Square            N/A   100%
  Zephyrhills, FL

Year 2000 Issues

General

Many computer operating systems and software applications were designed such that the year 1999 is the maximum date that can be processed accurately. In conducting business, we rely on computers and operating systems provided by equipment manufacturers, and also on application software developed internally and, to a limited extent, by outside software vendors. We have assessed our vulnerability to the so-called "Year-2000 Issue" with respect to our equipment and computer systems.

State of Readiness

We have identified the following three areas for "Year-2000" compliance efforts:

Business Computer Systems: The majority of our information technology systems were developed internally and include accounting, lease management, investment portfolio tracking, and tax return preparation. We have rights to the source code for these applications and employ programmers who are knowledgeable regarding these systems. We have conducted tests of our internal systems to determine year 2000 compliance, and these tests have demonstrated that we should not experience any significant adverse effects to our business as a result of the Year-2000 Issue. We do not anticipate any material costs relating to our business computer systems regarding year 2000 compliance since our critical hardware and software systems use four digits to represent the applicable year. Therefore, we are not currently planning any independent testing of our critical systems; however, should additional facts present themselves that would make it prudent for us to have independent testing conducted, we will do so. We do use various computers, so-called "PC's", that may run software that may not use four digits to represent the applicable year. We have tested the PC hardware to determine year 2000 compliance, and the results of these tests have demonstrated that we should not experience any significant adverse effects to our business as a result of the Year-2000 Issue. It should be noted that such PC's are incidental to our critical systems.

Tenants and Suppliers: We have surveyed proposed tenants, suppliers and other parties with whom we intend to do a significant amount of business to identify our potential exposure in the event such parties are not year 2000 compliant. The survey consists of a questionnaire sent to the significant tenants and suppliers of the properties initially intended to be acquired by us. We are in the process of reviewing the responses to the questionnaires. Since this method involves parties over which we have no control, such as public utility companies, it is difficult, at best, to judge the status of the outside companies' year 2000 compliance. We will be working closely with all suppliers of goods and services in an effort to minimize the impact of the failure of any supplier to become year 2000 compliant by December 31, 1999. Currently, we are not aware of any material impact on our business, operations or financial condition due to year 2000 non-compliance by any one of our proposed tenants or suppliers.

Non-Information Technology Systems: In the operation of our properties, we will acquire equipment with embedded technology such as microcontrollers, which operate heating, ventilation, and air conditioning systems, fire alarms, security systems, telephones and other equipment utilizing time-sensitive technology. We have evaluated our potential exposure and costs if such non-information technology systems are not year 2000 compliant and do not expect any costs or exposure to be material.

Year 2000 Costs

As of June 30, 1999, our Advisor and its affiliates estimate that costs to achieve year 2000 compliance will not exceed $100,000 for all such affiliates. However, as of June 30, 1999, our Advisor and its affiliates anticipate that only approximately 3% of these costs will be directly allocated to and paid by us. The balance of the year 2000 compliance costs, approximately 97%, will be
paid by the Advisor and its affiliates.   Total year 2000 compliance costs
incurred by such affiliates through June 30, 1999 are estimated at approximately $5,000.

Year 2000 Risks

The most reasonable likely worst case scenario for us with respect to the year 2000 non-compliance of our business computer systems would be the inability to access information which could result in the failure to issue financial reports. The most reasonable likely worst case scenario for us with respect to year 2000 non-compliance of our tenants is failure to receive rental income which could result in us being unable to meet cash requirements for monthly expenses and distributions. However, we are permitted to borrow funds to meet distribution requirements. The most reasonable likely worst case scenario for us with respect to the year 2000 non-compliance of our suppliers is the failure to supply necessary utilities; including, but not limited to heating, as a result of a malfunctioning of non-information technology systems in some of our properties.

Contingency Plan

We have formulated a contingency plan which will includes printing copies of all computer records during December 1999 to ensure that such records are not lost in the event that our internal computer systems become inoperative due to year 2000 non-compliance.

                      Prior Performance of Our Affiliates

Prior Investment Programs

     During the 10-year period ending September 30, 1999, TIGI Affiliated Companies have sponsored one REIT, six public real estate equity programs, one private real estate equity program, and nine private placement mortgage and note programs, which have in the aggregate raised in excess of $709,300,000 from approximately 33,796 investors. During that 10-year period, those public real estate equity programs raised $145,075,520 from 13,880 investors; the private real estate equity program raised $2,275,000 from 85 investors; the private placement mortgage and note programs raised $22,641,000 from 545 investors; and IREC, a REIT sponsored by IREIC (one of the TIGI Affiliated Companies), has raised $567,339,000 which includes amounts raised through the Distribution Reinvestment Program, net of shares repurchased through its share repurchase program, from approximately 20,000 investors. IREC has investment objectives and policies similar to us and has invested principally in Neighborhood Centers, except however, IREC invests principally in a geographical area (a radius of 400 miles from Oak Brook, Illinois) different than most of our Primary Geographical Area of Investment. See "--Publicly Registered Real Estate Investment Trust--Inland Real Estate Corporation" below in this Section. Our investment objectives and policies are similar to those of several of the prior investment programs sponsored by TIGI Affiliated Companies which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by TIGI Affiliated Companies were dissimilar from ours in that the programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

     The information in this Section and in the Prior Performance Tables included in this Supplement as Appendix A shows relevant summary information concerning real estate programs sponsored by the TIGI Affiliated Companies, the purpose of which is to provide information on the prior performance of these programs so that potential investors may evaluate the experience of the TIGI Affiliated Companies in sponsoring such programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them.

Summary Information

     The table below provides certain summarized information concerning prior programs sponsored by TIGI Affiliated Companies for the 10-year period ending September 30, 1999, and is qualified in its entirety by reference to the foregoing introductory discussion and the detailed information appearing in the Prior Performance Tables in Appendix A of this Supplement. Investors should not construe inclusion of the succeeding tables, which cover the 10-year period ending September 30, 1999, as implying in any manner that we will have results comparable to those reflected in the tables; because the yield and cash available and other factors could be substantially different for our properties. Investors should note that by acquiring our shares, they will not be acquiring any interests in any prior programs.

                                                                        PRIOR PUBLIC      PRIOR PRIVATE
                                                          PRIOR          REAL ESTATE   REAL ESTATE EQUITY
                                                           REIT            EQUITY      AND MORTGAGE AND NOTE
                                                         PROGRAM          PROGRAMS           PROGRAMS
                                                      --------------  ---------------  ---------------------
Number of programs sponsored.........................             1                6                 10
Aggregate amount raised from investors............... $ 567,339,000    $ 145,075,520      $  24,916,000
Approximate aggregate number of investors............        20,000           13,880                630
Number of properties purchased.......................           113               77                  7
Aggregate cost of properties (1)..................... $ 896,619,000    $ 119,292,939      $   1,951,930
Number of mortgages/notes............................             0                7                517
Principal amount of mortgages/notes..................             0    $   2,302,064      $  22,584,000
Percentage of properties (based on cost) that were:
  Commercial--
    Retail...........................................         85.6%             1.9%               0.0%
    Single-user retail net-lease.....................         14.4%             7.1%               0.0%
    Nursing homes....................................          0.0%             6.3%               0.0%
    Offices..........................................          0.0%             0.0%               0.0%
    Industrial.......................................          0.0%             0.0%               0.0%
    Health clubs.....................................          0.0%             3.8%               0.0%
    Mini-storage.....................................          0.0%             0.0%               0.0%
      Total commercial...............................        100.0%            19.1%               0.0%
  Multi-family residential...........................          0.0%             3.4%               0.0%
  Land...............................................          0.0%            77.5%             100.0%

Percentage of properties (based on cost) that were:
  Newly constructed (within a year of acquisition)...          15.8%             0.0%              0.0%
  Existing...........................................          84.2%           100.0%              0.0%
  Construction.......................................           0.0%             0.0%              0.0%
Number of properties sold............................              0               16                 5
                                                                                31.7%(2)
Number of properties exchanged.......................              0                0                 0
Number of mortgages/notes repaid.....................              0                7               274

(1) Includes purchase price and acquisition fees and expenses.

(2) Based on costs of the properties sold and costs capitalized subsequent to acquisition at September 30,
    1999, not including portions of land parcels.








     Of the programs included in the above table, the REIT and two of the six real estate equity programs have investment objectives similar to ours. Those programs represent approximately 81% of the aggregate amount raised from investors, approximately 64% of the aggregate number of investors, approximately 61% of the properties purchased, and approximately 91% of the aggregate cost of the properties.

     During the three years prior to December 31, 1998, IREC purchased 79 commercial properties. Upon written request, any potential investor may obtain, without charge, a copy of Table VI filed with the SEC in Part II of our Registration Statement of which this Supplement is a part, which provides more detailed information concerning these acquisitions. See "Additional Information."

Publicly Registered Real Estate Investment Trust

     Inland Real Estate Corporation ("IREC")--On October 14, 1994, IREC commenced an initial public offering (the "Initial Offering") of 5,000,000 shares of common stock at $10 per share. As of July 24, 1996, IREC had received subscriptions for a total of 5,000,000 shares, thereby completing the Initial Offering. On July 24, 1996, IREC commenced an offering of an additional 10,000,000 shares of common stock (the "Second Offering") at $10 per share. As of July 10, 1997, IREC had received subscriptions for a total of 10,000,000 shares, thereby completing the Second Offering. On July 14, 1997, IREC commenced an offering of an additional 20,000,000 shares of common stock (the "Third Offering") at $10 per share. As of March 19, 1998, IREC had received subscriptions for a total of 20,000,000 shares, thereby completing the Third Offering. On April 7, 1998, IREC commenced an offering of an additional 25,000,000 shares (the "Fourth Offering") at $11 per share. As of December 31, 1998, the Fourth Offering was terminated and IREC had received subscriptions for a total of 16,642,397 shares from the Fourth Offering. In addition, as of September 30, 1999, IREC had issued 3,825,312 shares of common stock through its Distribution Reinvestment Program. As of September 30, 1999, IREC had repurchased 497,875 shares of common stock through its Share Repurchase Program. As a result, IREC's gross offering proceeds totaled approximately $567,339,000 for all of such offerings, including amounts raised through the Distribution Reinvestment Program, net of shares repurchased through its Share Repurchase Program, as of September 30, 1999. IREC's objective is to purchase Neighborhood Centers and Community Centers located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, to provide, at a minimum, cash distributions on a quarterly basis and to provide a hedge against inflation through capital appreciation. IREC may also acquire single-user retail properties throughout the United States. It is IREC's intention, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or shares of IREC's stock, although, IREC does, in certain instances, utilize borrowings to acquire properties. As of September 30, 1999, the properties owned by IREC were generating sufficient cash flow to cover operating expenses plus pay a monthly cash distribution of $0.89 per share.

     IREC has placed financing totaling approximately $422,300,000 on 101 of its 113 properties as of September 30, 1999. IREC's 113 properties, a total investment of approximately $896,619,000 at September 30, 1999, were purchased with proceeds received from the above described offerings of shares of its common stock and financings. Through September 30, 1999, cash distributions have totaled $89,458,600, all of which were from operating cash flow. In the opinion of IREIC, IREC is substantially meeting its investment objective for cash flow.

Publicly Registered Limited Partnerships

     Inland Monthly Income Fund II, L.P. ("Monthly Income Fund II")--The offering period for Monthly Income Fund II began August 4, 1988 and ended August 4, 1990. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on an all-cash basis to provide monthly cash distributions of at least 8% per annum through the first five years of the partnership and to provide a hedge against inflation through capital appreciation.

     Monthly Income Fund II raised $25,323,569 from more than 2,100 investors and purchased five properties, a net-leased Wholesale Club retail property in Indiana, a net-leased health club in Ohio, a net-leased nursing center in Illinois, a net-leased retail store in Arizona and the Euro-Fresh Market Plaza (formerly Eagle Plaza), a Neighborhood Center in Illinois, for a total acquisition cost of $21,224,542. Through September 30, 1999, cash distributions have been maintained at or above an 8% level and on an accrual basis have totaled $449.67 per $500 unit or $22,526,636, including $18,131,071 from operations and an additional $4,395,565 which constitutes the net proceeds from the sale of the Wholesale Club.

     In January 1991, Monthly Income Fund II sold its Wholesale Club property in Indiana for $4,400,000. Net sales proceeds of $4,395,565 were distributed to investors in February 1991. The property was purchased by Monthly Income Fund II in December 1988 for $3,427,278, which included acquisition fees of $275,013 and acquisition costs of $9,265. The gain on sale for financial reporting purposes was $847,467, which is net of selling expenses and commissions.

     In the opinion of IREIC, the partnership is meeting its investment objective to provide a minimum 8% cash distribution and has, through an early and profitable sale of the Wholesale Club, achieved capital appreciation on 16% of the partnership's investment in properties.

     Inland Real Estate Growth Fund II, L.P. ("Growth Fund II")--The offering period for Growth Fund II began September 21, 1987 and ended September 21, 1989. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on a moderately leveraged basis for capital appreciation through increases in property values, tax-sheltered quarterly cash distributions and the build-up of equity through reduction of mortgage indebtedness.

     Growth Fund II raised $4,038,250 from 336 investors and purchased two properties, a multi-family residential property in Illinois and a health club in Ohio. These properties were purchased for a total acquisition cost of $5,615,826. The health club is currently approximately 60% financed with 40% equity. Cash distributions to limited partners through September 30, 1999 totaled $1,171.71 per $1,000 unit or $4,654,412, including $983,641 from operations and $3,670,771 as a return of capital from the sale of the multi-family residential property in Illinois as 18 individual six-unit apartment buildings. All 18 of the six-unit buildings were sold to third-party buyers on an installment basis for from $245,334 to $250,000 per building or a total of $4,261,895 (net of selling expenses). Growth Fund II's cost basis in the buildings was $4,112,195. The partnership extended financing to buyers to allow buyers to make monthly interest payments to Growth Fund II for a period of not more than seven to ten years, at which time the balance of the purchase price would be due. However, as of December 31, 1995, 13 of the installment sale loans had been prepaid in full and five had been substantially pre-paid. In addition, since 1994 the limited partners have continued to receive double digit returns on their remaining invested capital. The remaining $80,000 owed on these loans, which were secured by second mortgages, was paid in full on June 5, 1998. In the opinion of IREIC, the sale of the multi-family property as individual six-unit apartment buildings has resulted in modest capital appreciation within a short holding period. IREIC is evaluating strategies to sell the partnership's remaining asset (the health club in Ohio) and bring the partnership to a profitable conclusion.

     Inland Land Appreciation Fund, L.P. ("Land Fund I")--The offering period for Land Fund I began October 12, 1988 and ended October 6, 1989. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale. Land Fund I raised $30,001,000 from 3,425 investors and purchased 25 land parcels, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $25,187,069. As of September 30, 1999, Land Fund I has had multiple sales transactions involving all or portions of 17 parcels which generated $21,392,063 in net sales proceeds, including notes receivable of $8,552,935. Land Fund I's cost basis in the land parcels sold was $16,237,573 resulting in a gain, net of selling expenses and commissions, of $5,154,490 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through September 30, 1999 totaled $9,422,838, all from the sale of land parcels.

     Inland Land Appreciation Fund II, L.P. ("Land Fund II")--The offering period for Land Fund II began October 25, 1989 and ended October 24, 1991. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

     Land Fund II raised $50,476,170 from 5,055 investors and purchased, with the net proceeds available for investment, 27 land parcels and two buildings, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $41,314,301. As of September 30, 1999, Land Fund II has had multiple sales transactions involving all or portions of 11 parcels which generated $21,996,147 in net sales proceeds, including notes receivable of $2,750,000. Land Fund II's cost basis in the land parcels sold was $13,982,763 resulting in a gain, net of selling expenses and commissions, of $8,013,384 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through September 30, 1999 totaled $11,836,753 including $11,115,753 from sales and $721,000 from operations.

     Inland Capital Fund, L.P. ("Land Fund III")--The offering period for Land Fund III began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

     Land Fund III raised $32,399,282 from 2,683 investors and purchased, with the net proceeds available for investment, 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,989. As of September 30, 1999, Land Fund III has had multiple sales transactions involving the house and portions of eight parcels which generated $10,123,303 in net sales proceeds, including notes receivable of $1,083,366. Land Fund III's cost basis in the land parcels sold was $6,149,194 resulting in a gain, net of selling expenses and commissions, of $3,974,109 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through September 30, 1999 totaled $8,831,124, all from the sale of land parcels.

     Inland Mortgage Investors Fund III ("Mortgage Fund III")--The offering period for Mortgage Fund III began January 9, 1989 and ended January 9, 1991. The objectives were to make or acquire loans secured by mortgages on improved income-producing properties, to provide investors with quarterly cash distributions of at least 8% per annum for the first five years of the partnership and to maximize cash distributions over the life of the partnership by participating in capital appreciation and increased cash flows of properties securing the partnership's loans.

     Mortgage Fund III raised $2,837,249 from 281 investors and originally funded seven mortgages totaling $2,302,064 between October 1990 and June 1992. On December 30, 1998, the partnership terminated. Cash distributions to limited partners through December 30, 1998 totaled $3,601,917, including $874,292 from operations, $306,874 in supplemental capital contributions from the general partner in order to meet the 8% per annum distribution requirement and $2,420,751 as a return of capital from the repayment of mortgage loans receivable and prepayment penalties.

Private Partnerships

     Since inception and through September 30, 1999 (including the programs described below under "--Private Placement Real Estate Equity Program," and "-- Private Placement Mortgage and Note Programs," in this Section), Affiliates of Inland have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to Affiliates, 305 partnerships have sold their original property investments. Officers and employees of IREIC and its Affiliates invested more than $17,000,000 in these private placement limited partnerships.

     From 1990 and through September 30, 1999, investors in Inland's private partnerships have received total distributions in excess of $207,629,000, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges. Following a proposal by the former corporate general partner, which was an Affiliate of TIGI, investors in 301 private partnerships voted in 1990 to make IREIC the corporate general partner for those partnerships.

     Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which IREIC is the general partner received letters from IREIC informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT (the "Apartment REIT") in which Affiliates of IREIC would receive stock and cash and the limited partners would receive cash. In connection therewith, the underwriters for the Apartment REIT subsequently advised IREIC to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the Apartment REIT (approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings). The prospective third-party buyers of IREIC's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter from IREIC, investors were informed of IREIC's decision not to go forward with the formation of the Apartment REIT. Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the Apartment REIT. The complaint sought an accounting of information regarding the Apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties to the Apartment REIT. In August 1994, the court granted IREIC's motion to dismiss, finding that plaintiffs lacked standing to bring this case individually. Plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and assert a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of IREIC.

Private Placement Real Estate Equity Program

     Wisconsin Capital Land Fund, L.P., an Illinois limited partnership ("Wisconsin Land Fund"), was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of such land upon resale. The offering period for units in this privately offered partnership began in October 1992 and ended on June 14, 1993 with the maximum amount, $2,275,000, raised. Seven parcels of land in the Madison, Wisconsin, area were purchased with the proceeds of the offering.

     Parcel 5, which consists of 63 improved lots in the Village of Mount Horeb, Wisconsin, has had 44 lot sales since 1995 for total gross sales proceeds of $1,717,600. Nineteen remaining lots continue to be marketed for sale. On October 1, 1997, Parcel 6, located in Windsor, Wisconsin, was sold for $566,597, which amount was 191% of the original parcel capital. Investors received a $375,000 distribution from this sale.

     On March 19, 1998, parcels 3 and 7 were sold for a total of $2,150,000, of which $1,900,000 was returned in cash to investors. On January 5, 1999, Parcels #1 and #4 were sold for $1,325,000 and investors received a $1,137,500 cash distribution. To date, investors have received $1,500 for every $1,000 invested.

     As of September 30, 1999, the partnership's remaining assets consist of parcel 1 and the 19 remaining lots in parcel 5.

     Intervest Midwest Real Estate Corporation, of which Barry L. Lazarus (our President, Chief Operating Officer, Treasurer, Chief Financial Officer and an Affiliated Director) is President, currently provides property zoning, development and disposition services to this partnership. See "Management- -Directors and Executive Officers of the Company."

Private Placement Mortgage And Note Programs

     During 1992 and in 1993, IREIC or its Affiliates sponsored nine private placement securities offerings, including seven mortgage and note programs, which are described below.

     Triple Security Fund, L.P., an Illinois limited partnership, was formed in May 1992. The principal investment objectives of the partnership were to invest in participations in third-party mortgage loans owned by an Affiliate of IREIC and thereby return investors' capital within five years, and to provide a 10% annual return on invested capital during the life of the partnership. The return of capital and the 10% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in May 1992 and ended in June 1992 with the maximum amount of $3,000,000 raised. All of the offering proceeds were used to invest in participations in 14 wraparound mortgage loans and first mortgage loans, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution in July 1992. Cash distributions to limited partners through September 30, 1996 totaled $4,294,216, including $1,226,419 from operations, subsidy income of $67,797 from IREIC, pursuant to the guarantee for that program, and $3,000,000 was a return of capital resulting from a payoff by the Affiliate. This partnership was completed in 1996.

     10% Income Fund, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in May 1992. The offering period for the purchase of notes began in May 1992 and ended in June 1992 with the maximum amount of $2,000,000 raised. Notes with a term of five years and providing a 10% annual return for the first four years and 10.5% in the fifth year were issued by the partnership. The return of capital to noteholders and the specified annual returns were guaranteed by IREIC. 10% Income Fund, L.P. invested in loans made to an Affiliate of IREIC, which were secured by collateral assignments of third-party mortgage loans owned by the Affiliate. Noteholders received their first monthly interest distribution in July 1992. Cash distributions to noteholders through November 30, 1996 totaled $2,878,335, of which $861,051 was interest earnings, $17,284 was from working capital reserves, and $2,000,000 was a return of capital resulting from a payoff by the Affiliate. This partnership was completed in 1996.

     9% Income Junior Mortgage Fund, L.P., an Illinois limited partnership, was formed in July 1992. The principal investment objectives of the partnership were to invest in third-party junior mortgage loans owned by an Affiliate of Inland and thereby return investors' capital within six years, and to provide a 9% annual return on invested capital during the life of the partnership. The return of capital and the 9% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in July 1992 and ended in September 1992 with the maximum amount of $1,000,000 raised. All of the offering proceeds were used to invest in third-party junior mortgage loans owned by the Affiliate, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution in September 1992. Cash distributions through October 30, 1998 totaled $1,512,765.31 of which $512,765.31 was interest earnings and $1,000,000 was a return of capital. This partnership was completed in October of 1998.

     Inland Employee Appreciation Fund, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in December 1992. The offering period for the purchase of Notes began in December 1992 and ended in February 1993 with the maximum amount of $400,000 raised. Notes were offered only to Illinois residents who were employees of IREIC and its Affiliates. Notes with a term of four years and providing 10% annual interest were issued by the partnership. The return of capital to noteholders and the specified annual return was guaranteed by IREIC. Inland Employee Appreciation Fund, L.P. invested in a loan made to an Affiliate of IREIC, which was secured by collateral assignments of third-party investor loans owned by the Affiliate. Noteholders received their first monthly interest distribution in March 1993. Cash distributions through May 31, 1996 totaled $502,198, of which $99,769 was interest earnings and $2,429 was subsidy income from IREIC, pursuant to the guarantee for that program. The balance of $400,000 was a return of capital. This partnership was completed in 1996.

     9% Monthly Cash Fund, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, was sponsored by IREIC in February 1993. The offering period for this program began February 1, 1993 and ended on May 17, 1993, when the maximum amount of $4,000,000 was raised. Notes maturing August 1, 1999 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund, L.P. invested in loans made to an Affiliate of IREIC secured by collateral assignments of third party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through September 30, 1999 totaled $6,291,146, of which $2,291,146 was interest earnings and $4,000,000 was a return of capital. The partnership was completed in August of 1999.

     9% Monthly Cash Fund II, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, with investment objectives identical to those of 9% Monthly Cash Fund, L.P., was sponsored by IREIC in April 1993. The offering period for this program began April 5, 1993 and ended July 23, 1993, with the maximum amount of $4,000,000 raised. Notes maturing February 1, 2000 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund II, L.P. has invested in a loan made to an Affiliate of IREIC, secured by collateral assignments of third-party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through September 30, 1999 totaled $2,266,833, all of which consisted of interest earnings.

     IMC Note Issue #2 1993, offering investments in promissory notes was sponsored by Inland Mortgage Corporation, an Illinois corporation and an Affiliate of IREIC ("IMC"), in July 1993. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Notes maturing December 31, 2003, providing for interest at the rate of 8% per annum and 100% return of principal guaranteed by IREIC, were issued by IMC. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an Affiliate of IREIC. Investors may also receive additional interest, dependent on the future sale of the property. An initial distribution to investors of escrow interest, totaling $13,685, was made in November 1993. Cash distributions through September 30, 1999 totaled $3,109,552, of which $3,090,096 was interest earnings and $19,456 was a subsidy from IREIC pursuant to the guarantee for that program.

     Inland Condominium Financing Fund, L.P., an Illinois limited partnership offering investment in promissory notes, was sponsored by IREIC in December 1993. The offering period for this program began December 15, 1993 and closed on June 30, 1994. This partnership offered notes in the principal amount of $1,031,000 maturing July 1, 2001, with interest at the rate of 10% per annum and 100% return of principal guaranteed by IREIC. The proceeds of the offering were used to make unsecured loans to limited partnerships which are Affiliates of IREIC, for the purposes of paying expenses relating to the conversion of apartment properties owned by those partnerships to condominiums, and conducting condominium unit sales and other partnership expenses. Cash distributions began in March 1994. Distributions through November 17, 1997 totaled $1,411,617, of which $380,617 was interest earnings and $1,031,000 was a return of capital. This partnership was completed in 1997.

     Inland Junior Mortgage Fund, L.P., an Illinois limited partnership offering private placement securities, was sponsored by an Affiliate of IREIC in August 1988. The offering period for this program ended in May 1989 with $410,000 raised. All of the proceeds available for investment were used to purchase 82 second mortgages owned by Inland Mortgage Investment Corporation ("IMIC"), one of the TIGI Affiliated Companies, which were secured predominantly by condominium units located in the Chicago metropolitan area. In February 1996, 20 limited partners exercised their put option and IMIC bought their interests. Cash distributions through January 28, 1997 totaled $541,156, including $131,156 from interest earnings and $410,000 as a return of capital. This partnership was completed in 1997.

Loan Modifications and Work-Outs

     Between 1990 and December 31, 1997, 37 Inland-sponsored partnerships owning 24 properties ceased making debt service payments to unaffiliated lenders which held the underlying financing on the properties. These actions were taken with the objective of reducing or restructuring the debt to levels commensurate with the levels of performance of the operating properties. In the case of six of these partnerships, namely 14 W. Elm Limited Partnership, 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership, 5630 Sheridan Limited Partnership, 6030 Sheridan Limited Partnership and Oak Brook Commons Limited Partnership, the original asset of each of these partnerships was transferred to a new partnership which was 100% owned by the old partnership. IREIC believed that the new partnerships were better positioned to accomplish a work-out with the lender. In connection with the transfers of three of these properties to the new partnerships discussed above, the lender holding the first mortgages on these properties filed a separate proceeding against the general partner and its Affiliates, claiming contractual interference and other allegations. This complaint was withdrawn as part of a final settlement reached with the lender in February 1993.

     Each of these new partnerships filed for financial reorganization in federal court. In addition, 1036 N. Dearborn Limited Partnership also filed for financial reorganization in federal court. All of these filings for reorganization were an extension of negotiations with the lenders, with the objective of reducing or restructuring the debt on the properties owned by the partnerships. In the case of the filing for reorganization by each of the new partnerships owned by 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership and 5630 Sheridan Limited Partnership, the reorganization proceedings were dismissed after each lender approved a tax-deferred exchange transaction between the new partnership and an unaffiliated third party. The general partner of the 1036 North Dearborn Limited Partnership was able to purchase the debt encumbering that property at a discount from the lender and the filing for reorganization of that partnership was dismissed. The 1036 North Dearborn property was subsequently refinanced with a third-party lender and then sold to a third party.

     The new partnerships owned by the 14 W. Elm, 6030 Sheridan and Oak Brook Commons Limited Partnerships participated with the general partner and its affiliates and with 16 other affiliated limited partnerships, all of whose properties were subject to first-mortgage loans from the same third-party lender, in a settlement agreement with that lender. Under the terms of the settlement agreement, the 16 other affiliated limited partnerships (none of which were in default on their mortgage loans) provided additional security to the lender with respect to each of their loans by transferring administration of property tax escrow accounts to the lender. The transfer of the escrow accounts had no financial impact on the 16 partnerships. Five of the 16 other partnerships also obtained favorable loan modifications from the lender.

     In the case of the new partnership owned by the 14 W. Elm Limited Partnership, the lender cooperated in a tax-deferred exchange of the partnership's real estate asset. That partnership assigned its interest in its property, subject to the existing indebtedness, to an unaffiliated third party in exchange for an assignment of the unaffiliated third party's interest in another property, subject to indebtedness in a principal amount similar to that on the 14 W. Elm property. This transaction was accomplished with the objective of avoiding the creation of any current income tax liability to the partnership or its limited partners. As a result of this tax-deferred exchange, the 14 W. Elm Limited Partnership owns a net-lease commercial property secured by a long-term lease with a creditworthy tenant. The debt service on the indebtedness used to acquire the exchange property is in the form of fully amortizing payments over the term of the store lease, with the net-lease payments received from the tenant equal to the required debt service payments. The possibility of cash flow distributions to the limited partners is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a distribution to the limited partners upon the disposition of the exchange property. IREIC believes that the limited partners of the 14 W. Elm Limited Partnership are in a better position to realize a return of their capital investment through the ultimate disposition of the exchange property.

     In the case of the new partnership owned by the Oak Brook Commons Limited Partnership, the lender acquired the property through foreclosure and the general partner has supplied the Oak Brook Commons Limited Partnership with a new property, an ownership interest in a retail store in Marshall, Minnesota, leased on a Triple-Net Lease Basis by Wal-Mart Stores, Inc.

     In the case of the new partnership owned by the 6030 Sheridan Limited Partnership, the lender agreed to permit a tax-deferred exchange of the partnership's property, similar to that completed by the 14 W. Elm Limited Partnership and subsequently the lender sold its mortgage to an unaffiliated party who then acquired the property. The new partnership acquired a replacement property similar to that acquired by the 14 W. Elm Limited Partnership, which property was then conveyed to the 6030 Sheridan Limited Partnership.

     Of the original partnerships discussed above, Mr. Daniel L. Goodwin, a Director and Chairman and President of Inland, and a Director of IREIC, served as individual general partner of all but the Oak Brook Commons Limited Partnership, in which Mr. G. Joseph Cosenza, a Director and a Vice Chairman of Inland, served as individual general partner. Prior to the filing for reorganization, and as part of the strategy thereof, Mr. Cosenza relinquished his position as individual general partner of the Oak Brook Commons Limited Partnership and Mr. Goodwin did the same for all except the 1036 N. Dearborn Limited Partnership, for which he continues to serve as individual general partner. These actions were taken upon the advice of counsel to reduce the chances of delay in the reorganization efforts. The corporate general partner of each partnership has elected to continue the business of each of the partnerships in which the individual general partner relinquished his position.

     Four of the 37 Inland-sponsored partnerships described in the first paragraph of this section owned four adjacent office buildings in Park Ridge, Illinois. These four operating partnerships were, in turn, owned by 21 other Inland-sponsored partnerships which had sold their original real estate assets and reinvested a portion of the proceeds from those sales in ownership units in the four operating partnerships. During 1991, the lenders which held the first mortgages encumbering the four office buildings acquired the deeds to the properties in lieu of foreclosure. The four operating partnerships were subsequently liquidated. The general partner of the 21 partnerships which had owned the four operating partnerships arranged for the transfer to each of the 21 partnerships of certain ownership interests in five net-lease commercial properties having long-term leases with Creditworthy Tenants. The debt service on the indebtedness used to acquire the commercial properties consists of principal and interest payments which fully amortize the indebtedness over the term of the store leases, with the net-lease payments received from the tenants equal to the required debt service payments. The possibility of cash flow distributions to the limited partners in the 21 partnerships is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a future distribution to the limited partners upon the disposition of the commercial properties. The 21 partnerships experienced minimal adverse tax consequences from the liquidation of the four operating partnerships and their receipt of the ownership interests in the commercial properties. IREIC believes that the limited partners of the 21 partnerships are now positioned to realize a return of their capital investment through the ultimate disposition of the commercial properties.

     In the case of the 900 DeWitt and the Hoffman Ridge Limited Partnerships, two of the 37 limited partnerships mentioned in the first paragraph of this section, tax-deferred exchanges of the partnerships' properties were accomplished, in the same manner as described above. The partnerships acquired net-lease commercial properties. Subsequent to the exchanges, the 900 DeWitt and Hoffman Ridge properties were acquired by the first-mortgage lenders whose loans were secured by those properties.

     In the case of the Park Colony Limited Partnership, one of the 37 limited partnerships mentioned in the first paragraph of this section, the partnership defaulted on a loan secured by a second mortgage against the Park Colony property. The lender which owned the second-mortgage loan purchased the position of the lender which had funded the first mortgage loan secured by the property. The lender then sold the debt, at a substantial discount, to an Affiliate of the general partner of Park Colony Limited Partnership, and all legal actions associated with the loan default were dismissed. The partnership then refinanced the debt at the lower principal amount, retiring the debt owned by the Affiliate. IREIC believes that this debt reduction is of significant benefit to the partnership, which is now better positioned to realize its investment objectives.

     In 1990, the Inland New England Limited Partnership, acting as nominee for 14 Florida limited partnerships which own the Sunset Ridge Apartments in Manchester, New Hampshire, ceased making payments on the bond financing for that property, which bonds were issued by the New Hampshire Housing Finance Authority. In August 1993, an Affiliate of the general partner for those partnerships purchased the bonds and the interests of two savings and loan associations which had acted as bond credit-enhancers, at a substantial discount. The partnerships which own the property obtained refinancing funds to pay off the bonds and the amounts due to the Affiliate under the credit-enhancement instruments for approximately the discounted price paid by the Affiliate.

     In April 1993, the West Haven Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. The general partner attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the West Haven property, but no agreement was reached. A tax-deferred exchange was accomplished and the partnership acquired an interest in a net-lease commercial property. The West Haven property was subsequently acquired by the lender whose loan was secured by a first mortgage against the property.

     In the case of the other partnerships referred to in the first paragraph of this section, subsequent to the acquisition of net-leased commercial properties via tax-deferred exchanges, the Townsgate, Riverdale, Northwoods and Bridgeview properties were acquired by the first-mortgage lenders whose loans were secured by the properties. The Covington Associates and Westbrooke Limited Partnerships' tax-deferred exchange property, Townsgate II, was acquired by the first mortgage lender and the two partnerships acquired net-lease commercial properties via second tax-deferred exchanges. In the case of the Bensenville Industrial Limited Partnership, subsequent to the acquisition of a replacement net-lease commercial property, the Bensenville property was acquired by the first-mortgage lender whose loan was secured by the property.

     In addition to the above-described developments, the corporate general partner of the Walton Place Limited Partnership and the Barrington Lakes Limited Partnership settled litigation with the lenders for the properties which resulted in the transfer of the properties and an agreement to make cash settlements by the partnerships to the lenders. In each case, the litigation resulted after the partnership ceased making debt service payments in an effort to bring about a renegotiation of the terms of the financing. The lenders agreed to permit a tax-deferred exchange of the partnerships' respective properties.

     In January 1995, the Timberlake Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. IREIC attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the Timberlake property, but no agreement was reached. During August 1996, IREIC initiated a tax-deferred exchange whereby the partnership acquired an interest in a net-lease commercial property prior to the Timberlake property being acquired by the lender whose loan was secured by a first mortgage against the property.

     In October 1996, two limited partnerships owning contiguous apartment buildings in south suburban Chicago ceased making payments on their respective HUD-insured first mortgage loans. The Chateaux Versailles and Marsailles Limited Partnerships, through their general partner, were attempting to negotiate with HUD, as mortgagee, to modify the terms of the loans to levels commensurate with the operating performance of the properties. As of June 30, 1999, an agreement had been reached with HUD and mortgage payments have been resumed by the partnerships.

Effects of Property Exchanges on Investors

     The Inland Organization has used a strategy of tax-deferred property exchanges to mitigate the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s on Inland's tax-shelter private partnerships and investors in those partnerships. The loss of deficit-producing properties to foreclosure would otherwise have resulted in the loss of investors' capital, as well as substantial income tax liability for those investors. Through the exchange program, deficit-producing apartment properties have been disposed of, net-leased retail properties have been acquired, and most tax liability continues to be deferred. Gradually, through the amortization of debt secured by the new, net-leased properties owned by these partnerships, the partnerships and their investors are rebuilding equity which may be realized upon the future sale or refinancing of these properties. One of the primary investment objectives of these tax-shelter partnerships, the deferral of tax liability, continues to be met to a significant degree. However, no cash flow is being received by the investors in these partnerships. In addition, the tax- deferred exchanges have extended the expected term of these tax-shelter partnerships. If and when the net-leased properties are sold or refinanced, there is no assurance that investors will realize any profit or a complete return of capital. Because the duration of these partnerships has been extended, when the net-leased properties are sold or refinanced, the annual rate of appreciation realized by investors, if any, will be less than if the tax law had not been changed and apartment markets had not declined in the late 1980s.

Additional Information

     Except for re-acquisitions of previously owned properties upon default by the purchaser, the transfer of a defaulted loan, the tax-deferred property exchanges and the disputes with lenders described herein, there have been no further major adverse business developments or conditions experienced by these prior partnerships which would be material to investors in our shares.

     Upon written request, any potential investor may obtain, without charge, the most recent Annual Report on Form 10-K filed with the SEC by any public program sponsored by any of the Inland Affiliated Companies which has reported to the SEC within the last 24 months. Copies of any exhibits to such Annual Reports shall be provided, upon request, for a reasonable fee.


Summary Tables

    The following summary tables set forth certain information concerning prior programs discussed above through September 30, 1999.

    Land Fund I, Land Fund II, Land Fund III, and Wisconsin Land Fund were formulated as pure capital appreciation investments. No current return (i.e.: from rents or interest) was contemplated or available as capital was invested in non-income producing vacant land parcels. Distributions are received on an irregular basis, only as a result of a sale of the vacant land parcels. These distributions consist of both the return of the invested capital amount allocated to the purchase of the parcel or parcels sold plus the profit on the involved parcels as measured by the sale price (net of costs of the sale) minus the fully loaded purchase price (allocated capital). The method of measuring return on investment to date is on a sold parcel-by-parcel basis, as follows:



                                     -51-

                                                FULLY LOADED                                              AVERAGE ANNUAL
                                               PURCHASE PRICE                                            RETURN ON ALLOCATED
                           NET SALES             (ALLOCATED           NET PROFITS                         CAPITAL (GROSS
                             PRICES                 CAPITAL              ON           GROSS RETURN %      RETURN %/AVERAGE
                           OF PARCELS          OF PARCELS SOLD   =    PARCELS SOLD     (NET PROFIT/       NUMBER OF YEARS OF
       FUND               SOLD TO DATE   LESS      TO DATE)             TO DATE      ALLOCATED CAPITAL)    CAPITAL INVESTED)
------------------------- -------------- ----  ---------------- ---  --------------  ------------------  ---------------------

Land Fund I.............    $20,042,063           $14,928,847          $ 5,113,216          34%                  3.40%

Land Fund II............     20,481,400            12,973,143            7,508,257          58%                  6.40%

Land Fund III...........      9,534,612             5,775,086            3,759,526          65%                  9.30%

Wisconsin Land Fund.....      4,041,597             1,908,945            1,700,045          89%                 11.87%




                                                 CUMULATIVE DISTRIBUTIONS TO LIMITED PARTNERS
                                             -----------------------------------------------------------  RETURN ON
                                 CAPITAL                  =    RETURN OF      +      RETURN ON            INVESTMENT
                                 RAISED       TOTAL           INVESTMENT             INVESTMENT           PER YEAR
                              -------------  -------------    ------------           -------------        ----------

Monthly Income Fund II...... $  25,323,569   $ 22,109,662     $ 4,395,565            $ 17,714,097            8.00%

Growth Fund II..............     4,038,250      4,654,412       3,670,771                 983,641            5.11%

Mortgage Fund III...........     2,837,249      3,601,917       2,420,751               1,181,166            6.25%

Triple Security Fund, L.P...     3,000,000      4,294,216       3,000,000               1,294,216           10.00%

Employee Appreciation
  Fund, L.P.*...............       400,000        502,198         400,000                 102,198           10.00%
Inland Junior Mortgage
  Fund, L.P.*...............       410,000        541,156         410,000                 131,156            6.97%
Inland Condominium
  Financing Fund,   L.P.....     1,031,000      1,411,617       1,031,000                 380,617           10.00%
10% Income Fund, L.P........     2,000,000      2,878,335       2,000,000                 878,335           10.00%
9% Income Junior Mortgage
  Fund,   L.P.*.............     1,000,000      1,512,708       1,000,000                 512,708            9.00%
9% Monthly Cash Fund, L.P...     4,000,000      6,291,146       4,000,000               2,291,146            9.00%
9% Monthly Cash Fund II, L.P     4,000,000      2,266,833               0               2,266,833            9.00%
IMC Note Issue #2 1993......     6,800,000      3,109,552               0               3,109,552            8.00%


*   Returns of Capital prior to Final Distribution.



                                                                   -52-





                         Index to Financial Statements
                                                                     Page
                                                                     -----
Inland Retail Real Estate Trust, Inc.:

Consolidated Financial Statements (unaudited) at June 30, 1999...... F- 1

Notes to Consolidated Financial Statements (unaudited)
  at June 30, 1999.................................................. F- 7

Pro Forma Consolidated Balance Sheet (unaudited)
  at June 30, 1999.................................................. F-15

Notes to Pro Forma Consolidated Balance Sheet (unaudited)
  at June 30, 1999.................................................. F-17

Pro Forma Consolidated Statement of Operations (unaudited)
  for the six months ended June 30, 1999............................ F-20

Notes to Pro Forma Consolidated Statement of Operations (unaudited)
  for the six months ended June 30, 1999............................ F-22

Pro Forma Consolidated Statement of Operations (unaudited)
  for the year ended December 31, 1998.............................. F-25

Notes to Pro Forma Consolidated Statement of Operations (unaudited)
  for the year ended December 31, 1998.............................. F-27

Lake Walden Square:

Independent Auditors' Report........................................ F-33

Historical Summary of Gross Income and Direct Operating Expenses
  for the year ended December 31, 1998.............................. F-34

Notes to the Historical Summary of Gross Income and Direct
  Operating Expenses for the year ended December 31, 1998........... F-35

Historical Summary of Gross Income and Direct Operating Expenses
  (unaudited) for the six months ended June 30, 1999................ F-37

Notes to Historical Summary of Gross Income and Direct Operating
  Expenses (unaudited) for the six months ended June 30, 1999....... F-38

Merchants Square Shopping Center:

Independent Auditors' Report........................................ F-39

Historical Summary of Gross Income and Direct Operating Expenses
  for the year ended December 31, 1998.............................. F-40

Notes to the Historical Summary of Gross Income and Direct
  Operating Expenses for the year ended December 31, 1998........... F-41

Historical Summary of Gross Income and Direct Operating Expenses
  (unaudited) for the six months ended June 30, 1999................ F-43

Notes to the Historical Summary of Gross Income and Direct
  Operating Expenses (unaudited) for the six months
  ended June 30, 1999............................................... F-44

Town Center Commons:

Independent Auditors' Report........................................ F-45

Historical Summary of Gross Income and Direct Operating Expenses
  for the period from January 1, 1999 through March 31, 1999........ F-46

Notes to the Historical Summary of Gross Income and Direct
  Operating Expenses for the period from January 1, 1999 through
  March 31, 1999.................................................... F-47

Historical Summary of Gross Income and Direct Operating Expenses
  (unaudited) for the six months ended June 30, 1999................ F-49

Notes to the Historical Summary of Gross Income and Direct
  Operating Expenses (unaudited) for the six months ended
  June 30, 1999..................................................... F-50

Boynton Commons Shopping Center:

Independent Auditors' Report........................................ F-51

Historical Summary of Gross Income and Direct Operating Expenses
  for the year ended December 31, 1998.............................. F-52

Notes to the Historical Summary of Gross Income and Direct
  Operating Expenses for the year ended December 31, 1998........... F-53

Historical Summary of Gross Income and Direct Operating Expenses
  (unaudited) for the six months ended June 30, 1999................ F-55

Notes to the Historical Summary of Gross Income and Direct
  Operating Expenses (unaudited) for the six months
  ended June 30, 1999............................................... F-56

Lake Olympia Square:

Independent Auditors' Report........................................ F-57

Historical Summary of Gross Income and Direct Operating Expenses
  for the year ended December 31, 1998.............................. F-58

Notes to the Historical Summary of Gross Income and Direct
  Operating Expenses for the year ended December 31, 1998........... F-59

Historical Summary of Gross Income and Direct Operating Expenses
  (unaudited) for the six months ended June 30, 1999................ F-61

Notes to Historical Summary of Gross Income and Direct Operating
  Expenses (unaudited) for the six months ended June 30, 1999....... F-62

Bridgewater Marketplace:

Independent Auditors' Report........................................ F-63

Historical Summary of Gross Income and Direct Operating Expenses
  for the period from January 1, 1999 through June 30, 1999......... F-64

Notes to the Historical Summary of Gross Income and Direct
  Operating Expenses for the period from January 1, 1999
  through June 30, 1999............................................. F-65

Bartow Marketplace:

Independent Auditors' Report........................................ F-68

Historical Summary of Gross Income and Direct Operating Expenses
  for the year ended December 31, 1998.............................. F-69

Notes to the Historical Summary of Gross Income and Direct
  Operating Expenses for the year ended December 31, 1998........... F-70

Historical Summary of Gross Income and Direct Operating Expenses
  (unaudited) for the six months ended June 30, 1999................ F-72

Notes to the Historical Summary of Gross Income and Direct
  Operating Expenses (unaudited) for the six months
  ended June 30, 1999............................................... F-73

Countryside Shopping Center:

Independent Auditors' Report........................................ F-74

Historical Summary of Gross Income and Direct Operating Expenses
  for the year ended December 31, 1998.............................. F-75

Notes to the Historical Summary of Gross Income and Direct
  Operating Expenses for the year ended December 31, 1998........... F-76

Historical Summary of Gross Income and Direct Operating Expenses
  (unaudited) for the six months ended June 30, 1999................ F-78

Notes to the Historical Summary of Gross Income and Direct
  Operating Expenses (unaudited) for the six months
  ended June 30, 1999............................................... F-79

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                           (a Maryland corporation)

                          Consolidated Balance Sheet

                                 June 30, 1999
                                  (unaudited)


                                    Assets
                                    ------
Investment Properties:
  Land............................................ $ 3,998,887
  Building and site improvements..................  16,282,139
                                                   ------------
                                                    20,281,026
  Less accumulated depreciation...................      86,618
                                                   ------------
Net investment properties.........................  20,194,408

Cash and cash equivalents.........................   7,403,226
Restricted cash...................................     232,711
Accounts and rents receivable.....................     263,166
Real estate and insurance escrow deposits.........     328,343
Furniture and equipment (net of accumulated
  depreciation of $1,201 at June 30, 1999)........      10,804
Loan fees (net of accumulated amortization of
  $199 at June 30, 1999)..........................      10,300
Other assets......................................      43,961
                                                   ------------
Total assets...................................... $28,486,919
                                                   ============


















         See accompanying notes to consolidated financial statements.

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                           (a Maryland corporation)

                          Consolidated Balance Sheet

                                 June 30, 1999
                                  (unaudited)


                     Liabilities and Stockholders' Equity
                     ------------------------------------
Liabilities:
  Liability for subscriptions received............ $   232,711
  Accounts payable................................      86,673
  Accrued offering costs to Affiliates............   1,118,932
  Accrued offering costs to non-affiliates........   1,266,176
  Accrued interest payable to non-affiliates......      90,969
  Accrued real estate taxes.......................     138,650
  Distributions payable...........................      66,296
  Security Deposits...............................      54,567
  Mortgages payable...............................  14,379,884
  Unearned income.................................      19,336
  Other liabilities...............................       2,480
  Due to Affiliates...............................     361,036
                                                   ------------
    Total liabilities.............................  17,817,710
                                                   ------------
  Minority interest in partnership................       2,000

Stockholders' Equity:
  Preferred Stock, $.01 par value, 10,000,000
   shares authorized, none outstanding............        -
  Common stock, $.01 par value, 100,000,000 Shares
    authorized; 1,399,971 issued and outstanding..      13,980
  Additional paid-in capital (net of costs of
   offering of $3,185,726 at June 30, 1999
   amount to Affiliate)...........................  10,778,469
  Accumulated distributions in excess of
    net income....................................    (125,240)
                                                   ------------
    Total Stockholders' Equity....................  10,667,209
                                                   ------------

Commitments and contingencies


Total liabilities and stockholders' equity........ $28,486,919
                                                   ============







         See accompanying notes to consolidated financial statements.

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                           (a Maryland corporation)

                     Consolidated Statements of Operations

               For the three and six months ended June 30, 1999
                                  (unaudited)

                                                 Three and Six months
                                                        ended
                                                   June 30, 1999
                                                 ------------------
Income:
  Rental income..................................... $   379,788
  Additional rental income..........................     226,698
  Interest income...................................      35,592
                                                     ------------
                                                         642,078
Expenses:                                            ------------
  Professional services to Affiliates...............      10,242
  Professional services to non-affiliates...........      29,033
  General and administrative to Affiliates..........      40,186
  General and administrative expenses to
    non-affiliates..................................      39,704
  Property operating expenses to Affiliates.........      17,194
  Property operating expenses to non-affiliates.....     255,656
  Mortgage interest to Affiliates...................       1,445
  Mortgage interest to non-affiliates...............     155,246
  Acquisition costs expensed........................      11,443
  Depreciation......................................      87,819
  Amortization......................................         199
                                                     ------------
                                                         648,167
                                                     ------------
Net loss............................................ $    (6,089)
                                                     ============

Net loss per weighted average common stock
  shares outstanding, basic and diluted (517,231
  for the six months ended June 30, 1999)........... $      (.01)
                                                     ============















         See accompanying notes to consolidated financial statements.

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                           (a Maryland corporation)

                Consolidated Statement of Stockholders' Equity

                                 June 30, 1999
                                  (unaudited)

                                                    Accumulated
                                         Additional Distributions
                               Common     Paid-in   in excess of
                                Stock     Capital    net income      Total
                             ---------- ----------- ------------ ------------
Balance at
  December 31, 1998......... $     200      199,800         -        200,000

Net loss....................      -            -         (6,089)      (6,089)

Distributions declared
  ($.23 for the six months
  ended June 30, 1999 per
  weighted average common
  stock shares outstanding).      -            -       (119,151)    (119,151)

Proceeds from Offering (net
  of Offering costs of
  $3,185,726)...............    13,780   10,578,669        -      10,592,449
                             ---------- ----------- ------------ ------------
Balance June 30, 1999....... $  13,980   10,778,469    (125,240)  10,667,209
                             ========== =========== ============ ============























         See accompanying notes to consolidated financial statements.

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                           (a Maryland corporation)

                     Consolidated Statement of Cash Flows

                    For the six months ended June 30, 1999
                                  (unaudited)

                                                        1999
Cash flows from operating activities:                   ----
  Net loss........................................ $     (6,089)
  Adjustments to reconcile net loss to net
    cash provided by operating activities:
    Depreciation..................................       87,819
    Amortization..................................          199
    Straight line rental income...................       (9,645)
    Changes in assets and liabilities:
      Accounts and rents receivable...............     (253,521)
      Other assets................................      (43,961)
      Real estate tax and insurance escrows.......     (328,343)
      Accrued interest payable....................       90,969
      Accrued real estate taxes...................      138,650
      Accounts payable............................       86,673
      Unearned income.............................       19,336
      Other liabilities...........................        2,480
      Due to Affiliates...........................      361,036
      Security deposits...........................       54,567
                                                   -------------
Net cash provided by operating activities.........      200,170
                                                   -------------
Cash flows from investing activities:
  Purchase of investment properties...............   (5,884,581)
  Furniture and equipment.........................      (12,005)
                                                   -------------
Net cash used in investing activities.............   (5,896,586)
                                                   -------------
Cash flows from financing activities:
  Proceeds from offering..........................   13,778,175
  Payments of offering costs......................     (800,618)
  Principal payments on debt......................      (16,561)
  Loan fees.......................................      (10,499)
  Distributions paid..............................      (52,855)
                                                   -------------
Net cash provided by financing activities.........   12,897,642
                                                   -------------
Net increase in cash and cash equivalents.........    7,201,226

Cash and cash equivalents at beginning of period..      202,000
                                                   -------------
Cash and cash equivalents at end of period........ $  7,403,226
                                                   =============




         See accompanying notes to consolidated financial statements.

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                           (a Maryland corporation)

                     Consolidated Statement of Cash Flows
                                  (continued)

                    For the six months ended June 30, 1999
                                  (unaudited)


Supplemental schedule of noncash investing and financing activities:

Purchase of investment properties................. $ (20,281,026)
Assumption of mortgage debt.......................    14,396,445
                                                   --------------
                                                   $  (5,884,581)
                                                   ==============


Distributions payable............................. $      66,296
                                                   ==============

Cash paid for interest............................ $     156,691
                                                   ==============































         See accompanying notes to consolidated financial statements.

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                           (a Maryland corporation)

                  Notes to Consolidated Financial Statements

                                 June 30, 1999
                                  (unaudited)

The accompanying consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X.

(1)    Organization and Basis of Accounting

Inland Retail Real Estate Trust, Inc. (the "Company") was formed on September 3, 1998 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. It is anticipated that the Company will initially focus on acquiring properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. Inland Retail Real Estate Advisory Services, Inc. (the "Advisor"), an affiliate of the Company, is the advisor to the Company. On February 11, 1999, the Company commenced an initial public offering ("Offering"), on a best efforts basis of 50,000,000 Shares of common stock ("Shares") at $10 per Share and 4,000,000 Shares at $9.50 per Share which may be distributed pursuant to the Company's Distribution Reinvestment Program ("DRP"). As of June 30, 1999, the Company had received subscriptions for a total of 1,397,818 Shares. In addition the Company has distributed 2,153 shares pursuant to the Company's DRP. As of June 30, 1999, escrowed funds of $232,711 were reflected as restricted cash, along with the corresponding liability for subscriptions received, in the accompanying Consolidated Financial Statements. The escrowed funds of $232,711 represents subscriptions for Shares from Pennsylvania residents. Subscribers residing in Pennsylvania may not be admitted as Stockholders to the Company until subscriptions have been received and accepted for 2,500,000 Shares ($25,000,000) from all sources. Funds received from subscribers residing in Pennsylvania are currently included in restricted cash and will be released to the Company from the escrow immediately after subscriptions for at least $25,000,000 have been received from all sources.

The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 1999. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                           (a Maryland corporation)

                  Notes to Consolidated Financial Statements

                                 June 30, 1999
                                  (unaudited)


Statement of Financial Accounting Standards No. 121 requires the Company to record an impairment loss on its property to be held for investment whenever its carrying value cannot be fully recovered through estimated undiscounted future cash flows from operations and sale of properties. The amount of the impairment loss to be recognized would be the difference between the property's carrying value and the property's estimated fair value. As of June 30, 1999, the Company does not believe any such impairment of its properties exists.

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates market.

Depreciation expense is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 30 years for the building and building improvements and 15 years for the site improvements. Furniture and equipment is depreciated over five years.

Loan fees are amortized on a straight line basis over the life of the related loans.

Offering costs are offset against the Stockholders' equity accounts and consist principally of printing, selling and registration costs.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable. The Company recognizes percentage rents as they are received.

The Company believes that the interest rates associated with the mortgages payable and notes payable to Affiliates approximate the market interest rates for these types of debt instruments, and as such, the carrying amount of the mortgages payable and notes payable to Affiliates approximate their fair value.

The net loss allocable to the minority interest is immaterial, and therefore, has not been included in the accompanying Consolidated Financial Statements.

In the opinion of management, the financial statements contain all the adjustments necessary, which are of a normal recurring nature, to present fairly the financial position and results of operations for the period presented herein. Results of interim periods are not necessarily indicative of results to be expected for the year.

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                           (a Maryland corporation)

                  Notes to Consolidated Financial Statements
                                  (continued)

                                 June 30, 1999
                                  (unaudited)


(2)    Basis of Presentation

The accompanying Consolidated Balance Sheet includes the accounts of the Company, as well as the accounts of the operating partnership, in which the Company has an approximately 99% controlling general partner interest. The Advisor owns the remaining approximately 1% limited partner common units in the operating partnership for which it paid $2,000 and which is reflected as a minority interest in the accompanying Consolidated Balance Sheet. The effect of all significant intercompany transactions have been eliminated.


(3)    Transactions with Affiliates

As of June 30, 1999, the Company had incurred $3,185,726 of offering costs. Pursuant to the terms of the Offering, the Advisor is required to pay organizational and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the Offering "Gross Offering Proceeds") or all organization and offering expenses (including selling commissions) which together exceed 15% of Gross Offering Proceeds. As of June 30, 1999, offering costs did exceed the 5.5% and 15% limitations, however the Company anticipates that these costs will not exceed these limitations upon completion of the Offering. Any excess amounts at the completion of the Offering will be reimbursed by the Advisor.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the Offering. In addition, an affiliate of the Advisor is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance from the Company in connection with the Offering.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the administration of the Company. Such costs are included in professional services to Affiliates and general and administrative expenses to Affiliates.

The Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                           (a Maryland corporation)

                  Notes to Consolidated Financial Statements

                                 June 30, 1999
                                  (unaudited)


The Advisor may receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus other operating expenses paid during the previous calendar year exceed 2% of the Company's average invested assets for the calendar year or 25% of the Company's Net Income for that calendar year; and (ii) to the extent that stockholders have not received an annual distribution equal to or greater than the 7% current return. For the six months ended June 30, 1999, the Company has not incurred any of such fees.

An Affiliate of the Advisor is entitled to receive property management fees for management and leasing services. The Company incurred and paid property management fees of $17,194 for the six months ended June 30, 1999, all of which has been paid.


(4)    Stock Option Plan and Soliciting Dealer Warrants

The Company adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 Shares following their becoming a Director and for the grant of additional options to acquire 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 2000 if the Independent Director is a member of the board of directors on such date. The options for the initial 3,000 Shares to be granted shall be exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $9.05 per Share. The subsequent options will be exercisable at the fair market value of a Share on the last business day preceding the annual meeting of Stockholders, and shall be $9.05 per Share until the earlier of the termination of the Offering or February 11, 2001. As of June 30, 1999, no options had been issued.

In addition to sales commissions, soliciting dealers will also receive one soliciting dealer warrant for each 25 Shares sold by such soliciting dealer during the Offering, subject to state and federal securities laws and subject to the issuance of a maximum of 2,000,000 soliciting dealers warrants to purchase an equivalent number of Shares. The holder of a soliciting dealer warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing one year from the date of the first issuance of any of the soliciting dealer warrants and ending five years after February 11, 1999. As of June 30, 1999, no warrants had been issued.

                                             INLAND RETAIL REAL ESTATE TRUST, INC.
                                                   (a Maryland corporation)

                                                 Notes to Financial Statements
                                                          (continued)

                                                         June 30, 1999
                                                          (unaudited)


(5) Investment Properties                  Initial Cost (A)                     Gross amount at which carried
                                     ---------------------------                        at end of period
                                                                     Net      -----------------------------------------
                                                     Buildings   Adjustments                 Buildings,
                              Date                   and Site         to                     and Site
                             Acquired    Land      improvements   Basis (B)       Land      improvements      Total
                             -------- ------------ ------------- ------------ ------------- ------------- -------------
Multi-tenant Retail
-------------------
  Lake Walden Square
    Plant City, FL.......... 05/1999 $  3,006,662    11,532,321        -        3,006,662    11,532,321     14,538,983

  Merchants Square
    Zephyrhills, FL......... 06/1999      992,225     4,749,818        -          992,225     4,749,818      5,742,043
                                     ------------- ------------- ------------ ------------- ------------- -------------
  Totals                             $  3,998,887    16,282,139        -        3,998,887    16,282,139     20,281,026


(A) The initial cost to the Company, represents the original purchase price of the property from an Affiliate of our Advisor, including amounts incurred subsequent to acquisition, which were contemplated at the time the property was acquired.

(B) Adjustments to basis includes additions to investment properties.



                     INLAND RETAIL REAL ESTATE TRUST, INC.
                           (a Maryland corporation)

                  Notes to Consolidated Financial Statements
                                  (continued)

                                 June 30, 1999
                                  (unaudited)


(6) Operating Leases

Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying financial statements include an increase of $9,645 for the six months ended June 30, 1999, of rental income for the period of occupancy for which stepped rent increases apply and $9,645 in the related accounts and rents receivable as of June 30, 1999. The Company anticipates collecting these amounts over the terms of the related leases as scheduled rent payments are made.


(7) Mortgages Payable

Mortgages payable consist of the following at June 30, 1999:

                        Current              Current   Balance at
Property as             Interest   Maturity  Monthly    June 30,
Collateral                Rate       Date   Payment(a)    1999
-------------          ---------- --------- ---------- -----------
Mortgages payable to non-affiliates:

  Lake Walden Square      7.63%    11/2007  $  72,584  $10,100,831
  Merchants Square        7.50%    11/2008     30,066    4,279,053
                                                       ------------
                                                       $14,379,884
                                                       ============


(a) All payments are principal and interest.

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                           (a Maryland corporation)

                  Notes to Consolidated Financial Statements
                                  (continued)

                                 June 30, 1999
                                  (unaudited)


(8)  Segment Reporting

The Company owns and seeks to acquire multi-tenant retail centers, neighborhood and community shopping centers in the Southeastern states, primarily Florida, Georgia, North Carolina, and South Carolina. All of the Company's shopping centers are located within these states. The Company's shopping centers are typically anchored by grocery and drug stores complemented with additional stores providing a wide range of other goods and services to shoppers.

The Company assesses and measures operating results on an individual property basis for each of its properties based on net property operations. Since all of the Company's properties exhibit highly similar economic characteristics, cater to the day-to-day living needs of their respective surrounding communities, and offer similar degrees of risk and opportunities for growth,the properties have been aggregated and reported as one operating segment.

The property revenues and net property operations of the reportable segments are summarized in the following tables as of June 30, 1999, and for the six month period then ended, along with a reconciliation to net income. Property asset information is as of June 30, 1999.

                                       1999
                                       ----
Total property revenues.........  $    606,486
Total property operating
  expenses......................       272,850
Mortgage interest................      156,691
                                  -------------
Net property operations..........      176,945
                                  -------------
Interest income..................       35,592
Less non property expenses:
  Professional services..........       39,275
  General and administrative.....       91,333
  Depreciation and amortization..       88,018
                                  -------------
Net loss......................... $     (6,089)
                                  =============

Net investment properties........ $ 20,194,408
                                  =============

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                           (a Maryland corporation)

                  Notes to Consolidated Financial Statements
                                  (continued)

                                 June 30, 1999
                                  (unaudited)


(9)    Earnings per Share

Basic earnings per share ("EPS") is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by reflecting the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. As of June 30, 1999, options to purchase 3,000 shares of common stock at a price of $9.05 per share were outstanding.


(10)   Subsequent Events

On July 1, 1999, the Company purchased Town Center Commons by acquiring the limited partnership interests in Inland Southeast Town Center Limited Partnership, an affiliate of our Advisor, and acquiring all of the general partnership interests in Inland Southeast Town Center Limited Partnership. The Company purchased Town Center Commons for $9,656,381. The property is located in Kennesaw, Georgia and contains 72,108 gross leasable square feet of an existing 159,758 square foot shopping center. Its tenants leasing more than 10% of the total gross leasable area are J.C. Penney Home Store, a home furnishings store, and Baptist Book Store, a religious retail store.

On July 27, 1999, the Company purchased Boynton Commons by acquiring all of the membership interests in Inland Boynton Investment, L.L.C. and Inland Boynton Acquisitions, L.L.C., and affiliate of our Advisor. The Company purchased Boynton Commons for $30,563,440. The property is located in Boynton Beach, Florida and contains 210,772 square feet of leasable space. Its tenants leasing more than 10% of the total gross leasable area are The Sports Authority, a sporting goods store; Bed, Bath & Beyond, a home furnishings store; Barnes & Noble, a display and retail sale and/or rental of books, magazines and other media store; and PetSmart, a pet and pet accessory retail store.

                     Inland Retail Real Estate Trust, Inc.
                     Pro Forma Consolidated Balance Sheet
                                 June 30, 1999
                                  (unaudited)


The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisition of the properties indicated in Note B had occurred on June 30, 1999.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 1999, nor does it purport to represent our future financial position. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                     Inland Retail Real Estate Trust, Inc.
                     Pro Forma Consolidated Balance Sheet
                                 June 30, 1999
                                  (unaudited)

                                              Pro Forma
                                             Adjustments
                                            -------------
                                 (A)           Property      Pro Forma
                              Historical     Acquisitions   as adjusted
                             -------------  -------------- -------------
Assets
------
Net investment in
  properties(B)............. $ 20,194,408     89,278,935    109,473,343
Cash........................    7,403,226        837,587      8,240,813
Restricted cash (A).........      232,711           -           232,711
Accounts and rents
  receivable................      263,166           -           263,166
Escrowed funds (E)..........      328,343           -           328,343
Furniture and Equipment.....       10,804           -            10,804
Loan fees...................       10,300           -            10,300
Other assets................       43,961           -            43,961
                             -------------  -------------- -------------
Total assets................ $ 28,486,919     90,116,522    118,603,441
                             =============  ============== =============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate taxes...      138,650        191,788        330,438
Security deposits...........       54,567        114,382        168,949
Mortgages payable (D).......   14,379,884     66,330,524     80,710,408
Liability for subscriptions
  received..................      232,711           -           232,711
Accounts payable............       86,673           -            86,673
Accrued interest payable....       90,969           -            90,969
Other liabilities...........       21,816         66,149         87,965
Distribution payable........       66,296           -            66,296
Due to Affiliates...........      361,036           -           361,036
Minority interest in
  partnership (C)...........        2,000           -             2,000
Accrued offering costs......    2,385,108           -         2,385,108
                             -------------  -------------- -------------
Total liabilities...........   17,819,710     66,702,843     84,522,553
                             -------------  -------------- -------------

Common Stock................       13,980         27,224         41,204
Additional paid in capital
  (net of Offering costs)...   10,653,229     23,386,455     34,039,684
                             -------------  -------------- -------------
Total Stockholders' equity..   10,667,209     23,413,679     34,080,888
                             -------------  -------------- -------------
Total liabilities and
  Stockholders' equity...... $ 28,486,919     90,116,522    118,603,441
                             =============  ============== =============


        See accompanying notes to pro forma consolidated balance sheet.

                     Inland Retail Real Estate Trust, Inc.
                 Notes to Pro Forma Consolidated Balance Sheet
                                 June 30, 1999
                                  (unaudited)


(A) The historical column represents our Consolidated Balance Sheet as of June 30, 1999. We were formed on September 3, 1998. As of June 30, 1999, subscriptions for a total of 1,397,818 Shares had been received from the public at $10 per Share resulting in $13,978,175 in Gross Offering Proceeds. As of June 30, 1999, subscriber funds of $232,711 are currently held in an interest-bearing escrow account. The escrow funds of $232,711 represents subscriptions for Shares from Pennsylvania residents. Subscribers residing in Pennsylvania may not be admitted as Stockholders to the Company until subscriptions have been received and accepted for 2,500,000 Shares ($25,000,000) from all sources. On August 24, 1999, we had sold Shares in excess of $25,000,000, accordingly, proceeds received from subscribers residing in Pennsylvania which had been in escrow were released to the Company. In addition, we have received the Advisor's capital contribution of $200,000 for which it was issued 20,000 Shares. Through June 30, 1999, the Advisor advanced approximately $2,385,000 to us for costs incurred with the Offering. As of June 30, 1999, approximately $1,100,000 remained unpaid.

                     Inland Retail Real Estate Trust, Inc.
                 Notes to Pro Forma Consolidated Balance Sheet
                                 June 30, 1999
                                  (unaudited)

                                  (continued)

(B) The pro forma adjustments reflect the acquisition of the following properties:
                                        Boynton       Lake      Bridgewater    Bartow     Countryside     Total
                        Town Center     Commons      Olympia    Marketplace  Marketplace   Shopping      Property
                        Acquisition   Acquisition  Acquisition  Acquisition  Acquisition    Center     Acquisition
                        ------------ ------------ ------------ ------------ ------------ ------------ ------------
Assets
------
Net investment in
  properties........... $ 9,656,381   30,563,440    9,873,627    6,093,855   24,496,029    8,595,602   89,278,934
Cash...................        -         348,468      205,310         -            -         283,810      837,588
Other assets...........        -            -            -            -            -            -            -
                        ------------ ------------ ------------ ------------ ------------ ------------ ------------
Total assets........... $ 9,656,381   30,911,908   10,078,937    6,093,855   24,496,029    8,879,412   90,116,522
                        ============ ============ ============ ============ ============ ============ ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real
  estate taxes.........      22,000       20,572       67,012       35,000       11,204       36,000      191,788
Security deposits......      19,443       26,412       29,983       14,444       12,400       11,700      114,382
Mortgages payable (D)..   7,600,000   22,922,581    5,932,943    4,780,000   18,375,000    6,720,000   66,330,524
Accrued interest
  payable..............        -            -            -            -            -            -            -
Other liabilities......      66,149         -            -            -            -            -          66,149
                        ------------ ------------ ------------ ------------ ------------ ------------ ------------
Total liabilities......   7,707,592   22,969,565    6,029,938    4,829,444   18,398,604    6,767,700   66,702,843
                        ------------ ------------ ------------ ------------ ------------ ------------ ------------

Common Stock...........       2,266        9,235        4,708        1,470        7,090        2,455       27,224
Additional paid in
  capital (net of
  Offering costs)......   1,946,523    7,933,108    4,044,291    1,262,941    6,090,335    2,109,257   23,386,455
                        ------------ ------------ ------------ ------------ ------------ ------------ ------------
Total Stockholders'
  equity (E)...........   1,948,789    7,942,343    4,048,999    1,264,411    6,097,425    2,111,712   23,413,679
                        ------------ ------------ ------------ ------------ ------------ ------------ ------------
Total liabilities and
  Stockholders' equity. $ 9,656,381   30,911,908   10,078,937    6,093,855   24,496,029    8,879,412   90,116,522
                        ============ ============ ============ ============ ============ ============ ============



                     Inland Retail Real Estate Trust, Inc.
                 Notes to Pro Forma Consolidated Balance Sheet
                                 June 30, 1999
                                  (unaudited)

                                  (continued)


(C) The Pro Forma Consolidated Balance Sheet includes the accounts of the Operating Partnership in which the Company has an approximately 99% controlling general partner interest. The Advisor owns the remaining approximately 1% limited partnership common units in the Operating Partnership for which it paid $2,000 and which is reflected as a minority interest.

(D) Represents the first mortgage loans assumed and originated conjunction with the acquisition of properties. These mortgage loans with an aggregate principal balance of approximately $80,710,000 are payable to third parties at interest rates ranging from 7.0% to 8.25% per annum and maturities ranging from March 2000 to November 2008. This also represents debt payable to an affiliate with a principal balance of approximately $800,000 which is payable at an interest rate of 10.9% per annum and matures April 2000.

(E) Represents real estate tax and insurance escrows held.

(F) Additional offering proceeds of $41,205,000, net of offering costs of $7,124,112 are reflected as received as of June 30, 1999. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

                     Inland Retail Real Estate Trust, Inc.
                Pro Forma Consolidated Statement of Operations
                    For the six months ended June 30, 1999
                                  (unaudited)


The following unaudited Pro Forma Consolidated Statement of Operations is presented to effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 1998.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the six months ended June 30, 1999, nor does it purport to represent our future financial position. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                     Inland Retail Real Estate Trust, Inc.
                Pro Forma Consolidated Statement of Operations
                    For the six months ended June 30, 1999
                                  (unaudited)



                                   Historical
                                  ------------
                                    Company      Pro Forma
                                       (A)      Adjustment   Pro Forma
                                  ------------ ------------ -----------

Rental income.................... $   379,788    4,544,720   4,924,508
Percentage rental income.........        -          50,576      50,576
Operating expense and real
  estate tax recoveries..........     262,290    1,040,919   1,303,209
                                  ------------ ------------ -----------
Total income.....................     642,078    5,636,215   6,278,293
                                  ------------ ------------ -----------

Advisor asset management fee (C).        -         518,371     518,371
Property operating expenses......     386,463    1,128,102   1,514,565
Management fee (G)...............      17,194      263,318     280,512
Interest expense (H).............     156,691    2,759,846   2,916,537
Depreciation (D).................      87,819    1,421,880   1,509,699
                                  ------------ ------------ -----------
Total expenses...................     648,167    6,091,517   6,739,684
                                                            -----------
Net loss applicable to
  common shareholders (F)........                           $ (461,391)
                                                            ===========

Weighted average number of
  shares of common stock
  outstanding (E)................                            4,120,500
                                                            ===========

Basic and diluted net loss
  per weighted average
  shares of common stock
  outstanding (E)................                           $     (.11)
                                                            ===========















   See accompanying notes to pro forma consolidated statement of operations.

                     Inland Retail Real Estate Trust, Inc.
            Notes to Pro Forma Consolidated Statement of Operations
                    For the six months ended June 30, 1999
                                  (unaudited)

(A) Historical  information  primarily   represents  operations  of  properties
    acquired in May and June 1999.

(B) Total pro forma adjustments for acquisitions are as though they were acquired January 1, 1998.

                          Lake     Merchants      Town       Lake       Boynton
                         Walden     Square       Center     Olympia     Commons
                      ----------- ----------- ----------- ----------- ----------
Rental income........ $  571,000     245,000     359,529  $  425,560  1,191,020
Percentage rental
  income.............       -           -           -           -          0
Additional rental
  income.............    183,000      85,000      91,961     133,817    358,013
                      ----------- ----------- ----------- ----------- ----------
Total income.........    754,000     330,000     451,490     559,377  1,549,033
                      ----------- ----------- ----------- ----------- ----------
Advisor asset
  management fee (C).     48,463      23,925      48,282      49,368    152,817
Property operating
  expenses...........    186,165      52,634      84,921     141,885    434,767
Management fee (G)...     41,599      15,805      21,000      26,150     69,706
Interest expense (H).    286,988     133,720     266,000     244,734    790,594
Depreciation (D).....    149,186      80,173     121,687     136,585    394,116
                      ----------- ----------- ----------- ----------- ----------
Total expenses.......    712,401     306,257     541,890     598,722  1,842,000
                      ----------- ----------- ----------- ----------- ----------
Net income (loss)....     41,599      23,743     (90,400)    (39,345)  (292,967)
                      =========== =========== =========== =========== ==========

                                              Countryside
                      Bridgewater    Bartow     Shopping     Total
                      Marketplace Marketplace   Center     Pro Forma
                      ----------- ----------- ----------- -----------
Rental income........    200,353   1,165,741     386,517   4,544,720
Percentage rental
  income.............       -         50,576        -         50,576
Additional rental
  income.............     54,048      25,299     109,781   1,040,919
                      ----------- ----------- ----------- -----------
Total income.........    254,401   1,241,616     496,298   5,636,215
                      ----------- ----------- ----------- -----------
Advisor asset
  management fee (C).     30,058     122,480      42,978     518,371
Property operating
  expenses...........     65,670      27,260     134,800   1,128,102
Management fee (G)...      9,130      55,873      24,055     263,318
Interest expense (H).    167,061     631,181     239,568   2,759,846
Depreciation (D).....     92,106     306,200     141,827   1,421,880
                      ----------- ----------- ----------- -----------
Total expenses.......    364,025   1,142,994     583,228   6,091,517
                      ----------- ----------- ----------- -----------
Net income (loss)....   (109,624)     98,622     (86,930)   (455,302)
                      =========== =========== =========== ===========

                     Inland Retail Real Estate Trust, Inc.
            Notes to Pro Forma Consolidated Statement of Operations
                    For the six months ended June 30, 1999
                                  (unaudited)


(C) The advisor asset management fee has been calculated as 1% of the cost of acquisition of the properties, prorated for the 6 months.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and fifteen years for improvements. The allocation of land, buildings and improvements was based upon values stated in the related appraisal.

(E) The pro forma weighted average shares of common stock outstanding for the six months ended June 30, 1999 was calculated by estimating the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(F) The net income (loss) allocable to the minority interest is immaterial, and therefore, has been excluded.

(G) Management fees are calculated as 4.5% of gross revenues.

(H) As part of the  acquisition  of  certain  of  these properties, the Company
    assumed existing debt.    The  pro  forma  adjustments relating to interest
    expense were based on the following terms:

    Lake Walden

    Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Lake Walden Square of approximately $10,100,000 in connection with the acquisition. The assumed debt, which originated October 30, 1997, has an annual interest rate of 7.63% and requires monthly principal and interest payments.

    In addition, as part of the acquisition, the Company assumed a second mortgage debt of approximately $800,000 with an interest rate of 10.9%.

    Merchants Square

    Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Merchants Square Shopping Center of approximately $4,300,000 in connection with the acquisition. The assumed debt, which originated October 9, 1998, has an annual interest rate of 7.5% and requires monthly principal and interest payments.

    Town Center

    Inland Retail Real  Estate  Trust,  Inc.  assumed  the outstanding mortgage debts related to Town Center totaling approximately $7,600,000 in connection with the acquisition. The assumed debts, which originated April 13, 1999, have annual interest rates ranging from 175 basis points over LIBOR (currently 6.7%) to 7%.

                     Inland Retail Real Estate Trust, Inc.
            Notes to Pro Forma Consolidated Statement of Operations
                    For the six months ended June 30, 1999
                                  (unaudited)


    Boynton Commons

    As part of the  acquisition,  the  Company assumed the outstanding mortgage debts related to Boynton Commons Shopping Center of approximately $22,900,000. The assumed debts, which were modified March 19, 1999, have annual interest rates of 175 basis points over LIBOR (currently 6.7%) and 7.21%, respectively.

    Lake Olympia

    Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Lake Olympia totaling approximately $5,933,000 in connection with the acquisition. The assumed debt, which originated June 24, 1998, has an annual interest rate of 8.25% and requires monthly principal and interest payments.

    Bridgewater Marketplace

    As part of the acquisition, the Company assumed an outstanding mortgage debt of approximately $4,450,000. The debt was modified on September 7, 1999. The principal balance was increased to approximately $4,780,000 and has an annual interest rate of 175 basis points over LIBOR (currently 6.99%).

    Bartow Marketplace

    The Company purchased this property with the proceeds of a new first mortgage loan in the amount of $18,375,000. The loan is evidenced by two promissory notes. The notes bear an annual interest rate of 150 basis points over LIBOR (currently 6.87%).

    Countryside Shopping Center

    Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Countryside Shopping Center of approximately $6,720,000 in connection with the acquisition. The assumed debt, which originated March 31, 1998, has an annual interest rate of 175 basis points over LIBOR (currently 7.13%).

                     Inland Retail Real Estate Trust, Inc.
                Pro Forma Consolidated Statement of Operations
                     For the year ended December 31, 1998
                                  (unaudited)


The following unaudited Pro Forma Consolidated Statement of Operations is presented to effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 1998 except for Town Center and Bridgewater Marketplace which were completed late in the fourth quarter of 1998 and significant operations had not yet begun.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1998, nor does it purport to represent our future financial position. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                     Inland Retail Real Estate Trust, Inc.
                Pro Forma Consolidated Statement of Operations
                     For the year ended December 31, 1998
                                  (unaudited)


                                    Historical
                                   -------------
                                                   Pro Forma
                                      Company     Adjustment
                                        (A)          (B)      Pro Forma
                                   ------------- ----------- ------------

Rental income..................... $       -      7,776,417    7,776,417
Operating expense and real
  estate tax recoveries...........         -      1,281,597    1,281,597
                                   ------------- ----------- ------------
Total income......................         -      9,058,014    9,058,014
                                   ------------- ----------- ------------

Advisor asset management fee (E)..         -        938,201      938,201
Property operating expenses.......         -      1,434,622    1,434,622
Management fee (G)................         -        411,818      411,818
Interest expense (H)..............         -      5,015,871    5,015,871
Depreciation (C)..................         -      2,597,755    2,597,755
                                   ------------- ----------- ------------
Total expenses....................         -     10,398,267   10,398,267
                                                             ------------
Net loss applicable to
  common shareholders (F).........                           $(1,340,253)
                                                             ============

Weighted average number of
  shares of common stock
  outstanding (D).................                             4,120,500
                                                             ============

Basic and diluted net loss
  per weighted average
  shares of common stock
  outstanding (D).................                           $      (.33)
                                                             ============














      See accompanying notes to pro forma consolidated statement of operations.

                                           Inland Retail Real Estate Trust, Inc.
                                  Notes to Pro Forma Consolidated Statement of Operations
                                           For the year ended December 31, 1998
                                                        (unaudited)

(A) Historical information is not applicable as the Company had no operations through December 31, 1998.

(B) Total pro forma adjustments for acquisitions are as though they were acquired January 1, 1998.
                                                                                            Countryside
                                   Lake     Merchants   Boynton        Lake       Bartow      Shopping     Total
                                  Walden     Square     Commons      Olympia    Marketplace   Center     Pro Forma
                               ----------- ----------- ----------- ------------ ----------- ----------- -----------
    Rental income............. $1,636,260     582,001   1,637,021      811,499   2,331,129     778,507   7,776,417
    Additional rental income..    307,229     173,038     263,043      243,936     109,643     184,708   1,281,597
                               ----------- ----------- ----------- ------------ ----------- ----------- -----------
    Total income..............  1,943,489     755,039   1,900,064    1,055,435   2,440,772     963,215   9,058,014
                               ----------- ----------- ----------- ------------ ----------- ----------- -----------
    Advisor asset
      management fee (E)......    145,495      57,420     305,634       98,736     244,960      85,956     938,201
    Property operating
      expenses................    381,443     169,316     288,616      296,719      57,949     240,579   1,434,622
    Management fees (G).......     87,975      35,181      85,503       49,979     109,835      43,345     411,818
    Interest expense (H)......    869,275     322,500   1,581,188      501,409   1,262,363     479,136   5,015,871
    Depreciation (C)..........    447,882     192,416     788,231      273,170     612,401     283,655   2,597,755
                               ----------- ----------- ----------- ------------ ----------- ----------- -----------
    Total expenses............  1,932,070     776,833   3,049,172    1,220,013   2,287,508   1,132,671  10,398,267
                               ----------- ----------- ----------- ------------ ----------- ----------- -----------
    Net income (loss).........     11,419     (21,794) (1,149,108)    (164,578)    153,264    (169,456) (1,340,253)
                               =========== =========== =========== ============ =========== =========== ===========






                     Inland Retail Real Estate Trust, Inc.
            Notes to Pro Forma Consolidated Statement of Operations
                     For the year ended December 31, 1998
                                  (unaudited)

    Acquisition of Lake Walden Square, Plant City, Florida

    Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1998 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                       Lake Walden Square
                               ------------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               ------------ ----------- -----------
    Rental income............. $ 1,636,260        -      1,636,260
    Additional rental income..     307,229        -        307,229
                               ------------ ----------- -----------
    Total income..............   1,943,489        -      1,943,489
                               ------------ ----------- -----------
    Advisor asset
      management fee (E)......        -        145,495     145,495
    Property operating
      expenses................     381,443        -        381,443
    Management fees (G).......      87,975        -         87,975
    Interest expense (H)......     782,075      87,200     869,275
    Depreciation (C)..........        -        447,882     447,882
                               ------------ ----------- -----------
    Total expenses............   1,251,493     680,577   1,932,070
                               ------------ ----------- -----------
    Net income (loss)......... $   691,996    (680,577)     11,419
                               ============ =========== ===========

    Acquisition of Merchants Square, Zephyrhills, Florida

    Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1998 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Merchants Square
                               ------------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               ------------ ----------- -----------
    Rental income............. $   582,001        -        582,001
    Additional rental income..     173,038        -        173,038
                               ------------ ----------- -----------
    Total income..............     755,039        -        755,039
                               ------------ ----------- -----------
    Advisor asset
      management fee (E).....         -         57,420      57,420
    Property operating
      expenses................     169,316        -        169,316
    Management fees (G).......      35,181        -         35,181
    Interest expense (H)......      72,305     250,195     322,500
    Depreciation (C)..........        -        192,416     192,416
                               ------------ ----------- -----------
    Total expenses............     276,802     500,031     776,833
                               ------------ ----------- -----------
    Net income (loss)......... $   478,237    (500,031)    (21,794)
                               ============ =========== ===========

                     Inland Retail Real Estate Trust, Inc.
            Notes to Pro Forma Consolidated Statement of Operations
                     For the year ended December 31, 1998
                                  (unaudited)

    Acquisition of Boynton Commons, Boynton Beach, Florida

    Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1998 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Boynton Commons
                               ------------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               ------------ ----------- -----------
    Rental income............. $ 1,637,021        -      1,637,021
    Additional rental income..     263,043        -        263,043
                               ------------ ----------- -----------
    Total income..............   1,900,064        -      1,900,064
                               ------------ ----------- -----------
    Advisor asset
      management fee (E)......        -        305,634     305,634
    Property operating
      expenses................     288,616        -        288,616
    Management fees (G).......      49,111      36,392      85,503
    Interest expense (H)......   1,515,721      65,467   1,581,188
    Depreciation (C)..........        -        788,231     788,231
                               ------------ ----------- -----------
    Total expenses............   1,853,448   1,195,724   3,049,172
                               ------------ ----------- -----------
    Net income (loss)......... $    46,616  (1,195,724) (1,149,108)
                               ============ =========== ===========

    Acquisition of Lake Olympia, Ocoee, Florida

    Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1998 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Lake Olympia
                               ------------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               ------------ ----------- -----------
    Rental income............. $   811,499        -        811,499
    Additional rental income..     243,936        -        243,936
                               ------------ ----------- -----------
    Total income..............   1,055,435        -      1,055,435
                               ------------ ----------- -----------
    Advisor asset
      management fee (E).....         -         98,736      98,736
    Property operating
      expenses................     296,719        -        296,719
    Management fees (G).......      49,979        -         49,979
    Interest expense (H)......     501,409        -        501,409
    Depreciation (C)..........        -        273,170     273,170
                               ------------ ----------- -----------
    Total expenses............     848,107     371,906   1,220,013
                               ------------ ----------- -----------
    Net income (loss)......... $   207,328    (371,906)   (164,578)
                               ============ =========== ===========

                     Inland Retail Real Estate Trust, Inc.
            Notes to Pro Forma Consolidated Statement of Operations
                     For the year ended December 31, 1998
                                  (unaudited)


    Acquisition of Bartow Marketplace, Cartersville, Georgia

    Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1998 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                        Bartow Marketplace
                               ------------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               ------------ ----------- -----------
    Rental income............. $ 2,331,129        -      2,331,129
    Additional rental income..     109,643        -        109,643
                               ------------ ----------- -----------
    Total income..............   2,440,772        -      2,440,772
                               ------------ ----------- -----------
    Advisor asset
      management fee (E).....         -        244,960     244,960
    Property operating
      expenses................      57,949        -         57,949
    Management fees (G).......        -        109,835     109,835
    Interest expense (H)......        -      1,262,363   1,262,363
    Depreciation (C)..........        -        612,401     612,401
                               ------------ ----------- -----------
    Total expenses............      57,949   2,229,559   2,287,508
                               ------------ ----------- -----------
    Net income (loss)......... $ 2,382,823  (2,229,559)    153,264
                               ============ =========== ===========



    Acquisition of Countryside Shopping Center, Naples, Florida

    Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1998 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                        Countryside Shopping Center
                               ------------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               ------------ ----------- -----------
    Rental income............. $   778,507        -        778,507
    Additional rental income..     184,708        -        184,708
                               ------------ ----------- -----------
    Total income..............     963,215        -        963,215
                               ------------ ----------- -----------
    Advisor asset
      management fee (E).....         -         85,956      85,956
    Property operating
      expenses................     240,579        -        240,579
    Management fees (G).......      31,848      11,497      43,345
    Interest expense (H)......     336,092     143,044     479,136
    Depreciation (C)..........        -        283,655     283,655
                               ------------ ----------- -----------
    Total expenses............     608,519     524,152   1,132,671
                               ------------ ----------- -----------
    Net income (loss)......... $   354,696    (524,152)   (169,456)
                               ============ =========== ===========

                     Inland Retail Real Estate Trust, Inc.
            Notes to Pro Forma Consolidated Statement of Operations
                     For the year ended December 31, 1998
                                  (unaudited)


(C) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and fifteen years for improvements. The allocation of land, buildings and improvements is based upon values stated in the related appraisal.

(D) The pro forma weighted average number of shares of common stock for the year ended December 31, 1998 was calculated by estimating the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(E) The Advisor asset management fee has been calculated as 1% of the cost of acquisition of the properties

(F) The net income (loss) allocable to the minority interest is immaterial, and therefore, has been excluded.

(G) Management fees are calculated at 4.5% of gross revenues.

                     Inland Retail Real Estate Trust, Inc.
            Notes to Pro Forma Consolidated Statement of Operations
                     For the year ended December 31, 1998
                                  (unaudited)

(H) As part of the  acquisition  of  certain  of  these properties, the Company
    assumed existing debt.    The  pro  forma  adjustments relating to interest
    expense were based on the following terms:

    Lake Walden

    Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Lake Walden Square of approximately $10,100,000 in connection with the acquisition. The assumed debt, which originated October 30, 1997, has an annual interest rate of 7.63% and requires monthly principal and interest payments.

    In addition, as part of the acquisition, the Company assumed a second mortgage debt of approximately $800,000 with an interest rate of 10.9%.

    Merchants Square

    Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Merchants Square Shopping Center of approximately $4,300,000 in connection with the acquisition. The assumed debt, which originated October 9, 1998, has an annual interest rate of 7.5% and requires monthly principal and interest payments.

    Boynton Commons

    As part of the  acquisition,  the  Company assumed the outstanding mortgage debts related to Boynton Commons Shopping Center of approximately $22,900,000. The assumed debts, which were modified March 19, 1999, have annual interest rates of 175 basis points over LIBOR (currently 6.7%) and 7.21%, respectively.

    Lake Olympia

    Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Lake Olympia totaling approximately $5,900,000 in connection with the acquisition. The assumed debt, which originated June 24, 1998, has an annual interest rate of 8.25% and requires monthly principal and interest payments.

    Bartow Marketplace

    The Company purchased this property with the proceeds of a new first mortgage loan in the amount of $18,375,000. The loan is evidenced by two promissory notes. The notes bear an annual interest rate of 150 basis points over LIBOR (currently 6.87%).

    Countryside Shopping Center

    Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Countryside Shopping Center of approximately $6,720,000 in connection with the acquisition. The assumed debt, which originated March 31, 1998, has an annual interest rate of 175 basis points over LIBOR (currently 7.13%).

                         Independent Auditors' Report


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Lake Walden Square for the year ended December 31, 1998. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Lake Walden Square's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lake Walden Square for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


                                                        KPMG LLP


Chicago, Illinois
July 2, 1999

                              Lake Walden Square
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998




Gross income:
  Base rental income.............................. $1,636,260
  Operating expense and real estate
    tax recoveries................................    294,334
  Percentage rent.................................        425
  Other income....................................     12,470
                                                   -----------
  Total Gross Income..............................  1,943,489
                                                   -----------
Direct operating expenses:
  Operating expenses..............................    173,592
  Real estate taxes...............................    166,039
  Utilities.......................................     30,914
  Insurance.......................................     10,898
  Management Fees.................................     87,975
  Interest Expense................................    782,075
                                                   -----------
  Total direct operating expenses.................  1,251,493
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $  691,996
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                              Lake Walden Square
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998


1.  Business

    Lake Walden Square (Lake Walden) is located in Plant City, Florida. It consists of approximately 263,000 square feet of gross leasable area and was 92% leased and occupied at December 31, 1998. Approximately 62% of Lake Walden is leased to three tenants representing approximately 55% of base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Lake Walden from an unaffiliated third party (Seller) on behalf of Inland Retail Real Estate Trust, Inc. on May 6, 1998. Inland Retail Real Estate Trust, Inc. will acquire Lake Walden from this affiliate at their cost upon receipt of proceeds from an equity offering.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Lake Walden Square's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Lake Walden Square to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Lake Walden leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Lake Walden Square is reimbursed for common area, real estate, insurance costs and management fees.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $7,627 for the year ended December 31, 1998.

                              Lake Walden Square
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1998 are as follows:

                                Year          Amount
                                ----          ------
                                1999        $ 1,674,258
                                2000          1,623,155
                                2001          1,497,366
                                2002          1,314,614
                                2003          1,131,801
                              Thereafter      9,418,719
                                            -----------
                                            $16,659,913
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Lake Walden. Costs such as depreciation, amortization, professional fees and loan assumption fees are excluded from the Historical Summary.

    The seller provided management services for Lake Walden for an annual fee of 4% of gross revenues (as defined) through May 6, 1998. Subsequent to the sale of Lake Walden to the affiliate (note 1), a new management agreement was executed with an annual management fee of 4.5% of gross revenues (as defined).

    Inland Retail Real Estate Trust, Inc. will assume the outstanding first mortgage debt related to Lake Walden Square of approximately $10,100,000 in connection with the acquisition. The assumed debt, which originated October 30, 1997 and matures on November 1, 2007, has an annual interest rate of 7.63% and requires monthly principal and interest payments.

    In addition, Inland Retail Real Estate Trust, Inc. will assume a second mortgage debt of approximately $800,000 in connection with the acquisition. Within a short time thereafter, the debt will subsequently be paid off by Inland Retail Real Estate Trust, Inc. and accordingly, the related interest expense is excluded from the Historical Summary.

                              Lake Walden Square
       Historical Summary of Gross Income and Direct Operating Expenses
                        Six months ended June 30, 1999
                                  (unaudited)



Gross income:
  Base rental income.............................. $  898,348
  Operating expense and real estate
    tax and insurance recoveries..................    353,489
                                                   -----------
  Total Gross Income..............................  1,251,837
                                                   -----------
Direct operating expenses:
  Operating expenses..............................    228,849
  Management fees.................................     56,333
  Real estate taxes...............................     87,500
  Insurance.......................................      5,449
  Interest Expense................................    430,482
                                                   -----------
  Total direct operating expenses.................    808,613
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $  443,224
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                              Lake Walden Square
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                        Six months ended June 30, 1999
                                  (unaudited)


1.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses for the six months ended June 30, 1999 has been prepared from operating statements provided by the owners of the property during that period and requires management of Lake Walden Square to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

    In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

2. Inland Retail Real Estate Trust, Inc. will assume the outstanding mortgage debt related to Lake Walden Square of approximately $10,100,000 in connection with the acquisition. The assumed debt, which originated October 30, 1997 and matures November 1, 2007, has an annual interest rate of 7.63% and requires monthly principal and interest payments.

    In addition, as part of the acquisition, the Company will assume a second mortgage debt of approximately $800,000 with an interest rate of 10.9%.

                         Independent Auditors' Report


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Merchants Square Shopping Center for the year ended December 31, 1998. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Merchants Square Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Merchants Square Shopping Center for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


                                                        KPMG LLP


Chicago, Illinois
July 2, 1999

                       Merchants Square Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998




Gross income:
  Base rental income.............................. $  582,001
  Operating expense and real estate
    tax recoveries................................    171,468
  Percentage rent.................................        576
  Other income....................................        994
                                                   -----------
  Total Gross Income..............................    755,039
                                                   -----------
Direct operating expenses:
  Operating expenses..............................     68,924
  Real estate taxes...............................     90,572
  Insurance.......................................      9,820
  Management Fees.................................     35,181
  Interest Expense................................     72,305
                                                   -----------
  Total direct operating expenses.................    276,802
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $  478,237
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                       Merchants Square Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998


1.  Business

    Merchants Square Shopping Center (Merchants Square) is located in Zephyrhills, Florida. It consists of 74,850 square feet of gross leasable area and was 100% leased and occupied at December 31, 1998. Approximately 64% of Merchants Square is leased by one major tenant, Kash N' Karry, representing approximately 55% of base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Merchants Square from an unaffiliated third party (Seller) on behalf of Inland Retail Real Estate Trust, Inc. on October 9, 1998. Inland Retail Real Estate Trust, Inc. will acquire Merchants Square from this affiliate at their cost upon receipt of proceeds from equity offering.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Merchants Square's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Merchants Square to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Merchants Square leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Merchants Square is reimbursed for common area, real estate taxes, insurance costs and management fees. Certain of the leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $1,782 for the year ended December 31, 1998.

                       Merchants Square Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1998 are as follows:

                                Year          Amount
                                ----          ------
                                1999        $   564,443
                                2000            536,668
                                2001            500,796
                                2002            481,711
                                2003            418,129
                              Thereafter      3,004,744
                                            -----------
                                            $ 5,506,491
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Merchants Square. Costs such as depreciation, amortization and professional fees are excluded from the Historical Summary.

    The Seller provided management services for Merchants Square for an annual fee ranging from 4% to 6% of gross revenues (as defined) through October 9, 1998. Subsequent to the sale of Merchants Square to the affiliate (note
    1), a new management agreement was executed with an annual management fee of 4.5% of gross revenues (as defined).

    Inland Retail Real Estate Trust, Inc. will assume the outstanding mortgage debt related to Merchant Square of approximately $4,300,000 in connection with the acquisition. The assumed debt which originated October 9, 1998 and matures November 1, 2008, has an annual interest rate of 7.5% payable monthly for the first 12 months which can be adjusted to an annual interest rate of 7.25% subsequently upon payment of scheduled principal payments.

5.  Pro Forma Adjustment (unaudited)

    The interest expense associated with the assumed debt discussed in note 4, would have been approximately $322,500 if the related debt had been in existence since January 1, 1998.

                       Merchants Square Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                        Six months ended June 30, 1999
                                  (unaudited)




Gross income:
  Base rental income.............................. $  297,440
  Operating expense and real estate
    tax and insurance recoveries..................    121,773
                                                   -----------
  Total Gross Income..............................    419,213
                                                   -----------
Direct operating expenses:
  Operating expenses..............................     41,096
  Management Fees.................................     18,265
  Real estate taxes...............................     50,000
  Insurance.......................................      5,150
  Interest Expense................................    160,464
                                                   -----------
  Total direct operating expenses.................    274,975
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $  144,238
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                       Merchants Square Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                        Six months ended June 30, 1999
                                  (unaudited)


1. Basis of Presentation

   The Historical Summary of Gross Income and Direct Operating Expenses for the six months ended June 30, 1999 has been prepared from operating statements provided by the owners of the property during that period and requires management of Merchants Square Shopping Center to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

   In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

2. Inland Retail Real Estate Trust, Inc. will assume the outstanding mortgage debt related to Merchants Square Shopping Center of approximately $4,300,000 in connection with the acquisition. The assumed debt, which originated October 9, 1998 and matures November 1, 2008, has an annual interest rate of 7.5% payable monthly for the first 12 months which can be adjusted to an annual interest rate of 7.25% subsequently upon payment of scheduled principal payments.

                         Independent Auditors' Report


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Town Center Commons for the period from January 1, 1999 through March 31, 1999. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Town Center Common's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Town Center Commons for the period from January 1, 1999 through March 31, 1999, in conformity with generally accepted accounting principles.


                                                        KPMG LLP


Chicago, Illinois
July 2, 1999

                              Town Center Commons
       Historical Summary of Gross Income and Direct Operating Expenses
          For the period from January 1, 1999 through March 31, 1999




Gross income:
  Base rental income.............................. $  185,358
  Operating expense and real estate
    tax recoveries................................     23,771
                                                   -----------
  Total Gross Income..............................    209,129
                                                   -----------
Direct operating expenses:
  Operating expenses..............................     15,522
  Real estate taxes...............................     22,000
  Utilities.......................................      1,053
  Insurance.......................................      2,805
  Management Fees.................................      7,379
                                                   -----------
  Total direct operating expenses.................     48,759
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $  160,370
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                              Town Center Commons
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
          For the period from January 1, 1999 through March 31, 1999


1.  Business

    Town Center Commons (Town Center) is located in Kennesaw, Georgia. It consists of approximately 72,100 square feet of gross leasable area and was 96% leased and occupied at March 31, 1999. Approximately 59% of Town Center is leased to one tenant, J.C. Penney Home Store, representing approximately 63% of base rental income. In addition, Town Center is also anchored by an 80,000 square foot Gaylans which owns the land and building. An affiliate of Inland Retail Real Estate Trust, Inc. purchased Town Center from an unaffiliated third party (Seller) on behalf of Inland Retail Real Estate Trust, Inc. on April 13, 1999. Inland Retail Real Estate Trust, Inc. will acquire Town Center from this affiliate at their cost upon receipt of proceeds from an equity offering.

    Town Center was under development throughout the majority of 1998 with significant property operations commencing January 1, 1999. As such, the period from January 1, 1999 through March 31, 1999 represents the operating results of the property subsequent to development and are expected to approximate future anticipated operations.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Town Center's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Town Center to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Town Center leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Town Center is reimbursed for common area costs, real estate taxes, insurance costs and management fees. Certain of the leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $8,863 for the three months ended March 31, 1999.

                              Town Center Commons
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
          For the period from January 1, 1999 through March 31, 1999


    Minimum rents to be received from tenants under operating leases in effect at March 31, 1999 are as follows:

                                Year          Amount
                                ----          ------
                                1999        $   719,058
                                2000            960,831
                                2001            960,831
                                2002            960,831
                                2003            945,498
                              Thereafter      2,955,083
                                            -----------
                                            $ 7,502,132
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Town Center. Costs such as interest expense, depreciation, amortization and professional fees are excluded from the Historical Summary.

    Town Center is managed pursuant to the terms of a management agreement for an annual fee of 4% to 6% of gross revenues (as defined). Subsequent to the sale of Town Center (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

    As Town Center was under development during 1998, the property is subject to reassessment for real estate taxes. The amount included in the financial statements represents management's best estimate of the 1999 real estate tax liability.

5.  Pro Forma Adjustment (unaudited)

    Inland Retail Real Estate Trust, Inc. will assume the outstanding mortgage debts related to Town Center of approximately $7,600,000 in connection with the acquisition. The assumed debts which originated April 13, 1999 and mature April 13, 2000, have annual interest rates ranging from 175 points over LIBOR (currently 6.7%) to 7%.

    The interest expense associated with the assumed debt would have been approximately $33,000 if the related debt had been in existence since January 1, 1999.

                              Town Center Commons
       Historical Summary of Gross Income and Direct Operating Expenses
                        Six months ended June 30, 1999
                                  (unaudited)




Gross income:
  Base rental income.............................. $  359,529
  Operating expense and real estate
    tax and insurance recoveries..................     91,961
                                                   -----------
  Total Gross Income..............................    451,490
                                                   -----------
Direct operating expenses:
  Operating expenses..............................     37,931
  Management Fees.................................     21,000
  Real estate taxes...............................     41,380
  Insurance.......................................      5,610
  Interest Expense................................    110,833
                                                   -----------
  Total direct operating expenses.................    216,754
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $  234,736
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                              Town Center Commons
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                        Six months ended June 30, 1999
                                  (unaudited)


1. Basis of Presentation

   The Historical Summary of Gross Income and Direct Operating Expenses for the six months ended June 30, 1999 has been prepared from operating statements provided by the owners of the property during that period and requires management of Town Center Commons to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

   In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

2. Inland Retail Real Estate Trust, Inc. will assume the outstanding mortgage debts related to Town Center totaling approximately $7,600,000 in connection with the acquisition. The assumed debts, which originated April 13, 1999, have annual interest rates ranging from 175 basis points over LIBOR (currently 6.7%) to 7%.

                         Independent Auditors' Report


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Boynton Commons Shopping Center for the year ended December 31, 1998. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No.1 to Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Boynton Commons Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Boynton Commons Shopping Center for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


                                                        KPMG LLP


Chicago, Illinois
March 18, 1999

                        Boynton Commons Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998




Gross income:
  Base rental income.............................. $1,637,021
  Operating expense and real estate
    tax recoveries................................    262,713
  Other income....................................        330
                                                   -----------
  Total Gross Income..............................  1,900,064
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    198,598
  Operating expenses..............................     47,748
  Management Fees.................................     49,111
  Insurance.......................................     10,966
  Utilities.......................................     31,304
  Interest Expense................................  1,515,721
                                                   -----------
  Total direct operating expenses.................  1,853,448
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $   46,616
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                        Boynton Commons Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998


1.  Business

    Boynton Commons Shopping Center (Boynton Commons) is located in Boynton Beach, Florida. Phases of the property were open in 1997, however, tenant space was still under construction through October of 1998. It consists of approximately 212,000 square feet of gross leasable area and was 89% leased and occupied at December 31, 1998. Approximately 13% of Boynton Commons is leased to one tenant representing approximately 24% of base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Boynton Commons from an unaffiliated third party (seller) on behalf of Inland Retail Real Estate Trust, Inc. on March 19, 1999. Inland Retail Real Estate Trust, Inc. will acquire Boynton Commons from this affiliate at their cost upon receipt of proceeds from an equity offering.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No.1 to Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Boynton Commons' revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Boynton Commons to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Boynton Commons leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Boynton Commons is reimbursed for common area, real estate taxes and insurance costs. Certain leases contain renewal options at various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $168,760 for the year ended December 31, 1998.

                        Boynton Commons Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1998 are as follows:

                                Year          Amount
                                ----          ------
                                1999        $ 2,546,237
                                2000          2,565,645
                                2001          2,576,560
                                2002          2,585,143
                              Thereafter     38,163,356
                                            -----------
                                            $48,436,941
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Boynton Commons. Costs such as depreciation, amortization and professional fees are excluded from the Historical Summary.

    Boynton Commons is managed by an affiliate of the seller pursuant to the terms of an management agreement for an annual fee of 3% of base rents. Subsequent to the sale of Boynton Commons (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

    Inland Retail Real Estate Trust, Inc. will assume the outstanding debt of approximately $22,000,000 in connection with the acquisition. Approximately $15,000,000 of this debt has a term of seven years and a fixed rate of 7% payable in monthly installments of interest only. The remaining $7,000,000 is payable in monthly installments of interest only at a floating rate and is due in March 2000.

    In connection with the acquisition of Boynton Commons by an Affiliate
    (note 1), the original debt, noted above, was modified. The principal balance was increased to approximately $22,900,000 and the fixed interest rate was increased to 7.21%. The remaining terms were unchanged. Inland Retail Real Estate Trust, Inc. is expected to assume this modified debt in connection with their acquisition. The additional interest expense associated with the modification, which occurred in March 1999, was excluded from the Historical Summary.

                        Boynton Commons Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                        Six months ended June 30, 1999
                                  (unaudited)




Gross income:
  Base rental income.............................. $1,191,020
  Operating expense and real estate
    tax and insurance recoveries..................    358,013
                                                   -----------
  Total Gross Income..............................  1,549,033
                                                   -----------
Direct operating expenses:
  Operating expenses..............................    219,555
  Management Fees.................................     69,706
  Real estate taxes...............................    202,212
  Insurance.......................................     13,000
  Interest Expense................................    782,013
                                                   -----------
  Total direct operating expenses.................  1,286,486
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $  262,547
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                        Boynton Commons Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                        Six months ended June 30, 1999
                                  (unaudited)


1. Basis of Presentation

   The Historical Summary of Gross Income and Direct Operating Expenses for the six months ended June 30, 1999 has been prepared from operating statements provided by the owners of the property during that period and requires management of Boynton Commons Shopping Center to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

   In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

2. As part of the acquisition, the Company assumed the outstanding mortgage debts related to Boynton Commons Shopping Center of approximately $22,900,000. The assumed debts, which were modified March 19, 1999, have annual interest rates of 175 basis points over LIBOR (currently 6.7%) and 7.21%, respectively.

                         Independent Auditors' Report


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Lake Olympia Square for the year ended December 31, 1998. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Lake Olympia Square's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lake Olympia Square for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


                                                        KPMG LLP


Chicago, Illinois
July 2, 1999

                              Lake Olympia Square
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998




Gross income:
  Base rental income.............................. $  811,499
  Operating expense and real estate
    tax recoveries................................    238,369
  Other income....................................      5,567
                                                   -----------
  Total gross income..............................  1,055,435
                                                   -----------
Direct operating expenses:
  Operating expenses..............................    107,963
  Real estate taxes...............................    126,363
  Utilities.......................................     39,554
  Insurance.......................................     22,839
  Management fees.................................     49,979
  Interest expense................................    501,409
                                                   -----------
  Total direct operating expenses.................    848,107
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $  207,328
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                              Lake Olympia Square
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998


1.  Business

    Lake Olympia Square is located in Ocoee, Florida. It consists of approximately 85,800 square feet of gross leasable area and was 95% leased and occupied at December 31, 1998. Approximately 51% of Lake Olympia Square is leased by one major tenant, Winn-Dixie Stores, representing approximately 36% of base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Lake Olympia Square from an unaffiliated third party (the Seller) on behalf of Inland Retail Real Estate Trust, Inc. on June 24, 1998. Inland Retail Real Estate Trust, Inc. will acquire Lake Olympia Square from this Affiliate at their cost upon receipt of proceeds from an equity offering.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No.2 to Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Lake Olympia Square's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Lake Olympia Square to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Lake Olympia Square leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Lake Olympia Square is reimbursed for common area costs, real estate taxes, and insurance costs.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $48,724 for the year ended December 31, 1998.

                              Lake Olympia Square
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1998 are as follows:

                                Year          Amount
                                ----          ------
                                1999        $   828,960
                                2000            800,052
                                2001            719,510
                                2002            605,519
                                2003            605,519
                              Thereafter      4,207,448
                                            -----------
                                            $ 7,767,008
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Lake Olympia Square. Costs such as depreciation, amortization, and professional fees are excluded from the Historical Summary.

    The seller provided management services for Lake Olympia for an annual fee of 5% of gross revenues (as defined) through June 24, 1998. Subsequent to the sale of Lake Olympia to the Affiliate (note 1), a new management agreement was executed with an annual management fee of 4.5% of gross revenues (as defined).

    Inland Retail Real Estate Trust, Inc. will assume the outstanding first mortgage debt related to Lake Olympia of approximately $5,933,000 in connection with the acquisition (note 1). The assumed debt, which originated May 1997 and matures April 2007, has an annual interest rate of 8.25% and requires monthly interest and principal payments.

                              Lake Olympia Square
       Historical Summary of Gross Income and Direct Operating Expenses
                        Six months ended June 30, 1999
                                  (unaudited)




Gross income:
  Base rental income.............................. $  425,560
  Operating expense and real estate
    tax and insurance recoveries..................    133,817
                                                   -----------
  Total gross income..............................    559,377
                                                   -----------
Direct operating expenses:
  Operating expenses..............................     72,277
  Management fees.................................     26,150
  Real estate taxes...............................     67,012
  Insurance.......................................      2,596
  Interest expense................................    244,734
                                                   -----------
  Total direct operating expenses.................    412,769
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $  146,608
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                              Lake Olympia Square
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                        Six months ended June 30, 1999
                                  (unaudited)


1. Basis of Presentation

   The Historical Summary of Gross Income and Direct Operating Expenses for the six months ended June 30, 1999 has been prepared from operating statements provided by the owners of the property during that period and requires management of Lake Olympia Square to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

   In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

2. As part of the acquisition, the Company assumed the outstanding mortgage debt related to Lake Olympia Square of approximately $5,900,000. The assumed debt, which originated June 24, 1998, has an annual interest rate of 8.25% and requires monthly principal and interest payments.

                         Independent Auditors' Report


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Bridgewater Marketplace for the period from January 1, 1999 through June 30, 1999. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Bridgewater Marketplace's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Bridgewater Marketplace for the period from January 1, 1999 through June 30, 1999, in conformity with generally accepted accounting principles.


                                                        KPMG LLP


Chicago, Illinois
August 26, 1999

                            Bridgewater Marketplace
       Historical Summary of Gross Income and Direct Operating Expenses
           For the period from January 1, 1999 through June 30, 1999




Gross income:
  Base rental income.............................. $  200,353
  Operating expense and real estate
    tax recoveries................................     54,048
                                                   -----------
  Total gross income..............................    254,401
                                                   -----------
Direct operating expenses:
  Operating expenses..............................     27,269
  Real estate taxes...............................     35,000
  Insurance.......................................      3,401
  Management fees.................................      9,130
  Interest expense................................    152,635
                                                   -----------
  Total direct operating expenses.................    227,435
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $   26,966
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                            Bridgewater Marketplace
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
           For the period from January 1, 1999 through June 30, 1999


1.  Business

    Bridgewater Marketplace (Bridgewater) is located in Orlando, Florida. It consists of approximately 58,000 square feet of gross leasable area and was 94% leased and 86% occupied at June 30, 1999. Approximately 76% of Bridgewater is leased to one tenant, Winn-Dixie, representing approximately 88% of base rental income. Inland Retail Real Estate Trust, Inc. has signed a sale and purchase agreement for the purchase of Bridgewater from an unaffiliated third-party.

    Bridgewater was under development throughout the majority of 1998 with significant operations commencing January 1, 1999. As such, the period from January 1, 1999 through June 30, 1999 represents the operating results of the property subsequent to development and is representative of future anticipated operations.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Bridgewater's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Bridgewater to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Bridgewater leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Bridgewater is reimbursed for common area costs, real estate taxes, insurance costs and management fees. Certain of the leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $3,697 for the six months ended June 30, 1999.

                            Bridgewater Marketplace
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
           For the period from January 1, 1999 through June 30, 1999


    Minimum rents to be received from tenants under operating leases in effect at June 30, 1999, are as follows:

                                Year          Amount
                                ----          ------
                                1999        $   260,935
                                2000            534,587
                                2001            534,587
                                2002            519,315
                                2003            508,063
                              Thereafter      5,637,199
                                            -----------
                                            $ 7,994,686
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Bridgewater. Costs such as depreciation, amortization, and professional fees are excluded from the Historical Summary.

    Bridgewater is managed pursuant to the terms of a management agreement for an annual fee of 4% of rent collection (as defined). Subsequent to the sale of Bridgewater (note 1), the current management will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

    As Bridgewater was under development during 1998, the property is subject to reassessment for real estate taxes. The amount included in the financial statements represents management's best estimate of the 1999 real estate tax liability.

    Inland Retail Real Estate Trust, Inc. will assume certain outstanding mortgage debt (note 5) related to Bridgewater of approximately $4,450,000 in connection with the acquisition. The assumed debt, which originated February 1998 and matures February 2000, has an annual interest rate of 6.86% and requires interest only payments (note 5).

                            Bridgewater Marketplace
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
           For the period from January 1, 1999 through June 30, 1999


5.  Pro Forma Adjustment (unaudited)

    In connection with the acquisition of Bridgewater by Inland Retail Real Estate Trust, Inc. (note 1), the original debt (note 4) will be modified. The principal balance will be increased to approximately $4,780,000 and the annual interest rate will be based on LIBOR plus 1.75% (6.99% at June 30,
    1999). Approximately $1,792,500 of the $4,780,000 will be due one year from the date of closing and the remainder will be due six years thereafter. The additional interest expense associated with the modification, which will occur at the closing of the acquisition, was excluded from the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Bartow Marketplace for the year ended December 31, 1998. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Bartow Marketplace's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Bartow Marketplace for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


                                                        KPMG LLP


Chicago, Illinois
August 30, 1999

                              Bartow Marketplace
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998




Gross income:
  Base rental income.............................. $2,331,129
  Percentage rental income........................     50,529
  Operating expense and real estate
    tax recoveries................................     59,114
                                                   -----------
  Total gross income..............................  2,440,772
                                                   -----------
Direct operating expenses:
  Operating expenses..............................     22,796
  Real estate taxes...............................     22,408
  Insurance.......................................      2,081
  Utilities.......................................     10,664
                                                   -----------
  Total direct operating expenses.................     57,949
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $2,382,823
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                              Bartow Marketplace
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998


1.  Business

    Bartow Marketplace (Bartow) is located in Bartow County, Georgia. It consists of approximately 375,800 square feet of gross leasable area and was 100% leased and occupied at December 31, 1998. Approximately 90% of Bartow is leased to two tenants representing approximately 81% of base rental income. Inland Retail Real Estate Trust, Inc. has signed a sale and purchase agreement for the purchase of Bartow from an unaffiliated third-party.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Bartow's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Bartow to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Bartow leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Bartow is reimbursed for common area costs, real estate taxes, and insurance costs. Certain of the leases contain renewal options for various periods at various rental rates. Certain of the leases contain additional rental income based on a stated percentage of gross sales over the tenant's annual break point.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $4,431 for the year ended December 31, 1998.

                              Bartow Marketplace
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1998, are as follows:

                                Year          Amount
                                ----          ------
                                1999        $ 2,329,189
                                2000          2,334,265
                                2001          2,152,889
                                2002          2,081,141
                                2003          2,083,304
                              Thereafter     22,835,586
                                            -----------
                                            $33,816,374
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Bartow. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

    Two tenants, leasing approximately 90% of gross leasable area, pay their operating expenses, including real estate taxes, directly. As such, the amounts are excluded from the Historical Summary.

    Bartow is currently managed by the seller and is not charged an annual management fee. Subsequent to the sale of Bartow (note 1), Inland Retail Real Estate Trust, Inc. will execute a management agreement with the tenants in which an annual management fee would be charged. A new management agreement may cause future operating expenses to differ from the amounts reflected in the Historical Summary.

                              Bartow Marketplace
       Historical Summary of Gross Income and Direct Operating Expenses
                        Six months ended June 30, 1999
                                  (unaudited)




Gross income:
  Base rental income.............................. $1,165,741
  Percentage rental income........................     50,576
  Operating expense and real estate
    tax and insurance recoveries..................     25,299
                                                   -----------
  Total gross income..............................  1,241,616
                                                   -----------
Direct operating expenses:
  Operating expenses..............................     15,170
  Management fees.................................     55,873
  Real estate taxes...............................     11,204
  Insurance.......................................        886
                                                   -----------
  Total direct operating expenses.................     83,133
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $1,158,483
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                              Bartow Marketplace
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                        Six months ended June 30, 1999
                                  (unaudited)


1. Basis of Presentation

   The Historical Summary of Gross Income and Direct Operating Expenses for the six months ended June 30, 1999 has been prepared from operating statements provided by the owners of the property during that period and requires management of Bartow Marketplace to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

   In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

                         Independent Auditors' Report


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Countryside Shopping Center for the year ended December 31, 1998. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Countryside Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Countryside Shopping Center for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


                                                        KPMG LLP


Chicago, Illinois
October 15, 1999

                          Countryside Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998




Gross income:
  Base rental income.............................. $  778,507
  Operating expense and real estate
    tax recoveries................................    183,010
  Other income....................................      1,698
                                                   -----------
  Total Gross Income..............................    963,215
                                                   -----------
Direct operating expenses:
  Operating expenses..............................    152,504
  Real estate taxes...............................     67,117
  Insurance.......................................     15,508
  Management fees.................................     31,848
  Utilities.......................................      5,450
  Interest expense................................    336,092
                                                   -----------
  Total direct operating expenses.................    608,519
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $  354,696
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                          Countryside Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998


1.  Business

    Countryside Shopping Center (Countryside) is located in Naples, Florida. It consists of approximately 74,000 square feet of gross leasable area and was 98% leased and occupied at December 31, 1998. Approximately 70% of Countryside is leased to one tenant representing approximately 50% of base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Countryside from an unaffiliated third party (seller) on behalf of Inland Retail Real Estate Trust, Inc. on March 31, 1998. Inland Retail Real Estate Trust, Inc. will acquire Countryside from this affiliate at their cost upon receipt of proceeds from an equity offering.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Countryside's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Countryside to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Countryside leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Countryside is reimbursed for common area costs, real estate taxes, management fees and insurance costs. Certain of the leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $16,900 for the year ended December 31, 1998.

                          Countryside Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1998


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1998, are as follows:

                                Year          Amount
                                ----          ------
                                1999        $   797,855
                                2000            802,466
                                2001            802,466
                                2002            700,625
                                2003            609,485
                              Thereafter      6,181,488
                                            -----------
                                            $ 9,894,385
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Countryside. Costs such as depreciation, amortization and professional fees are excluded from the Historical Summary.

    The seller provided management services to Countryside through March 31, 1998 and did not charge an annual management fee. Subsequent to the sale of Countryside to the affiliate (note 1), a new management agreement was executed with an annual management fee of 4.5% of gross revenues (as defined).

    Inland Retail Real Estate Trust, Inc. will assume the outstanding mortgage debt related to Countryside of approximately $6,720,000 in connection with the acquisition. The assumed debt, which originated March 31, 1998 and matures March 31, 2001, has an annual interest rate of 1.75% over LIBOR (6.8% at December 31, 1998) and requires monthly interest only payments.

5.  Pro Forma Adjustment (unaudited)

    The interest expense associated with the assumed debt discussed in note 4, would have been approximately $480,000 if the related debt had been in existence since January 1, 1998.

                          Countryside Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                        Six months ended June 30, 1999
                                  (unaudited)




Gross income:
  Base rental income.............................. $  386,517
  Operating expense and real estate
    tax and insurance recoveries..................    109,781
                                                   -----------
  Total gross income..............................    496,298
                                                   -----------
Direct operating expenses:
  Operating expenses..............................     80,800
  Management fees.................................     24,055
  Real estate taxes...............................     36,000
  Insurance.......................................     18,000
  Interest expense................................    239,568
                                                   -----------
  Total direct operating expenses.................    398,423
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $   97,875
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                          Countryside Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                        Six months ended June 30, 1999
                                  (unaudited)


1. Basis of Presentation

   The Historical Summary of Gross Income and Direct Operating Expenses for the six months ended June 30, 1999 has been prepared from operating statements provided by the owners of the property during that period and requires management of Countryside Shopping Center to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

   In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

2. Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Countryside Shopping Center of approximately $6,720,000 in connection with the acquisition. The assumed debt, which originated March 31, 1998, has an annual interest rate of 175 basis points over LIBOR (currently 7.13%).

                                                                   APPENDIX A
                           PRIOR PERFORMANCE TABLES

     The following prior performance tables contain information concerning public real estate limited partnerships sponsored by Affiliates of the Advisor (collectively, the "Partnerships" or the "Programs", and individually. the "Partnership" or the "Program"). This information has been summarized, in part, in narrative form in this Supplement under "Prior Performance of Our
Affiliates." The purpose of the tables is to provide information on the performance of those partnerships in evaluating the experience of the Affiliates of the Advisor as sponsors of such programs. However, the inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our Shares will experience returns comparable to those experienced in the programs referred to in these tables. Persons who purchase our Shares in the Company will not thereby acquire any ownership in any of the partnerships to which these tables relate. The tables consist of:

    Table I    Experience in Raising and Investing Funds

    Table II   Compensation to IREIC and Affiliates

    Table III  Operating Results of Prior Programs

    Table IV   Results of Completed Programs

    Table V    Sales or Disposals of Properties

    Table VI   Acquisition of Properties by Programs*

  * Prospective investors in Inland Retail Real Estate Trust, Inc. may obtain copies of Table VI by contacting the Advisor.

    Table VI is included in Part II of the Registration Statement filed with the SEC of which this Supplement is a part. Upon written request to us or the Advisor, any prospective investor may obtain, without charge, a copy of Table
VI. See also "Additional Information" for information on examining at, or obtaining copies from, offices of the SEC.

    Upon written request, any potential investor may obtain, without charge, the most recent Annual Report on Form 10-K filed with the SEC by any public program sponsored by any of the Inland Affiliated Companies which has reported to the SEC within the last 24 months. Copies of any exhibits to such Annual Reports shall be provided, upon request, for a reasonable fee.

    Except with respect to Inland Land Appreciation Fund, L.P., Inland Land Appreciation Fund II, L.P., and Inland Capital Fund, L.P., the partnerships presented in the tables are public real estate limited partnership formed primarily to acquire, operate and sell existing residential and commercial real properties. Generally, the investment objectives of those partnerships were as follows:

    (1)  Capital appreciation; and
    (2)  Cash distributions for limited partners.

    Our investment objectives are to: (i) provide regular Distributions to Stockholders in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 95% of our taxable income, pursuant to the REIT Requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase Distributions and provide capital appreciation; and (iii) preserve Stockholders' capital.

                                    TABLE I

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

    Table I presents information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation ("IREIC"), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior partnerships where the offering closed in the three years prior to December 31, 1998. The Table particularly focuses upon the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

                 EXPERIENCE IN RAISING AND INVESTING FUNDS (A)
                                (000's omitted)

                                            Inland Real Estate
                                               Corporation
                                           --------------------
                                                1 Program
                                           --------------------
Dollar amount offered (B)................. $ 647,000
Dollar amount raised......................   539,331    100.00%
Less offering expenses:
  Syndication fees (C)....................    51,109      9.48
  Other fees (D)..........................     6,427      1.19
  Organizational fees.....................        37      0.00
Reserves (E)..............................     2,815      0.00
                                           ---------- ---------
Available for investment.................. $ 478,943     89.33%
                                           ========== =========

Acquisition costs:
  Cash down payments (F).................. $ 644,632
  Other cash expenditures capitalized.....     2,578
                                           ----------
    Total acquisition costs............... $ 647,210
                                           ==========

Percent leverage (G)......................               44.65%
Date offerings commenced..................                (H)
Length of offering........................                (H)
Months to invest 90% of amount available
  for investment (measured from beginning
  of offering)............................                (H)

                 EXPERIENCE IN RAISING AND INVESTING FUNDS (A)
                                (000's omitted)

                               NOTES TO TABLE I


  (A) The figures in this table are cumulative and are as of December 31, 1998. The dollar amount raised represents the cash proceeds collected by the program. The Table reflects payments made or to be made from investor capital contributions upon receipt. The Table reflects experience for Inland Real Estate Corporation ("IREC") , a REIT which closed in 1998.

  (B) Does  not  reflect  Shares   offered  for  distribution  to  Stockholders
      participating in the IREC's distribution reinvestment program.

  (C) Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of Shares. All of these syndication fees were utilized to pay commissions and expenses of the offerings.

  (D) Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs.

  (E) Generally, a working capital reserve is established to fund, among other things, anticipated future cash flow deficits.

  (F) Cash down payments include amounts paid at closing and projected amounts to be paid from working capital reserves at mortgage balloon dates. Actual amounts paid at the balloon dates will depend upon the operating results of the partnerships.

  (G) Represents mortgage financing at December 31, 1998 divided by the total acquisition costs including such mortgage financing.

  (H) On October 14, 1994, the program commenced an initial public offering, on a best effort basis, ("Initial Offering") of 5,000,000 shares of common stock ("Shares") at $10.00 per share. On July 24, 1996, the program commenced an offering of an additional 10,000,000 Shares at $10.00 per Share, on a best efforts basis, (the "Second Offering"). On July 14, 1997, the program commenced an offering of an additional 20,000,000
      Shares at $10.00 per Share, on a best efforts basis, (the "Third Offering"). On April 7, 1998, the program commenced an offering of an additional 27,000,000 Shares at $11.00 per Share, on a best efforts basis, (the "Fourth Offering"). In order to maximize flexibility in evaluating strategic alternatives, the program's board of directors decided to terminate the Fourth Offering on December 31, 1998. As of December 31, 1998, the program had received subscriptions for a total of 16,642,397 Shares in the Fourth Offering. As of December 31, 1998, substantially all proceeds available for investment from the offerings were invested in real properties.

                                   TABLE II

                   COMPENSATION TO IREIC AND AFFILIATES (A)

    Table II summarizes the amount and type of compensation paid to IREIC and its Affiliates in connection with the prior partnerships and program.

    Some partnerships acquired their properties from Affiliates of the Advisor which had purchased such properties from unaffiliated third parties.

                                   TABLE II

                   COMPENSATION TO IREIC AND AFFILIATES (A)
                                (000's omitted)

                                                                   Inland
                                                     Public      Real Estate
                                                    Programs     Corporation
                                                 -------------   ------------
                                                  6 Programs      1 Program
                                                 -------------   ------------
Date offering commenced.........................        -           10/14/94
Dollar amount raised............................ $   172,241     $   539,331
                                                 =============   ============

Amounts paid or payable to general partner or
  affiliates from proceeds of offerings:
    Selling commissions and underwriting fees... $     5,885(B)       49,619(C)
    Other offering expenses (D).................       2,310           1,490
    Acquisition cost and expense ...............      10,088(E)          661
                                                 =============   ============

Dollar amount of cash available (deficiency)
  from operations before deducting (adding)
  payments to (from) general partner or
  affiliates (F)................................ $    16,025
                                                 =============

Amounts paid to (received from) general partner
  or affiliates related to operations:
    Property management fees (G)................ $       845           4,129
    Partnership subsidies received..............           0               0
    Accounting services.........................         228             115
    Data processing service.....................         158             138
    Legal services..............................         239              14
    Mortgage servicing fees.....................           0             130
    Mortgage interest expense...................           0             206
    Acquisition costs expensed..................           0             431
    Other administrative services...............         855             220
    Property upgrades...........................         848               0
    Property operating expenses.................           0               0

Dollar amount of property sales and refinancings
  before payments to general partner and
  affiliates (H):
    Cash........................................ $    15,529               0
    Equity in notes and undistributed sales
      proceeds..................................       5,960               0

Dollar amounts paid or payable to general partner
  or affiliates from sales and refinancings (I):
    Sales commissions........................... $       267               0
    Property upgrade............................           8               0
    Mortgage brokerage fee......................           0               0
    Participation in cash distributions.........           0               0

                     COMPENSATION TO IREIC AND AFFILIATES
                                (000's omitted)

                               NOTES TO TABLE II

  (A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 1998 and the figures relating to cash available from operations are for the three years ending December 31, 1998. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

  (B) The total amount of  selling  commissions  paid  to an affiliate includes
      approximately  $2,712,000,  which  was  in   turn  paid  to  third  party
      soliciting dealers.

  (C) The total amount of selling commissions paid to an affiliate includes approximately $42,236,000, which was in turn paid to third party soliciting dealers.

  (D) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

  (E) Represents initial cash down payments and future principal payments and prepaid items and fees paid to IREIC and its affiliates in connection with the acquisition of properties less amounts paid to unaffiliated third parties to acquire such properties. Cash down payments include amounts received at closing.

                                                     Public
                                                    Programs
                                                 -------------
                                                  6 Programs
                                                 -------------
         Acquisition fees....................... $     9,975
         Reimbursement (at cost) for upgrades
           and acquisition due diligence........         113
         Partnership down payments..............      38,745
         Inland down payments...................     (38,745)
                                                 -------------
         Acquisition cost and expense........... $    10,088
                                                 =============

  (F) See Note (B) to Table III.

                     COMPENSATION TO IREIC AND AFFILIATES
                                (000's omitted)

                               NOTES TO TABLE II

  (G) An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded 4.5% of the gross receipts from the properties managed. With respect to Inland Capital Fund, L.P., Inland Land Appreciation Fund II, L.P. and Inland Land Appreciation Fund, L.P., IREIC receives an annual asset management fee equal to one-quarter of 1% of the original cost to the partnership of undeveloped land, limited to a cumulative total over the life of the partnership of 2% of the land's original cost to the partnership.

  (H) See  Table  V  and  Notes   thereto  regarding  sales  and  disposals  of
      properties.

  (I) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III presents operating results for programs, the offerings of which closed during each of the five years ended prior to December 31, 1998. The operating results consist of:

      --The components of taxable income (loss);
      --Taxable income or loss from operations and property sales;
      --Cash available and source, before and after cash distributions to investors; and
      --Tax and distribution data per $1,000 invested.

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS
       (000's omitted, except for amounts presented per $1,000 invested)



                                   Inland Real Estate Corporation
                               --------------------------------------
                                 1998      1997      1996      1995
                               --------  --------  --------  --------
Gross revenues................ $ 73,302    29,422     6,328     1,180
Profit on sale of properties..        0         0         0         0

Less:
  Operating expenses..........   21,017     8,863     1,873       327
  Interest expense............   13,422     5,655       597       164
  Program expenses............    3,114     1,576       449        22
  Depreciation & amortization.   11,663     4,681       957       170
                               --------- --------- --------- ---------
Net income (loss)-GAAP basis.. $ 24,086     8,647     2,452       497
                               ========= ========= ========= =========

Taxable income (loss) (A):

Total from operations.........        0         0         0         0
From gain on sale.............        0         0         0         0
                               ========= ========= ========= =========

Cash available (deficiency)
  from operations (B).........   40,002    15,218     5,180       978
Cash available from sales (C).        0         0         0         0
Cash (deficiency) from
  Financings..................  166,352    43,926    25,670         0
Total cash available before    --------- --------- --------- ---------
  distributions and special
  items.......................  206,354    59,144    30,850       978

                      OPERATING RESULTS OF PRIOR PROGRAMS
       (000's omitted, except for amounts presented per $1,000 invested)


                                   Inland Real Estate Corporation
                               --------------------------------------
                                 1998      1997      1996      1995
                               --------  --------  --------  --------
Less distributions to investors:
  From operations.............   33,297    11,899     3,286       607
  From sales and refinancings.        0         0         0         0
  From return of capital......        0         0         0         0
  From supplemental capital
  contribution (return on
  capital)....................        0         0         0         0

Less distributions to general
  partner:
  From operations.............        0         0         0         0
  From sales and refinancings.        0         0         0         0
Cash available after           --------- --------- --------- ---------
  distributions before
  special items...............  173,057    47,245    27,564       371

Special items:
  Advances (repayments) from
    (to) general partner or
    affiliates................        0         0         0         0
  Repurchase of shares (D)....   (1,317)     (421)      (30)      (27)
  Use of partnership reserves.        0         0         0         0
  Use of cash available for
    offering purposes.........        0         0         0         0
Cash available after           --------- --------- --------- ---------
  distributions and special
  items....................... $171,740    46,824    27,534       344
                               ========= ========= ========= =========

Tax data per $1,000 invested (A):

  Federal income tax results:
  Ordinary income (loss):
    From operations...........        0         0         0         0
    From recapture............        0         0         0         0
    Capital gain..............        0         0         0         0

                      OPERATING RESULTS OF PRIOR PROGRAMS
       (000's omitted, except for amounts presented per $1,000 invested)



                                   Inland Real Estate Corporation
                               --------------------------------------
                                 1998      1997      1996      1995
                               --------  --------  --------  --------
Distribution date per $1,000 invested:

Cash distributions to investors:
  Source (on GAAP basis):
    Investment income.........       88        86        82        78
    Return of capital.........        0         0         0         0
    Supplemental capital
     contributions (return on
     capital).................        0         0         0         0
  Source (on cash basis):
    Sales.....................        0         0         0         0
    Refinancings..............        0         0         0         0
    Operations (E)............       88        86        82        78
    Return of capital.........        0         0         0         0
    Supplemental capital
     contributions (return on
     capital).................        0         0         0         0

Percent of properties remaining
  unsold (F).................. 100.00%
                               ========

                      OPERATING RESULTS OF PRIOR PROGRAMS
                               (000's included)

                              NOTES TO TABLE III

  (A) The Program qualified as a real estate investment trust ("REIT") under the Code for federal income tax purposes commencing with the tax year ending December 31, 1995. Since the Program qualified for taxation as a REIT, the Program generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Program fails to qualify as a REIT in any taxable year, the Program will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Program qualifies for taxation as a REIT, the Program may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

  (B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the partnerships, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the partnerships from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:


                                   Inland Real Estate Corporation
                               --------------------------------------
                                 1998      1997      1996      1995
Net cash provided by operating --------  --------  --------  --------
  activities per the Form 10-K
  annual report or 10-Q
  quarterly report............ $ 42,775    15,924     5,530       978
Principal payments on
  long-term debt..............      (74)      (67)        -         -
Payments for deferred loan
  fees........................   (2,702)     (639)     (350)        -
                               --------- --------- --------- ---------
                               $ 40,002    15,218     5,180       978
                               ========= ========= ========= =========

  (C) See  Table  V  and  Notes   thereto  regarding  sales  and  disposals  of
      properties.

                      OPERATING RESULTS OF PRIOR PROGRAMS
                               (000's included)

                              NOTES TO TABLE III


  (D) The  program  established  a   unit  repurchase  program  which  provides
      liquidity to investors.   These  funds  were  utilized  by the program to
      repurchase units, pursuant to the terms of the related prospectus.

  (E) Distributions by the IREC to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder's basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These Distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the Distribution until the sale of the stockholder's shares.


                                 1998      1997      1996      1995
% of Distribution representing:--------  --------  --------  --------
  Ordinary income.............   76.22     74.19     83.50     94.24
  Return of Capital...........   23.78     25.81     16.50      5.76
                               --------  --------  --------  --------
                                100.00    100.00    100.00    100.00


  (F) Percent  of  properties   remaining   unsold  represents  original  total
      acquisition costs of properties retained divided by original total acquisition cost of all properties in the program, plus the total of uninvested offering proceeds (if any).

                                   TABLE IV

                         RESULTS OF COMPLETED PROGRAMS

       (000's omitted, except for amounts presented per $1,000 invested)


    Table IV is a summary of operating and disposition results of prior public partnerships sponsored by Affiliates of the Advisor, which during the five years ended prior to December 31, 1998 have sold their properties and either hold notes with respect to such sales or have liquidated. One public partnership, Inland Real Estate Growth Fund, L.P., has disposed of all its properties during the five years ended prior to December 31, 1998.


                                        Inland Real Estate
      Program Name                      Growth Fund, L.P.
---------------------------------      --------------------
Dollar amount raised..................         9,465
Number of properties purchased........             2
Date of closing of offering...........      08/21/87
Date property sold....................       Various

Tax and distribution data per
  $1,000 invested (A):
  Federal income tax results:
    Ordinary income (loss):
      Operations......................        (1,245)
      Recapture.......................             0
      Capital Gain....................         1,537

    Deferred Gain:
      Capital.........................             0
      Ordinary........................             0

    Cash distributions to investors
      (cash basis):
      Sales...........................         1,093
      Operations......................           196




                               NOTES TO TABLE IV


  (A) Data per $1,000 invested is presented as of December 31, 1998. See Table V and Notes thereto regarding sales and disposals of properties.

                                    TABLE V

                       SALES OR DISPOSALS OF PROPERTIES


    Table V presents information on the results of the sale or disposals of public partnership properties during the three years ended prior to December 31, 1998. Since January 1, 1996, partnerships sponsored by Affiliates of the Advisor had 27 sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

      --Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

      --Cash invested in properties;

      --Cash flow (deficiency) generated by the property;

      --Taxable gain (ordinary and total); and

      --Terms of notes received at sale.

                                                  TABLE V (Continued)

                                          SALES OR DISPOSALS OF PROPERTIES (A)
                                                    (000's omitted)
                                                          Selling Price, net of closing costs
                                                             Cash     Selling
                                                          Received, Commissions             Secured
                                                           net of     paid or    Mortgage    Notes       Net
                                       Date     Date of    Closing  payable to   at Time   Received    Selling
                                     Acquired     Sale     Costs(B)   Inland     of Sale   at Sale(C)   Price
Land II 5.538 Acres of Parcel #22... 10/30/92   01/05/96       154         0           0         0         154
Land I 4.629 Acres of Parcel #24.... 05/23/90   04/01/96        53         0           0         0          53
Land II .87 Acres of Parcel #8...... 06/14/91   04/03/96        10         0           0         0          10
Land I 3.52 Acres of Parcel #1...... 01/19/89   12/24/96       501         0           0         0         501
Land I 10.53 Acres of Parcel #15.... 01/03/90    Var 96        533         0           0         0         533
Land II 8.25 Acres of Parcel #23.... 10/30/92    Var 96      1,527         0           0         0       1,527
Monthly Income Fund I-
  Yorkville Living Center, Lot #11.. 01/29/88   09/12/97        40         0           0         0          40
Land I 2.081 Acres of Parcel #13.... 11/07/89   09/18/97        26         0           0         0          26
Land I 81.216 Acres of Parcel #1.... 01/19/89    Var 97         31         0      (3,580)(G) 2,170(F)    5,781
Land I 5.468 Acres of Parcel #15.... 01/03/90    Var 97        491         0           0         0         491
Land II 12.6506 Acres of Parcel #7.. 04/22/91    Var 97      1,133         0           0         0       1,027
Land II 2.61 Acres of Parcel #23.... 10/30/92    Var 97        477         0           0         0         477
Capital Fund 8.6806 Ac. of Parcel #2 11/09/93    Var 97        686         0           0         0         686
Capital Fund 2.305 Ac. of Parcel #4. 03/30/94    Var 97        642         0           0         0         642
Land I Lots of Parcel #15........... 01/03/90    Var 98        645         0           0     1,968       2,613
Land I Lots of Parcel #21........... 03/08/90    Var 98        650         0        (450)    2,449       3,549
Land I 30 Acres of Parcel #16....... 01/29/90    Var 98         61         0           0     1,362       1,423
Land II Parcel #15.................. 09/04/91    Var 98         (6)        0           0     2,750       2,744
Land II Lots Parcel #23............. 10/30/92    Var 98      2,142         0           0         0       2,142
Land II Lots Parcel #7.............. 04/22/91    Var 98      1,402         0           0         0       1,402
Capital Fund Easement Parcel #5..... 04/01/94    Var 98         63         0           0         0          63
Capital Fund Lots Parcel #2......... 11/09/93    Var 98        143         0           0         0         143
Capital Fund Lots Parcel #6......... 05/11/94    Var 98        109         0           0     1,125       1,234
Capital Fund Lots Parcel #13........ 10/06/94    Var 98      1,290         0           0         0       1,290
Capital Fund Lots Parcel #4......... 03/30/94    Var 98        681         0           0         0         681
Capital Fund Lots Parcel #18........ 11/02/95    Var 98      1,410         0           0         0       1,410
Growth Fund I - Scottsdale Sierra... 12/31/85   05/06/98     7,255         0        (375)        0       7,630




                                                  TABLE V (Continued)

                                          SALES OR DISPOSALS OF PROPERTIES (A)
                                                    (000's omitted)
                                    Cost of Properties including closing
                                     costs and other cash expenditures
                                     Original  Partnership
                                     Mortgage    Capital
                                     Financing  Invested(D)        Total
Land II 5.538 Acres of Parcel #22...      0          60          60
Land I 4.629 Acres of Parcel #24....      0          23          23
Land II .87 Acres of Parcel #8......      0          10          10
Land I 3.52 Acres of Parcel #1......      0         281         281
Land I 10.53 Acres of Parcel #15....      0         265         265
Land II 8.25 Acres of Parcel #23....      0       1,104       1,104
Monthly Income Fund I-
  Yorkville Living Center, Lot #11..      0          25          25
Land I 2.081 Acres of Parcel #13....      0           6           6
Land I 81.216 Acres of Parcel #1....      0       5,668       5,668
Land I 5.468 Acres of Parcel #15....      0         173         173
Land II 12.6506 Acres of Parcel #7..      0         746         746
Land II 2.61 Acres of Parcel #23....      0         352         352
Capital Fund 8.6806 Ac. of Parcel #2      0         255         255
Capital Fund 2.305 Ac. of Parcel #4.      0          70          70
Land I Lots of Parcel #15...........      0       2,366       2,366
Land I Lots of Parcel #21...........      0       2,358       2,358
Land I 30 Acres of Parcel #16.......      0         816         816
Land II Parcel #15..................      0       1,043       1,043
Land II Lots Parcel #23.............      0       1,455       1,455
Land II Lots Parcel #7..............      0         997         997
Capital Fund Easement Parcel #5.....      0           7           7
Capital Fund Lots Parcel #2.........      0          58          58
Capital Fund Lots Parcel #6.........      0       1,215       1,215
Capital Fund Lots Parcel #13........      0       1,147       1,147
Capital Fund Lots Parcel #4.........      0         121         121
Capital Fund Lots Parcel #18........      0       1,062       1,062
Growth Fund I - Scottsdale Sierra...  3,283       3,755       7,038







                                     A-18


                                                                          TABLE V (Continued)

                                                                 SALES OR DISPOSALS OF PROPERTIES (A)
                                                                            (000's omitted)

                                          Excess
                                        (deficiency)
                                         of property
                                          operating      Amount of
                                            cash         subsidies        Total
                                          receipts      included in      Taxable       Ordinary
                                         over cash       operating        Gain          Income        Capital
                                        expenditures(E) cash receipts   from Sale      from Sale        Gain
Land II 5.538 Acres of Parcel #22...               0             0             94              0           94
Land I 4.629 Acres of Parcel #24....               0             0             30              0           30
Land II .87 Acres of Parcel #8......               0             0              0              0            0
Land I 3.52 Acres of Parcel #1......               0             0            220              0          220
Land I 10.53 Acres of Parcel #15....               0             0            268              0          268
Land II 8.25 Acres of Parcel #23....               0             0            423              0          423
Monthly Income Fund I-
  Yorkville Living Center, Lot #11..             (23)            0             15              0           15
Land I 2.081 Acres of Parcel #13....               0             0             20              0           20
Land I 81.216 Acres of Parcel #1....               0             0           (193)             0         (193)
Land I 5.468 Acres of Parcel #15....               0             0            309              0          309
Land II 12.6506 Acres of Parcel #7..               0             0            387              0          387
Land II 2.61 Acres of Parcel #23....               0             0            125              0          125
Capital Fund 8.6806 Ac. of Parcel #2               0             0            431              0          431
Capital Fund 2.305 Ac. of Parcel #4.               0             0            572              0          572
Land I Lots of Parcel #15...........               0             0             71              0           71
Land I Lots of Parcel #21...........               0             0            742              0          742
Land I 30 Acres of Parcel #16.......               0             0          1,058              0        1,058
Land II Parcel #15..................               0             0          1,701              0        1,701
Land II Lots Parcel #23.............               0             0            521              0          521
Land II Lots Parcel #7..............               0             0            297              0          297
Capital Fund Easement Parcel #5.....               0             0             57              0           57
Capital Fund Lots Parcel #2.........               0             0             78              0           78
Capital Fund Lots Parcel #6.........               0             0             11              0           11
Capital Fund Lots Parcel #13........               0             0            144              0          144
Capital Fund Lots Parcel #4.........               0             0            561              0          561
Capital Fund Lots Parcel #18........               0             0            348              0          348
Growth Fund I - Scottsdale Sierra...             822             0          4,356              0        4,356






                             TABLE V - (Continued)

                       SALES OR DISPOSALS OF PROPERTIES
                                (000's omitted)

                               NOTES TO TABLE V


  (A) The table includes all sales of properties by the partnerships during the three years ended December 31, 1997. All sales have been made to parties unaffiliated with the partnership.

  (B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

  (C) The stated principal amount  of  the  notes  is  shown in the table under
      "Secured Notes Received at Sale."   All sales with notes received at sale
      are being reported for tax purposes on the installment basis.

  (D) Amounts represent the dollar amount raised from the offerings of limited partnership units, less sales commissions and other offering expenses.

  (E) Represents  "Cash  Available   (Deficiency)  from  Operations  (including
      subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

  (F) As a result of the sale of the remaining approximately 81 acres of Parcel 1 on December 29, 1997, the Partnership received mortgage loans receivable totaling $2,170,089, of which $575,000 accrued interest at 9% per annum and had a maturity date of July 1, 1998 and was paid in full. The remaining $1,595,089 accrues interest at 9% per annum and has a maturity date of December 30, 2000.

  (G) As a result of the sale of the remaining approximately 81 acres of Parcel 1 on December 29, 1997, the buyer assumed the current mortgage note held by the Partnership which had a balance of $3,325,515 at that time.




















                                     A-20